U.S. SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549

                       FORM SB-2

   REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     HUDSON VENTURES INC.
               ---------------------------
   (Exact name of Registrant as specified in its charter)

  NEVADA                   1040                  APPLIED FOR
- ------------    -------------------------    -------------------
(State or other    Standard Industrial          (IRS Employer
jurisdiction of    Classification                Identification
incorporation or                                 Number)
organization)

DANA NEILL UPTON
444 EAST COLUMBIA STREET
NEW WESTMINSTER,
BRITISH COLUMBIA, CANADA                         V3L 3W9
- ------------------------                       -------
(Name and address of principal                 (Zip Code)
executive offices)

Registrant's telephone number,
including area code:                           (604)506-8301
                                         Fax:  (604)519-1681
                                               --------------
Approximate date of
commencement of proposed
sale to the public:                        as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.                                                          |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                      |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                      |__|

If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following.                                          |__|





                CALCULATION OF REGISTRATION FEE
- ----------------------------------------------------------------------
TITLE OF EACH                       PROPOSED      PROPOSED
CLASS OF                            MAXIMUM       MAXIMUM
SECURITIES                          OFFERING      AGGREGATE     AMOUNT OF
TO BE            AMOUNT TO BE       PRICE PER     OFFERING      REGISTRATION
REGISTERED       REGISTERED         SHARE (1)     PRICE (2)      FEE (2)
- ----------------------------------------------------------------------
Common Stock     1,587,000 shares     $0.50       $793,500.00    $73.00
- ----------------------------------------------------------------------
(1) Based on the last sales price on July 8, 2002
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH
DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                      Agent for Service of Process:
                      Nevada Agency and Trust
                      50 Liberty Street Suite 880
                      Reno Nevada, USA 89501



          SUBJECT TO COMPLETION, Dated August 28, 2002



























                           PROSPECTUS
                           HUDSON VENTURES INC.
                           1,587,000 SHARES
                           COMMON STOCK
                          ----------------
The selling shareholders named in this prospectus are offering all of our shares of common stock offered through this prospectus.
Hudson Ventures Inc. will not receive any proceeds from this offering.

Our common stock is presently not traded on any market or securities exchange.
                         ----------------
The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 5 - 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                         ----------------

         The Date Of This Prospectus Is: August 28,2002

                              Table Of Contents
                                                               PAGE
Summary .......................................................  5
Risk Factors ..................................................  6
Risks Related To Our Financial Condition and Business Model
- -----------------------------------------------------------
  -  If we do not obtain additional financing, our business
     will fail ................................................  6
  -  If we do not complete the required option payments and
     capital expenditure requirements mandated in our option,
     we will lose our interests in the Wheaton River Property and
     McConnell River Property our business may fail .............6
  -  Because we have not commenced business operations, we face a high risk of business failure ..........................  6
  - Because of the speculative nature of exploration of mining properties, there is substantial risk that this business will fail ................................................  6
  - Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business .......................  7
  -  Even if we discover commercial reserves of precious metals on our optioned mineral properties, we may not be able to
     successfully obtain commercial production ................  7
  -  We need to continue as a going concern if our business is to succeed ...............................................  7
Risks Related To Our Market And Strategy
- ----------------------------------------
  -  If we do not obtain clear title to the mining properties, our business may fail ....................................  7
Risks Related To Legal Uncertainty
- ----------------------------------
  -  If we become subject to burdensome government regulation or other legal uncertainties, our business will be
     negatively effected ......................................  7
Risks Related To This Offering
- ------------------------------
  -  Because our Directors, own 49.6% of our
     outstanding stock, they will control and make corporate decisions that may be disadvantageous to other minority stockholders .............................................  8
  -  Because our president has other business interests,
     he may not be able or willing to devote a sufficient
     amount of time to our business operations, causing our
     business to fail .........................................  8
  - Because management has only limited experience in mineral exploration, the business has a higher risk of failure ... 8
  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares ..........  8
  -  If a market for our common stock develops, our stock
     price may be volatile ....................................  9
  -  If the selling shareholders sell a large number of
     shares all at once or in blocks, the market price of our
     shares would most likely decline .........................  9
  -  A purchaser is purchasing penny stock which limits the
     sell the ability to stock ................................  9
Use of Proceeds ............................................... 10
Determination of Offering Price ............................... 10
Dilution ...................................................... 10
Selling Shareholders .......................................... 10
Plan of Distribution .......................................... 13
Legal Proceedings ............................................. 15
Directors, Executive Officers, Promoters and Control Persons .. 16 Security Ownership of Certain Beneficial Owners and Management 17
Description of Securities ..................................... 18
Interest of Named Experts and Counsel ......................... 19
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities .................................... 19
Organization Within Last Five Years ........................... 20
Description of Business ....................................... 20
Plan of Operations ............................................ 25
Description of Property ....................................... 26
Certain Relationships and Related Transactions ................ 27
Market for Common Equity and Related Stockholder Matters ...... 27
Executive Compensation ........................................ 28
Financial Statements .......................................... 30
Changes in and Disagreements with Accountants ................. 31
Available Information ......................................... 31

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.









                            Summary
Hudson Ventures Inc.

We are in the business of mineral exploration; yet to date, we have not conducted any exploration activities. We have obtained an option to acquire a 90% interest in two mineral claims located in the Whitehorse and Watson Lake Mining Districts, Yukon Territory, Canada. We refer to these mineral claims as the Wheaton River Property and the McConnell River Property. These options are exercisable by us completing further cash payments to the optionor and by completing minimum required exploration expenditures on the Wheaton River and McConnell River Properties.

Our objective is to conduct mineral exploration activities on the Wheaton River Property and the McConnell River Property in order to assess whether these claims possess commercially exploitable reserves of gold and or silver. We have not, as yet, identified any commercially exploitable reserves. Our proposed exploration program is designed to search for commercially exploitable deposits.

We were incorporated on November 30, 2001 under the laws of the state of Nevada. Our principal offices are located at 444 East Columbia Street, New Westminster, British Columbia, Canada.

The Offering

Securities Being Offered     Up to 1,587,000 shares of common stock.
                             The offering price will be determined by market factors and the independent decisions of the selling shareholders.

Offering Price               We will not determine the offering price.
                             The offering price will be determined by market factors and the independent decisions of the selling shareholders.

Terms of the Offering        The selling shareholders will determine
                             when and how they will sell the common
                             stock offered in this prospectus.

Termination of the Offering  The offering will conclude when all of the
                             1,587,000 shares of common stock have been
                             sold, the shares no longer need to be
                             registered to be sold or we decide to
                             terminate the registration of shares.
Securities Issued
And to be Issued             3,087,000 shares of our common stock are
                             issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds              We will not receive any proceeds from the
                             sale of the common stock by the selling
                             shareholders.





                          Risk Factors

An investment in our common stock involves a high degree of risk.
You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

     Risks Related To Our Financial Condition And Business Model

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete the exploration of the optioned mineral claims, and therefore we will need to obtain additional financing in order to complete our business plan. As of July 31, 2002, we had cash in the amount of $28,181.00. We currently do not have any operations and we have no income. Our business plan calls for significant expenses in connection with the exploration of our optioned mineral claims. While we have sufficient funds to carry out phase one of the recommended exploration program on the Wheaton River Property, we will require additional financing in order to complete the
full-recommended exploration program.   We will also require additional
financing if the costs of the exploration of our optioned mineral claims are greater than anticipated. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market prices for gold and silver, investor acceptance of our property, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be the offering by us of an interest in our properties to be earned by another party or parties carrying out further exploration thereof, which is not presently contemplated.

IF WE DO NOT COMPLETE THE REQUIRED OPTION PAYMENTS AND CAPITAL EXPENDITURE REQUIREMENTS MANDATED IN OUR OPTION AGREEMENT, WE WILL LOOSE OUR INTEREST IN THE WHEATON RIVER PROPERTY AND MCCONNELL RIVER PROPERTY AND OUR BUSINESS WILL FAIL.

We are obligated to make additional option payments and incur exploration expenditures on the optioned mineral claims in order to exercise the option and obtain a 90% interest in the Wheaton River Property and the McConnell River Property. We must incur exploration expenditures in the amount of $195,000 on the Wheaton River Property and $25,000 on the McConnell River Property in order to exercise these options. While our existing cash reserves are sufficient to enable us to complete phase one of the geological exploration program recommended on the Wheaton River Property, we will require substantial additional capital to fund the continued exploration of our optioned mineral claims and exercise the option. If we do not make the additional option payments or meet the exploration expenditures required by the option agreement, we will forfeit our interest in the optioned mineral claims and will have no interest in the optioned mineral claims. We have no agreements for additional financing and we can provide no assurance to investors that additional funding will be available to us on acceptable terms, or at all, to continue operations, to fund new business opportunities or to execute our business plan. If we lose our interest in the optioned mineral claims, then there is a substantial risk that our business will fail.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH
RISK OF
BUSINESS FAILURE.

We have not begun the initial stages of exploration of our optioned mineral claim, and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on November 30, 2001 and to date have been involved primarily in organizational activities and the acquisition of the optioned mineral claims. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of our optioned mineral claim and the production of minerals thereon, if any, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF THE EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT NO COMMERCIALLY EXPLOITABLE MINERALS
WILL BE FOUND AND THE BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that the mineral claims that we have optioned contain commercially exploitable reserves of gold and silver. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us in the exploration of the optioned mineral properties may not result in the discovery of commercial quantities of ore.
Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.


BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION,
THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE
CONDUCTOUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRESCIOUS METALSON OR
OPTIONED MINERAL PROPERTIES, WE MAY NOT BE ABLE TO OBTAIN COMMERCIAL
PRODUCTION.

The optioned mineral properties do not contain any known bodies of ore. If our exploration programs are successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to place the Wheaton River Property and the McConnell River Property into commercial production. At this time we can provide investors with no assurance that we will be able to obtain such financing. We need to continue as a going concern if our business is to succeed.

The Independent Auditor's Report to Hudson Ventures Inc. audited financial statements for the period ended July 31, 2002, indicates that there are a number of factors that raise substantial doubt about the ability of Hudson Ventures Inc. to continue as a going concern. Such factors identified in the report are: Hudson Ventures Inc. is in a net loss position; Hudson Ventures Inc. has not obtained profitable operations; and Hudson Ventures Inc. is dependent upon obtaining adequate financing. If Hudson Ventures Inc. is not able to continue as a going concern, it is likely investors will lose their investments.

           Risks Related To Our Market And Strategy

IF WE DO NOT OBTAIN CLEAR TITLE TO THE MINING PROPERTIES, OUR BUSINESS
MAY FAIL.

While we have obtained geological reports with respect to the optioned mineral properties, this should not be construed as a guarantee of title. The properties may be subject to prior unregistered agreements or transfers or native land claims, and title may be affected by undetected defects. Our optioned mining properties have not been surveyed and therefore, the precise locations and areas of the properties may be in doubt.

             Risks Related To Legal Uncertainty

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATIONS OR OTHER LEGAL UNCERTAINTIES, OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

There are several governmental regulations that materially restrict the use of ore. Under the Yukon Courts Mining Act of Parliament of 1921, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land.
Also, to operate a working mine, the Environmental Regulations Act and Inland Water Act may require an environmental review process.

In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

                  Risks Related To This Offering

BECAUSE OUR DIRECTORS OWN 48.60% OF OUR OUTSTANDING COMMON STOCK,
THEY WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE
DISADVANTAGES TO OTHER MINORITY SHAREHOLDERS.

Mr. Dana Upton , a director and President, owns approximately 24.30%of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Upton may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

 BECAUSE OR PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE
OR
WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS
OPERATIONS,CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Upton is presently required to spend only 25% of his business time on business management services for our company. While Mr. Upton presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Upton from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Upton may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.

BECAUSE MANAGEMENT HAS ONLY LIMITED EXPERIENCE IN MINERAL
EXPLORATION, THE BUSINESS HAS A HIGHER RISK OF FAILURE.

Our management has only limited experience in mineral exploration. As a result of this inexperience, there is a higher risk of our being unable to complete our business plan in the exploration and exploitation of our optioned mineral property. If a market for our common stock does not develop, shareholders may be unable to sell their shares.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.
If a market for our common stock develops, our stock price may be volatile.

If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:
(1)  actual or anticipated variations in our results of operations;
(2)  our ability or inability to generate new revenues;
(3)  increased competition; and
(4)  conditions and trends in the mining industry.

Further, if our common stock is traded on the NASD over the counter bulletin board, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 1,587,000 shares of our common stock through this prospectus. The selling shareholders are not restricted in the price they can sell the common stock. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large numbers of shares at any price may cause the market price to fall.
The outstanding shares of common stock covered by this prospectus represents approximately 51.60% of the common shares outstanding as of the date of this prospectus.

A purchaser is purchasing penny stock which limits the ability to sell the stock.

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in Hudson Ventures Inc. will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the this Risk Factors section and elsewhere in this prospectus.



Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination Of Offering Price
We will not determine the offering price of the common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders.

 Dilution
The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

 Selling Shareholders
The selling shareholders named in this prospectus are offering all of the 1,587,000 shares of common stock offered through this prospectus. These shares were acquired from us in a private placement that was exempt from registration under Regulation S of the Securities Act of 1933.

The following table provides as of July 31, 2002, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.

                            Total Number
                            Of Shares To    Total Shares   Percentage of
                            Be Offered For  to Be Owned    Shares owned
Name Of      Shares Owned   Selling         Upon           Upon
Selling      Prior To This  Shareholders    Completion Of  Completion of
Stockholder  Offering       Account         This Offering  This Offering
IKKEE BATTLE      100,000   100,000           Nil             Nil
39-9101 FORESTGROVE
BURNABY BC,
CANADA

STEVE BEKROPOULOS 100,000   100,000           Nil              Nil
2833-40TH STREET SW
CALGARY ALBERTA,
CANADA

STUART BLAIR        3,000     3,000           Nil              Nil
212 DEERCROFT
PLACE SE
CALGARY ALBERTA,
CANADA


   Table is continued from page 11

                            Total Number
                            Of Shares To    Total Shares     Percent
                            Be Offered For  Be Owned         Owned Upon
Name Of      Shares Owned   Selling         Upon             Completion
Selling      Prior To This  Shareholders    Completion Of    Of This
Stockholder  Offering       Account         This Offering    Offering
________________________________________________________________________
ROY BUXBAUM       150,000    150,000           Nil              Nil
1838 SHORE CRESCENT
ABBOTSFORD BC,
CANADA

REY CHATEL          1,000      1,000           Nil               Nil
3-2035 BOUCHERIE
ROAD
WESTBANK BC
CANADA

DANBY FINANCIAL 500         500              Nil             Nil
MANAGEMENT CORP.
ROBERT DANVERS
444 E. COLUMBIA
STREET
NEW WESTMINSTER
BC, CANADA

LEIGH ELLIOTT     100,000   100,000            Nil              Nil
121 DURHAM STREET
NEW WESTMINSTER BC,
CANADA

FARLINE
INVESTMENT CORP.   150,000   150,000           Nil               Nil
WILLIAM INY
3408 WEST 28TH AVENUE
VANCOUVER BC

FOX CREEK           3,000         3,000        Nil              Nil
INVESTMENTS
ROB REUKL
PO BOX 1185
MANITOWADGE
ONTARIO, CANADA

GORDON FULLER        500          500           Nil             Nil
6-929-42ND AVENUE
CALGARY ALBERTA,
CANADA

VERN GERLITZ       34,000        34,000       Nil                Nil
604-734-7TH
AVENUE SW
CALGARY ALBERTA,
CANADA




Table is continued from page 12

                            Total Number
                            Of Shares To    Total Shares     Percent
                            Be Offered For  Owned Upon      Owned Upon
Name Of      Shares Owned   Selling         Completion      Completion
Selling      Prior To This  Shareholders    of this         Of This
Stockholder  Offering       Account         Offering        Offering
HARVEY GREEN     3,000        3,000          Nil              Nil
3440 GLENCOE ROAD
WESTBANK BC,
CANADA

BRENDA HANSON       500          500         Nil              Nil
543 EAST COLUMBIA
STREET
NEW WESTMINSTER
BC, CANADA

WAYNE HANSON        500           500         Nil             Nil
543 EAST COLUMBIA
STREET
NEW WESTMINSTER
BC, CANADA

COLE HENRY      100,000       100,000         Nil             Nil
122 CEDARWOOD DRIVE
PORT MOODY BC,
CANADA

MIKE IVERSON        500      500              Nil             Nil
24549-53RD AVENUE
LANGLEY BC, CANADA

SUSAN IVERSON       500      500              Nil             NiL
24549-53RD AVENUE
LANGLEY BC, CANADA

MICHAEL KERSTER   150,000   150,000            Nil            Nil
1156 WEST SHORE DRIVE
MISSISSAUGA ONTARIO,
CANADA

KENNEDY KERSTER   150,000   150,000            Nil            Nil
704-6TH STREET, SUITE 6
NEW WESTMINSTER BC,
CANADA

LANCE LARSEN          500        500            Nil            Nil
254-16 MIDLAKE
BOULEVARD SE
CALGARY ALBERTA,
CANADA

RYAN LONGE             500         500          Nil             NiL
3-2935 BOUCHERIE
ROAD
WESTBANK BC,
CANADA
Table is continued from page 13

                            Total Number
                            Of Shares To    Total Shares     Percentage
                            Be Offered For  Owned            Owned Upon
Name Of      Shares Owned   Selling         Upon             Completion
Selling      Prior To This  Shareholders    Completion Of    Of This
Stockholder  Offering       Account         This Offering    Offering
PAMELA LUKOWICH  3,000         3,000        Nil               Nil
5 HAWKBURG
PLACE NW
CALGARY ALBERTA,
CANADA

JUDY LUKOWICH    3,000         3,000        Nil                Nil
5 HAWKBURG
PLACE NW
CALGARY ALBERTA
CANADA

LYLE NASH        3,000         3,000         Nil                Nil
1006-5TH STREET WEST
HIGH RIVER ALBERTA,
CANADA

RON NITTRITZ       500            500        NiL                Nil
8926 SHEHERD WAY
DELTA BC, CANADA

MICHAEL PATTERSON 140,000     140,000        Nil                Nil
608 BOSWORTH ST
COQUITLAM BC,
CANADA

DON PIDSKALNEY       3,000      3,000        Nil                Nil
716 BARTLETT DRIVE
PENTICTION BC,
CANADA

LAURA PIDSKALNEY     3,000      3,000          Nil              Nil
716 BARTLETT DRIVE
PENTICTION BC,
CANADA

JAMES ROMANO      150,000   150,000            Nil              Nil
5719 GRANLEY DRIVE
WEST VANCOUVER BC,
CANADA

LYNN SEVERTSON      3,000     3,000            Nil              Nil
195 COVINGTON
CLOSE NE
CALGARY ALBERTA,
CANADA

JILL SHARP         70,000    70,000            Nil              Nil
13214 KETCH COURT
COQUITLAM BC,
CANADA
Table is continued from page 14

                            Total Number
                            Of Shares To    Total Shares     Percentage
                            Be Offered For  Owned            Owned Upon
Name Of      Shares Owned   Selling         Upon             Completion
Selling      Prior To This  Shareholders    Completion Of    Of This
Stockholder  Offering       Account         This Offering    Offering
EDWARD SYLVAN    150,000    150,000           Nil              Nil
208-321 RAILWAY STREET
VANCOUVER BC

NOLA TOMPKINS  500          500              Nil             Nil
4424 MARINE DRIVE
WEST VANCOUVER
BC, CANADA

GEORGE UPTON   500          500              Nil             Nil
1795 RUFUS DRIVE
NORTH VANCOUVER
BC, CANADA

SARAH UPTON    500          500              Nil             Nil
1795 RUFUS DRIVE
NORTH VANCOUVER
BC, CANADA

ERNEST ZACHER    3,000         3,000        Nil              NIL
267 CANTERVILLE
DRIVE SW
CALGARY ALBERTA,
CANADA

MICHAEL ZACHER   3,000         3,000        Nil               Nil
2304-7451 SPRINGBANK
BOULEVARD SW
CALGARY ALBERTA,
CANADA

385321 ALBERTA   3,000          3,000       Nil               NiL
LTD.
KEITH HAMPTON
2009-39th AVENUE
NE CALGARY
ALBERTA, CANADA

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 3,087,000 shares of common stock outstanding on July 31,2002.







To our knowledge, none of the selling shareholders

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years;
         with the exception of Sarah And George Upton, they are the daughter and son of our President Dana Upton.

    (2)  has ever been one of our officers or directors.






Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:
  1. On such public markets or exchanges as the common stock may from time to time be trading;
   2. In privately negotiated transactions;
   3. Through the writing of options on the common stock;
   4. In short sales; or
   5. In any combination of these methods of distribution.

The sales price to the public may be:

   1. The market price prevailing at the time of sale;
   2. A price related to such prevailing market price; or
   3. Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:


  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.


The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  * contains a toll-free telephone number for inquiries on disciplinary actions;
  *  defines significant  terms in the disclosure document or in the
  *  conduct of trading penny stocks; and
  *  contains such other information and is in such form  (including
  *  language, type, size, and format)  as the Commission shall require
  *  by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

 Legal Proceedings

We are not currently a party to any legal proceedings. Hudson Ventures Inc.'s address for service of process in Nevada is 50 Liberty Street West, Suite 880 Reno Nevada.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of July 31, 2002 are as follows:

Directors:

Name of Director                 Age
- ----------------------          -----
Dana Neill Upton                   49

Nikoloas Bekropoulos               52

Philip Taneda                      42


Executive Officers:
Name of Officer                    Age            Office
---------------------            -----           -------
 Dana Neill Upton                   49            President
                                                  Secretary, Treasurer
                                                  And Director

Nikolaos Bekropoulos                52            Director


Philip Stanley Taneda               42            Director

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Dana Neill Upton:

Mr. Upton attended the University of British Columbia School of engineering where, Mr. Upton majored in mining engineering.

In the past Mr. Upton has worked with several different mining companies
In their engineering department, including, Faro Mining Corp, Burro Creek Minerals, Construction Aggregates, and Placid Oil Company.

Currently, Mr. Upton is a partner in Skyward Marking Systems and during the last 10 years Mr. Upton was responsible for establishing distributors and OEMs for Marsh Ink Jet Systems. His activities were directed primarily at the management of major accounts including Nabob, B.C. Packers, Abbot Labs, Shell, etc.

Mr. Upton has a diverse background in equipment and systems, including the pulp and paper industry, mining, food and drug industry, and various consulting and engineering firms.

Nikolaos Bekropoulos:

Currently, Mr. Bekropoulos owns and operates a successful Sports bar and Restaurant, called Gator's Sports Bar. Mr. Bekropoulos has owned and operated Gator's for the last twelve years and prior to owning Gator's Mr. Bekropoulos owned four restaurants and was the Manager of the Calgary Exhibition and Stampede.

Philip Stanley Taneda:

For the past ten years Mr. Taneda has has worked primarily in the Advertising and Marketing industry in both the private and public Sectors, including Renaissance Golf, BioKronix and Aqua Pure Ventures Inc. and in 1999 Mr. Taneda was Canada's National Karate champion.

Term of Office
Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees
We have no significant employees other than the officers and directors described above.

Conflicts of Interest
We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of July 31, 2002, and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.
                                                Amount of
Title of      Name and address                  beneficial     Percent
Class         of beneficial owner               ownership      of class
_
              Dana Neill Upton                   750,000       24.29%
              President, Secretary, Treasurer
              And a Director
              444 East Columbia Street
              New Westminster, British Columbia
              Canada

Title of      Name and address                  beneficial     Percent
Class         of beneficial owner               ownership      of class
________________________________________________________________________

Common         Nikoloas Bekropoulos                750,000        24.29%
Stock          Director
             20 Woodfield Green S.W.
             Calgary, AB T2W 3T9
               Canada

Common        All Officers and Directors      1,500,000 shares    48.58%
Stock         as a Group that consists of
              two people

The percent of class is based on 3,087,000 shares of common stock issued and outstanding as of July 31, 2002.

                  Description Of Securities
General

Our authorized capital stock consists of 60,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of July 31, 2002, there were 3,087,000 shares of our common stock issued and outstanding that were held by approximately Forty (40) stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.


Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock

Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Arthur J. Frost, our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Morgan and Company chartered accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure Of Commission Position Of Indemnification For
Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization Within Last Five Years

We were incorporated on November 30, 2001 under the laws of the state of Nevada.

We own two options to acquire a 90% interest in certain mineral claims situated in the Yukon Territory, Canada on January 21, 2002 and January 22, 2002.

Mr. Dana Upton, our president, secretary, treasurer and a director, Mr. Nikolaos Bekropoulos, and Mr. Philip Taneda have been our sole promoters since our inception. Mr. Upton and Mr. Bekropoulos Purchased 750,000 shares each of our common stock at a price of $0.001 US per share on December 10, 2001. Mr. Upton and Mr. Bekropoulos paid a total purchase price of $750.00 each for these shares.





Description Of Business

In General
We are an exploration stage company. We plan to ultimately engage in The further acquisition, and exploration of mineral properties and exploit mineral deposits demonstrating economic feasibility. We own two options to acquire an interest in the mineral claims described below under the heading Wheaton River Property Option Agreement and McConnell River Property Option Agreement. Our plan of operations is to carry out exploration work on the Wheaton River And McConnell River Properties in order to ascertain whether these claims possess commercially exploitable quantities of gold and or silver. There can be no assurance that a commercially exploitable mineral deposit, or reserve, exists on the Wheaton River and McConnell River Properties until appropriate exploratory work is done and an economic evaluation based on such work concludes there is economic feasibility.

Wheaton River Property Option Agreement

We have obtained the option to acquire a 90% interest in mineral claims situated in the Yukon Territory, Canada. We refer to these mineral claims as the Wheaton River Property. We acquired our interest in the Wheaton River Property pursuant to an agreement dated January 21, 2002 between Glen Macdonald and us. Glen Macdonald is the owner of the Wheaton River Property. We paid a cash consideration to Glen Macdonald for the grant of the option and geological report in the amount of $7,500 on January 21, 2002 upon execution of the option agreement. The option agreement was negotiated as an arms length transaction. We are entitled to exercise the option to acquire the 90% interest in the Wheaton River Property when we have:

(A) paid Glen Macdonald $7,500(paid upon the execution of the option agreement);

(B) incur an aggregate of $195,000 of property exploration expenditures on the Wheaton River Property within the following Periods.

  (1)  $15,000 on or before December 31, 2002;
  (2)  a further $180,000 on or before December 31, 2003;

In the event that we spend, in any of the above periods, less than the required sum, we may, at our option, pay to Glen Macdonald the difference between the amount actually spent and the required exploration expenditure in full satisfaction of the exploration expenditures to be incurred. In the event that we spend, in any period, more than the required sum, then the excess will be carried forward and applied to the required exploration expenditures to be incurred in subsequent periods.  If we fail to make any required payment, or incur any required exploration expenditures, our option will terminate and we will have no further rights to the Wheaton River Property. Property exploration expenditures include all costs of acquisition and maintenance of the property, all expenditures on the exploration and development of the property and all other costs and expenses of whatsoever kind or nature, including those of a capital nature, incurred or chargeable with respect to the exploration of the property.  In addition, until we have secured a 90% interest in the
Wheaton River Property, we are obligated to maintain in good standing the Wheaton River Property by:


  (A) the doing and filing of assessment work or making of payments in lieu thereof;
  (B) the performance of all other actions necessary to keep our mineral claims free and clear of all liens and other charges.

All payments necessary to maintain the Wheaton River Property in good standing with the Yukon Territory for the next twelve-month period have been made.

McConnell River Property Option Agreement
We have obtained the option to acquire a 90% interest in mineral claims situated in the Watson Lake Mining District, Yukon Territory, Canada. We refer to these mineral claims as the McConnell River Property. We acquired our interest in the McConnell River Property pursuant to an agreement dated January 22, 2002 between Glen Macdonald and us. Glen Macdonald is the owner of the McConnell River Property. We paid a cash consideration to Glen Macdonald for the grant of the option and geological report in the amount of $2,500 on January 22, 2002 upon execution of the option agreement. The option agreement was negotiated as an arms length transaction. We are entitled to exercise the option to acquire the 90% interest in the McConnell River Property when we have:

(A) paid Glen Macdonald $2,500(paid upon the execution of the option agreement);

(B) incurred an aggregate of $25,000 of property exploration expenditures on the McConnell River Property within the following Periods

  (1)  $25,000 on or before June 17, 2003;


In the event that we spend, in any of the above periods, less than the required sum, we may, at our option, pay to Glen Macdonald the difference between the amount actually spent and the required exploration expenditure in full satisfaction of the exploration expenditures to be incurred.  In the event that we spend, in any period, more than the required sum, then the excess will be carried forward and applied to the required exploration expenditures to be incurred in subsequent periods.  If we fail to make any required payment, or incur any required exploration expenditures, our option will terminate and we will have no further rights to the McConnell River Property. Property exploration expenditures include all costs of acquisition and maintenance of the property, all expenditures on the exploration and development of the property and all other costs and expenses of whatsoever kind or nature, including those of a capital nature, incurred or chargeable with respect to the exploration of the property. In addition, until we have secured a 90% interest in the McConnell River Property, we are obligated to maintain in good standing the McConnell River Property by:

  (A) the doing and filing of assessment work or making of payments in lieu thereof;
  (B) the performance of all other actions necessary to keep our mineral claims free and clear of all liens and other charges.

All payments necessary to maintain the McConnell River Property in good standing with the Yukon Territory the next twelve-month period have been made.

Description of the Wheaton River Property

The Wheaton River Property comprises nine claims in the Whitehorse Mining District of the Yukon Territory, Canada. Mr. Barclay Macdonald recorded the claim on February 19, 2000. The claims expire on August 19, 2003. The claims can be extended for one year by conducting work on the claims equal to $100 per claim unit. Accordingly, our claims will be extended for one year if we conduct $900 worth of work on the claims on or before August 19, 2003.

Description of the McConnell River Property
The McConnell River Property comprises of four claims in the Watson Lake Mining District of the Yukon Territory, Canada. Mr. Graham Davidson recorded these claims on December 17, 2000. The claims expire on June 17th, 2003. The claims can be extended for one year by conducting work on the claims equal to $100 per claim unit. Accordingly, our claims will be extended for one year if we conduct $400 worth of work on the claims on or before June 17, 2003.

Location of the Wheaton River Property
The Wheaton River Property covers a broad northwest trending ridge south of Pugh Peak (referred to locally as "Gold Hill"), extending from the Wheaton River to Hodnett Lakes on NTS Map Sheet 105D-6. The property lies 40 km south of Whitehorse at geographical coordinates 60 16'N latitude, 135 06'W longitude (see Figures 1 and 2).The Alaska and Klondike Highways, and the Wheaton River-Mount Skukum all-season gravel road provide access to the area. A four-wheel drive road follows Thompson Creek from the Wheaton Road to the property.


Location of the McConnell River Property

The McConnell River property is located 260 km northeast of Whitehorse, Yukon and 40 km south of Ross River, Yukon at latitude 61 35' N and longitude 132 35W (Figure 1). The claims straddle the headwaters of Seagull Creek and McConnell River and are situated 30 km east of the South Canol Road (Hwy 8).A 20 km four-wheel drive road originating from the South Canol Road provides access to south Seagull Lake in the claims area. The main showing is connected to the access road by a 10 km four-wheel drive road. Access during the 2000 exploration season was by all-terrain vehicle initially, and then by road using 4x4 pickup trucks.

History of the Wheaton River Property

The Wheaton River/Lake Bennett district was first explored by prospectors travelling along the major lakes and Rivers of southwestern Yukon in the early 1890's. The original claims recorded in the district were those of prospectors Corwin and Rickman who, in 1893, located antimony showings on Carbon Hill and gold-silver bearing quartz veins at an undisclosed site. The Klondike Gold Rush brought a great influx of people to the Yukon, many of whom crossed Lake Bennett en route to Dawson City these individuals strayed into the Wheaton Valley, locating claims in the Schnabel Creek drainage in 1903. More intensive exploration began in 1906 after the discovery of free gold and gold-silver tellurides on Gold Hill by D. Hodnett and J. Stagar, and the rediscovery of the Corwin-Rickman antimony-silver showings on Carbon and Chieftain Hills. Wagon roads were built along the Wheaton River, Thompson Creek and Stevens Creek to provide access to numerous adits and pits on Mount Anderson. Limited mining of high grade gold and silver bearing ore occurred on the Gold Reef vein at the northeastern end of Gold Hill and on the Becker-Cochran (Whirlwind) property on the west face of Mount Anderson. Adits and shafts on Mount Stevens and Wheaton Mountain were probably exploratory; no record of ore production exists.

The Tally-Ho Mine on Tally-Ho Mountain was the most significant operation during the early years of activity in the area. For example, there is a record of a shipment in 1918, of 14 tons of hand-sorted ore grading 2.35 oz/ton gold, 5.1 oz/ton silver and 7% lead which was smelted at Tacoma.

On Montana Mountain, Colonel Conrad and associates developed several gold and silver bearing quartz veins on the slope above Windy Arm, Tagish Lake. A small mill on the shore of Windy Arm processed ore extracted from the Venus, Montana and Big Thing quartz veins between 1906 and 1920.

From the mid-1920's to the late 1960's, little exploration of significance took place. By 1970's, many of the old showings were restaked as an increase in the value of base and precious metals rekindled the interest of prospectors and mining companies in the area. The Venus and Arctic mines operated on Montana Mountain between 1969-1971. The Venus Mine was again rehabilitated during 1980-1981 and a new mill was installed at the southern end of Windy Arm.

The discovery and development of the Mount Skukum Mine, coupled with a dramatic rise in the price of gold and silver caused a methodical staking rush in the Wheaton Valley-Bennett Lake district in the 1980's. The area has developed into a mining camp and presently there are over 1,000 mineral claims in good standing. Exploration and development work has continued at the Goodell and Omni properties.

On the area covered by the Hudson Ventures Inc. claims, recent exploration started in 1984-1985 when Wheaton River Joint Venture performed prospecting, grid development, mapping, geochemical and geophysical surveys, and bulldozer trenching and road building. Mineralized quartz veins and stockworks were discovered in several locations along the 5 kilometre long ridge. During 1987 and 1988 Ranger Pacific Minerals Ltd. and others performed additional geochemical and geophysical survey work, and blast trenching to better define target zones previously identified and to further explore the property. During the period 1991 to 2000 exploration work done by the owners has included bulldozer trenching, road construction, geological mapping and prospecting. Exploration and development costs incurred to date, on the property have a replacement value exceeding US $400,000 with some US $200,000 being expended since 1996.

History of the McConnell River Property

The McConnell River district was first explored by placer gold miners travelling along the major lakes and Rivers of southwestern Yukon in the early 1890's, prior to the discovery of gold in the Klondike (1896). The first major exploration of the district commenced following the construction of the Canol Pipeline road as part of the World War II effort. The region has been subject of several exploration booms since 1945 led by major mining companies including Noranda, RioTinto, Anaconda, Utah Mines, Equity Silver, Hudson Bay Mining and others. As a result of these regional exploration programs, several major mineral deposits were defined and an effective data base developed for the area.

The area now covered by Hudson Ventures' McConnell River claims has been included in various projects at different times since massive sulphide material was first located in 1962. The property or portions thereof have been explored by:
- the Pelly Minerals Syndicate (Canex, KerrAddison, Noranda and Homestake), which conducted hand trenching, mapping and a magnetic survey in 1963;
- Mayo Silver Mines Limited and Canol Mines Limited which bulldozer trenched and drilled 1452 metres (7 holes) in 1969;
- Seagull Joint Venture (Great Western Petroleum Corp. and Lornex Mines Ltd.) which carried out mapping and geochemical sampling in 1981;
- Equity Silver Mines Ltd., and Fairfield Mines Ltd. performed mapping, geochem sampling, geophysical surveying (Magnetics, I.P. and VLF) in 1987 and constructed 6.4 kilometres of roads and diamond drilled 8 holes in 1988.

The claims were acquired by the present owners who conducted geophysical (EM and Magnetics) and geochemical surveys, constructed a new access road and conducted bulldozer trenching from 1996 to 2000.

During the 2000 season a four-man exploration crew, based from Ross River, conducted a soil geochemical survey and VLF-EM and magnetometer geophysical survey's over part of the B1-4 claims. The surveys were undertaken to try to locate the source of gold-silver bearing float mineralization located earlier and to extend known massive sulphide mineralization. A bulldozer was utilized to rebuild part of a 4x4 access trail, and to trench sulphide showings. Geological mapping to investigate new target areas was carried out.

Geological Report: Wheaton River Property
We have obtained a geological evaluation report on the Wheaton River Property. The geological report was prepared by William Timmins. of Vancouver British Columbia, Canada. The geological report summarizes the results of the prior exploration of the Wheaton River Property and the geological formations on the property that were identified as a result of this prior exploration.

In his geological report, Mr. Timmins recommends proceeding with a two-phase, staged exploration program on the Wheaton River Property based on his conclusion that prospecting, geophysical surveys and soil and rock sampling are the exploration techniques that have been the most successful in locating gold and silver mineralization in the region.
The initial phase of the recommended geological work program is comprised of Geological review and Geophysical surveys of the Wheaton River Property in order to make a preliminary assessment of mineralization. A budget of $15,000 is estimated to be required to support this initial geological work program. The components of the budget for this initial geological work program are as follows:

Geological Review                                 $2,000
Sampling and Assaying                             $1,000
Consulting and Report Writing                     $2,000
Geophysical Surveys
-Induced Polarization
-Ground Magnetometer
-Max-Min (EM)                                    $10,000
-----------------------                       -----------
   Total                                         $15,000

Mr. Timmins recommended that the second phase of the exploration program consist of Diamond drilling, core logging and assay sampling. This second phase of the geological work program is estimated to require a budget of $180,000. Mr. Timmins concluded in his geological report that the decision to proceed with each subsequent phase of the exploration program should be contingent upon reasonable encouragement having been gained from the results of the previous exploration program.

We have decided to accept the recommendation of the geological report and proceed with this initial geological work program. We will make a decision whether to proceed with phase two of the staged exploration program upon completion of this initial geological work program and an analysis of the results of this first phase of the exploration program.

Should we determine at any time not to proceed to the next phase of the geological work program, we will use our remaining operating capital, if any, to obtain an option or options on other mineral claims. Funds will then be used to conduct mineral exploration activities on those claims. It is likely we will need further financing to pay for that exploration.

The two phase program recommended in the report constitutes a reconnaissance exploration program, which is only an initial phase of a full exploration effort. If we complete both phases of the exploration program and the results of these efforts are positive, we will still have to undertake an extensive and additional exploration program which might consist of further soil sampling, geophysical surveys, trenching or drilling before we will be able to identify commercially-viable reserves. The costs of these subsequent programs will be significantly more than the costs set forth above for the initial two phase exploration program.




Geological Report: McConnell River Property

We have obtained a geological evaluation report on the McConnell River Property. The geological report was prepared by William Timmins. of Vancouver British Columbia, Canada. The geological report summarizes the results of the prior exploration of the McConnell River Property and the geological formations on the property that were identified as a result of this prior exploration.

In his geological report, Mr. Timmins recommends proceeding with a two-phase, staged exploration program on the McConnell River Property based on his conclusion that prospecting, geophysical surveys and soil and rock sampling are the exploration techniques that have been the most successful in locating gold and silver mineralization in the region.
The initial phase of the recommended geological work program is a Geological review including sampling and Geophysical Surveys of the McConnell River Property in order to make a preliminary assessment of mineralization. A budget of $25,000 is estimated to be required to support this initial geological work program. The components of the budget for this initial geological work program are as follows:

-Geological Review                               $2,000
-Sampling and Assaying                           $2,000
-Exploration Grid                                $4,000
-Geological Mapping                              $4,000
Geophysical Surveys
-Induced Polarization
-Ground Magnetometer
-Max-Min (EM)                                   $10,000
-Consulting and Report Writing                   $3,000
-----------------------                       -----------
   Total                                        $25,000


Grid emplacement involves dividing a portion of the property being explored into small sections. The geologist overseeing the exploration program will record results based on the section from which a sample is taken, or various surveys are performed.

Geological mapping and sampling will consist of a geologist and his assistant gathering chip samples and grab samples from grid areas with the most potential to host economically significant mineralization based on their observation of any surface rocks. Grab samples are soil samples or pieces of rock that appear to contain precious metals such as gold and silver. All samples gathered are sent to a laboratory where they are crushed and analysed for metal content.

contingent upon reasonable encouragement having been gained from the results of the previous exploration program.

We have decided to accept the recommendation of the geological report and proceed with this initial geological work program. We will make a decision whether to proceed with phase two of the staged exploration program upon completion of this initial geological work program and an analysis of the results of this first phase of the exploration program by a qualified geologist.

Should we determine at any time not to proceed to the next phase of the geological work program, we will use our remaining operating capital, if any, to obtain an option or options on other mineral claims. Funds will then be used to conduct mineral exploration activities on those claims. It is likely we will need further financing to pay for that exploration.

If we complete both phases of the exploration program and the results of these efforts are positive, we will still have to undertake an extensive and additional exploration program which might consist of further soil sampling, geophysical surveys, trenching or drilling before we will be able to identify commercially-viable reserves. The costs of these subsequent programs will be significantly more than the costs set forth above for the initial two phase exploration program.

Mr. Timmins recommended that the second phase of the exploration program consist of Diamond drilling, core logging and assay sampling. This second phase of the geological work program is estimated to require a budget of $145,000.

Drilling involves extracting a long cylinder of rock from the ground to determine amounts of metals contain in rock located at different depths. Pieces of the rock obtained, known as drill core, are analysed for mineral content.

   Mr. Timmins concluded in his geological report that the decision to proceed with each subsequent phase of the exploration program should be contingent upon reasonable encouragement having been gained from the results of the previous exploration program.

We have decided to accept the recommendation of the geological report and proceed with this initial geological work program. We will make a decision whether to proceed with phase two of the staged exploration program upon completion of this initial geological work program and an analysis of the results of this first phase of the exploration program.

Should we determine at any time not to proceed to the next phase of the geological work program, we will use our remaining operating capital, if any, to obtain an option or options on other mineral claims. Funds will then be used to conduct mineral exploration activities on those claims. It is likely we will need further financing to pay for that exploration.

The two phase program recommended in the report constitutes a reconnaissance exploration program, which is only an initial phase of a full exploration effort. If we complete both phases of the exploration program and the results of these efforts are positive, we will still have to undertake an extensive and additional exploration program which might consist of further soil sampling, geophysical surveys, trenching or drilling before we will be able to identify commercially-viable reserves. The costs of these subsequent programs will be significantly more than the costs set forth above for the initial two phase exploration program.

Compliance with Government Regulation

We will commence business in the Yukon Territory when we commence the first phase of our planned exploration program. We will be required to register as an extra-provincial company under the Company Act prior to conducting business in the Yukon Territory .
The anticipated cost of the extra-provincial registration is approximately $500. We have not as yet registered as an extra-provincial company under the Company Act of the Yukon Territory, but will do so sometime prior to commencing our exploration program.

We will be required to conduct all mineral exploration activities in accordance with the Yukon Courts Mining Act, an Act of Parliament of 1921 . We will be required to obtain work permits from the Ministry of Energy, Mines and Resources for any exploration work that results in a physical disturbance to the land. We will be required to obtain additional work permits if we proceed with the second phase of our exploration program. There is no charge to obtain a work permit under the Mining Act. We will incur the expense of our consulting geologist to prepare the required submission to the Ministry of Energy Mines and Resources. As the exploration program proceeds to the trenching, drilling and bulk-sampling stages, we may be required to post small bonds and file statements of work with the Ministry of Energy Mines and Resources. We will be required by the Environmental Regulations Act and Inland Water Act to undertake remediation work on any work that results in physical disturbance to the land.
The cost of remediation work will vary according to the degree of physical disturbance.

We have budgeted for regulatory compliance costs in the proposed exploration program recommended by the geological report. As mentioned above we will have to sustain the cost of reclamation and environmental mediation for all exploration and other work undertaken.

The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended exploration program. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position.

An environmental review is not required under the Environmental
Regulations Act and Inland Water act to proceed with the recommended exploration program on our mineral claims.

Employees

We have no employees as of the date of this prospectus other than our two Directors.

Research and Development Expenditures

We have not incurred any exploration expenditures to date. We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.




                      Plan Of Operations

Our current business plan is to conduct exploration sufficient to determine whether there is reason to begin an extensive and costly exploration program. This constitutes phase one of the exploration program recommended by the geological report. We anticipate that phase one of the recommended geological exploration program will cost approximately $15,000 on the Wheaton River Property.

Specifically, we anticipate spending the following over the next six months:

  * $8,000 on professional fees, including professional fees payable in connection with the filing of this registration statement;
  * $15,000 on exploration expenses, consisting of $15,000 for the first phase of the exploration program on the Wheaton River Property;
Total expenditures over the next six months are therefore expected to be approximately $23,000.

We are able to proceed with phase one of the exploration program on the Wheaton River Property without additional financing. Completion of these exploration expenditures will also enable us to meet the exploration expenditure requirement under the option agreement for the period through December 31, 2002.

We plan on proceeding with phase one of the exploration program on the Wheaton River Property, as soon as we can obtain the necessary permits and clearances. We anticipate proceeding with phase two of the exploration program in the spring of 2003. We will obtain a geological report upon the completion of each phase summarizing the results of that phase. The costs of the geological reports are included in the cost of the exploration program.

We will assess whether to proceed to phase two of the recommended geological exploration program upon completion of an assessment of the results of phase one of the geological exploration program. We will require additional funding in the event that we decide to proceed with phase two of the exploration program. The anticipated cost of phase two of the exploration program is $180,000, which is well beyond our projected cash reserves. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund all three phases of the exploration program. We believe that debt financing will not be an alternative for funding the complete exploration program. We do not have any arrangements in place for any future equity financing.

Our cash reserves are not sufficient to meet our obligations for the next twelve-month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We may also seek to arrange a short-term loan through our President, although no such arrangement has, as yet, been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our President to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.

If we do not complete the cash payments or the exploration expenditures required under the option agreement for the Wheaton River Property, then our option in will terminate and we will lose all our rights and interest in the Wheaton River Property . If we do not secure additional financing to incur the required exploration expenditures, we may consider bringing in a joint venture partner to provide the required funding. We have not undertaken any efforts to locate a joint venture partner. In addition, we cannot provide investors with any assurance that we will be able to locate a joint venture partner who will assist us in funding the exploration of the Wheaton River Property. We may also pursue acquiring interests in alternate mineral properties in the future.

Results Of Operations For Period Ending July 31, 2002

We did not earn any revenues during the period ending July 31, 2002. We do not anticipate earning revenues until such time as we have entered into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

We incurred operating expenses in the amount of $25,419.00 for the period from inception to July 31, 2002. These operating expenses were comprised primarily of professional fees attributable to our corporate organization, the preparation and filing of this registration statement, administrative services and the acquisition of our options to acquire the Wheaton River and McConnell River Properties.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors stated in their report that they have substantial doubt Hudson Ventures Inc. will be able to continue as a going concern.

                  Description Of Properties

We own two options to acquire a 90% interest in the Wheaton River and McConnell River Properties , as described in detail in this Prospectus under the title Wheaton River Property Option Agreement and McConnell River Option Agreement. We do not own or lease any property other than our options to acquire an interest in the Wheaton River Property and the McConnell River Property.

The Wheaton River Property comprises nine claims in the Whitehorse Mining District of the Yukon Territory, Canada. The McConnell River Property comprises of four claims and Mr. Glen Macdonald is the registered owner of both the claims. The claims expire on August 19, 2003 and June 17, 2003.

There are no mines or physical equipment or property located on the mineral claim. There is no source of power to the mineral claim.




         Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person proposed as a nominee for election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Any of our promoters;
  * Any relative or spouse of any of the foregoing persons who has the same house address as such person.


     Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares
As of the date of this registration statement, we had forty (40) registered shareholders.

Rule 144 Shares

A total of 1,500,000 shares of our common stock will be available for resale to the public after December 10, 2002 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal approximately 30,870 Shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 1,500,000 shares that may be sold pursuant to Rule 144 after December 10, 2002.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws
that prevent us from declaring dividends.   The Nevada Revised
Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                        Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period ended July
31, 2002.

                  Annual Compensation

                                      Other     Restricted   Options
                                      Annual    Stock      * SARs    Other
Name     Title   Year   Mgmt.  Bonus  Comp.    Awarded       #)    ($)
Comp.                   Fees
________________________________________________________________________
Dana     Pres.,   2001  $3400    0      0        0           0       0
Upton    Sec.,    2002
         Tre.&
         Dir.
Nikolaos
Bekropoulos Dir., 2001   $0       0      0        0           0       0
                  2002
Philip
Taneda   Dir.,    2002  $ 700     0      0        0           0       0





Stock Option Grants

We did not grant any stock options to the executive officers during our most recent fiscal year which ends December 31, 2002.

Consulting and or Management  Agreements

We do not have an employment contract or consulting agreement
With Mr. Upton. However, we have paid Mr. Upton the Amount of $3400 in management fees since inception.

We do not have any employment or consulting agreement with Mr. Bekropoulos and we do not pay Mr. Bekropoulos any amount for acting as a director of the Company.

We do not have any employment or consulting agreement with Mr.
Taneda, however, we have paid Mr. Taneda the amount of $700 for Travel and minimal expenses during the term of his directorship.



                       Financial Statements

Index to Financial Statements:

1. Auditors' Report;

2. Audited Financial Statements for the period ending July 31,2002 including:

  a. Balance Sheet

  b. Statement of Loss and Deficit

  c. Statement of Cash Flows

  d. Statement of Stockholders' Equity

  e. Notes to Financial Statements































                           HUDSON VENTURES INC.
                      (An Exploration Stage Company)


                          FINANCIAL STATEMENTS


                               JULY 31, 2002
                         (Stated in U.S. Dollars)


                             AUDITORS' REPORT


To the Directors
Hudson Ventures Inc.
(An Exploration Stage Company)

We have audited the balance sheet of Hudson Ventures Inc. (an exploration stage company) as at July 31, 2002 and the statements of loss and deficit accumulated during the exploration stage, cash flows, and stockholders' equity for the period from November 30, 2001 (date of inception) to July 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at July 31, 2002 and the results of its operations and cash flows for the period from November 30, 2001 (date of inception) to July 31, 2002 in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1(c) to the financial statements, the Company incurred a net loss of $25,419 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1(c). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, BC
"Morgan & Company"
August 9, 2002
Chartered Accounts




                           HUDSON VENTURES INC.
                      (An Exploration Stage Company)

                             BALANCE SHEET

                               JULY 31, 2002
                         (Stated in U.S. Dollars)




ASSETS

Current
Cash                                                    $ 28,181
Prepaid expenses                                           2,500
                                                          30,681

Mineral Property Interest (Note 3)                             -

                                                        $ 30,681

LIABILITIES

Current
Accounts payable and accrued liabilities                $  1,000

SHAREHOLDERS' EQUITY

Share Capital
Authorized:
100,000,000 common shares, par value $0.001 per share
10,000,000 preferred shares, par value $0.001 per share

Issued and outstanding:
3,087,000 common shares                                    3,087

Additional paid-in capital                                52,013

Deficit Accumulated During The Exploration Stage         (25,419)
                                                          29,681

                                                        $ 30,681



                           HUDSON VENTURES INC.
                      (An Exploration Stage Company)

                      STATEMENT OF LOSS AND DEFICIT

    PERIOD FROM DATE OF INCEPTION, NOVEMBER 30, 2001, TO JULY 31, 2002
                         (Stated in U.S. Dollars)




Expenses
Consulting fees                                       $ 8,000
Office and sundry                                         119
Professional fees                                       3,200
Management fees                                         4,100
Mineral property option payments                       10,000

Net Loss For The Period                                25,419

Deficit Accumulated During The Exploration Stage,           -
Beginning Of Period

Deficit  Accumulated  During The  Exploration  Stage, $25,419
End Of Period


Loss Per Share                                        $ (0.01)


Weighted Average Number Of Shares Outstanding           2,568,392

                           HUDSON VENTURES INC.
                      (An Exploration Stage Company)

                         STATEMENT OF CASH FLOWS

    PERIOD FROM DATE OF INCEPTION, NOVEMBER 30, 2001, TO JULY 31, 2002
                         (Stated in U.S. Dollars)




Cash Flows From Operating Activities
Net loss for the period                                 $ (25,419)

Adjustments To Reconcile Net Loss To Net Cash Used By
Operating Activities
Prepaid expenses                                          (2,500)
Accounts payable and accrued liabilities                   1,000
                                                         (26,919)

Cash Flows From Financing Activity
Share capital issued                                      55,100

Increase In Cash                                          28,181

Cash, Beginning Of Period                                      -

Cash, End Of Period                                     $ 28,181

                           HUDSON VENTURES INC.
                      (An Exploration Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY

JULY 31, 2002
                         (Stated in U.S. Dollars)



                       COMMON STOCK
                                      ADDITIO
                                        NAL
                     SHARES   AMOUNT  PAID-IN  DEFICIT   TOTAL
                                      CAPITAL

Opening balance,
 November 30, 2001   -        $-      $ -      $ -      $ -

December 2001 -
Shares issued for    1,500,000  1,500    -        -        1,500
cash at $0.001

January 2002 - Shares
issued for cash at   1,510,000  1,510    13,590   -        15,100
$0.01

July 2002 - Shares
issued for cash at     77,000    77       38,423   -        38,500
$0.50

Net loss for the        -         -        -     (25,419)  (25,419)
period

Balance, July 31,    3,087,000 $3,087  $ 52,013 $ (25,419) $ 29,681
2002

                           HUDSON VENTURES INC.
                      (An Exploration Stage Company)

                       NOTES TO FINANCIAL STATEMENTS

                             JULY 31, 2002
                         (Stated in U.S. Dollars)

1.   NATURE OF OPERATIONS

  a)   Organization

     The Company was incorporated in the State of Nevada, U.S.A., on November 30, 2001. The Company's intended year end is July 31, 2002.

  b)   Exploration Stage Activities

     The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

  c)Going Concern

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

     As shown in the accompanying financial statements, the Company has incurred a net loss of $25,419 for the period from November 30, 2001 (inception) to July 31, 2002, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


2.   SIGNIFICANT ACCOUNTING POLICIES

  The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States.
  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

  The  financial  statements have, in management's opinion,  been  properly
  prepared   within  reasonable  limits  of  materiality  and  within   the
  framework of the significant accounting policies summarized below:







                           HUDSON VENTURES INC.
                      (An Exploration Stage Company)

                       NOTES TO FINANCIAL STATEMENTS

                             JULY 31, 2002
                         (Stated in U.S. Dollars)



2.SIGNIFICANT ACCOUNTING POLICIES (Continued)

  a)Mineral Property Option Payments and Exploration Costs

     The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

  b)Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

  c)Income Taxes

     The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not realized, a valuation allowance is recognized.

  d)Net Loss Per Share

     The loss per share is calculated using the weighted average number of common shares outstanding during the year. Diluted loss per share is not presented, as the impact of the exercise of options is anti-dilutive.


3.MINERAL PROPERTY INTEREST

  The Company has entered into two option agreements, dated January 21, 2002 and January 22, 2002 respectively, to acquire a 90% interest in a total of thirteen mineral claims located in the Whitehorse and Watson Lake Mining Districts in Yukon Territories, Canada

                           HUDSON VENTURES INC.
                      (An Exploration Stage Company)

                       NOTES TO FINANCIAL STATEMENTS

                                JULY 31, 2002
                         (Stated in U.S. Dollars)

3.MINERAL PROPERTY INTEREST (Continued)

  In order to earn its interests, the Company made cash payments totalling $10,000 on signing and must incur exploration expenditures totalling $220,000 as follows:

  Exploration expenditures:

-    $15,000 by December 31, 2002;
-    A further $25,000 by June 30, 2003;
-    A further $180,000 by December 31, 2003.

  The properties are subject to a 1% net smelter return royalty.


4.    CONTINGENCY

  Mineral Property

  The Company's mineral property interests have been acquired pursuant to option agreements. In order to retain its interest, the Company must satisfy the terms of the option agreements described in Note 3.


5.RELATED PARTY TRANSACTIONS

  During the period ended July 31, 2002, the Company incurred $4,100 for management services provided by two directors of the Company.
















            Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.


                     Available Information

We are filing this registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus filed contains all information and exhibits. Statements made in this registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.
Please call the Commission at 1-800- SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

  (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
  (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
  (3) a transaction from which the director derived an improper personal profit; and
  (4)  willful misconduct.






Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

  (1)  such indemnification is expressly required to be made by law;
  (2)  the proceeding was authorized by our Board of Directors;
  (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
  (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

 Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $   73
Federal Taxes                                               $ NIL
State Taxes and Fees                                        $ NIL
Transfer Agent Fees                                         $  600
Accounting fees and expenses                                $3,200
Legal fees and expenses                                     $8,000
Blue Sky fees and expenses                                  $ NIL
Miscellaneous                                               $ NIL
                                                            --------
Total                                                       $11,873.00
========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

 Recent Sales Of Unregistered Securities

We issued 1,500,000 shares of common stock on December 10, 2001 to Mr.
Dana Upton our president, secretary and treasurer and Mr. Nikolaos Bekropoulos our director. Mr. Upton and Mr. Bekropoulos acquired 1,500,000 shares at a price of $0.001 per share for total proceeds to us of $1,500.00. These shares were issued pursuant to
Section 4(2) of the Securities Act of 1933 (the "Securities Act") and are restricted shares as defined in the Securities Act.


We initiated two other offerings totaling 1,900,000 shares of our common stock at prices of $0.01 and $0.50 per share, of which 1,510,000 shares were subscribed for at a price $0.01 and 77,000 shares at a price of $0.50 to a total of thirty eight purchasers between December 10, 2001 and July 8, 2002. The total amount received from these offerings were $53,600.00. These offerings were pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends will be affixed to the stock certificate when issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.


                             Exhibits
Exhibit
Number            Description
  1.1             Articles of Incorporation
  2.1             By-Laws
  3.1  Subscription Agreements
  3.1a            Directors Subscription Agreement
  3.1b            Subscription Agreement $0.01
  3.1c            Subscription Agreement $0.50
  3.2  Disclosure Statement
  4.1             Legal opinion by Arthur J. Frost Attorney at
                  Law with consent to use.
  5.1             Option Agreement dated January 21, 2002
  5.2  Joint Venture Agreement
  5.3  Option Agreement dated January 22,2002
  5.4  Joint Venture Agreement
  5.5  Geological Report (Wheaton River), Prepared by William
       Timmins P. Eng.
  5.6  Geological Report (McConnell River), Prepared by William
       Timmins P. Eng.
  6.1  Consent of Morgan and Company, Chartered Accountants



































EXHIBIT 1.1


                         ARTICLES OF INCORPORATION

                                    OF


HUDSON VENTURES INC.



      **************************************************************


     The undersigned, acting as incorporator, pursuant to the provisions of the laws of the State of
               Nevada relating to private corporations, hereby adopts the following Articles of Incorporation:

          ARTICLE ONE.  (NAME)

        The name of the corporation is HUDSON VENTURES INC.

          ARTICLE TWO.  (RESIDENT AGENT)     The initial agent for service
of process is                  THE NEVADA AGENCY and TRUST COMPANY, 50 WEST
LIBERTY STREET, SUITE 880, RENO NV 89501

          ARTICLE THREE.  (PURPOSES)      The purposes for which the
corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically:

               I.   (OMNIBUS).     To have to exercise all the powers now
                    or hereafter conferred by the laws of the State of Nevada upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.

               II.  (CARRYING ON BUSINESS OUTSIDE STATE).      To conduct
                    and carry on its business or any branch thereof in any state or territory of the United States or in any foreign country in conformity with the laws of such state, territory, or foreign country, and to have and maintain in any state, territory, or foreign country a business office, plant, store or other facility.

               III. (PURPOSES TO BE CONSTRUED AS POWERS).      The purposes
                    specified herein shall be construed both as purposes and powers and shall be in no wise limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or of the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

          ARTICLE FOUR.   (CAPITAL STOCK)    The corporation shall have
     authority to issue an aggregate of SIXTY MILLION(110,000,000) shares of stock, par value ONE MILL ($0.001) per share divided into two (2) classes of stock as follows for a total capitalization of SIXTY THOUSAND ($60,000).

    (A) NON-ASSESSABLE COMMON STOCK: FIFTY MILLION (50,000,000) shares of Common stock, Par Value ONE MILL ($0.001) per share, and

    (B) PREFERRED STOCK: TEN MILLION (10,000,000) shares of Preferred stock, Par Value ONE MILL ($0. 001) per share.

     All capital stock when issued shall be fully paid and non-assessable. No holder of shares of capital stock of the corporation shall be entitled as such to any pre-emptive or preferential rights to subscribe to any unissued stock, or any other securities, which the corporation may now or hereafter be authorized to issue.

     The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

     Holders of the corporation's Common Stock shall not possess cumulative voting rights at any shareholders meetings called for the purpose of electing a Board of Directors or on other matters brought before stockholders meetings, whether they be annual or special.

          ARTICLE FIVE.  (DIRECTORS).   The affairs of the corporation
shall be governed by a Board of Directors of not more than fifteen (15) nor less than one (1) person. The name and address of the first Board of Directors is:

NAME
ADDRESS

Dana Upton 444
East Columbia Street
New Westminster BC
Canada V3L 3W9

Nikolaos Bekropoulos
20 Woodfield Green SW
Calgary AB, Canada
T2W 3T9



                                 ARTICLE SIX. (ASSESSMENT OF STOCK).  The
capital stock of the corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up shall ever be assessable or assessed.

               ARTICLE SEVEN.  (INCORPORATOR).    The name and address of
the incorporator of the corporation is as follows:

NAME    ADDRESS
Dana Upton   444
East Columbia Street
New Westminster BC
Canada V3L 3W9

               ARTICLE EIGHT. (PERIOD OF EXISTENCE). The period of existence of the Corporation shall be perpetual.

               ARTICLE NINE. (BY-LAWS) Its Board of Directors shall adopt the initial By-laws of the corporation. The power to alter, amend, or repeal the By-laws, or to adopt new By-laws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the By-laws.

               ARTICLE TEN. (STOCKHOLDERS' MEETINGS). Meetings of stockholders shall be held at such place within or without the State of Nevada as may be provided by the By-laws of the corporation. The President or any other executive officer of the corporation, the Board of Directors, or any member may call special meetings of the stockholders thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.

               ARTICLE ELEVEN. (CONTRACTS OF CORPORATION) No contract or other transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall be any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may e counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were no such director or officer of such other corporation or not so interested.

               ARTICLE TWELVE.  (LIABILITY OF DIRECTORS AND OFFICERS)    No
director or officer shall have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article Twelve shall not eliminate or limit the liability of a director or officer for (I) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Nevada Revised Statutes.

               IN WITNESS WHEREOF. The undersigned incorporator has hereunto affixed his/her signature at Vancouver , British Columbia, Canada






DANA UPTON, PRESIDENT
HUDSON VENTURES INC.     /S/ DANA UPTON





























                             EXHIBIT 1.2



                                BYLAWS  OF
                            HUDSON VENTURES INC.

CONTENTS OF INITIAL BYLAWS

ARTICLE                                                     PAGE

1.00 CORPORATE CHARTER AND BYLAWS
1.0    Corporate Charter Provisions                             1
1.02  Registered Agent or Office Requirement
         of Filing Changes with Secretary of State              1
1.03 Initial Business Office                                    1
        Amendment of Bylaws                                     1

2.0  DIRECTORS AND DIRECTORS  MEETINGS
2.01 Action Without Meeting                                     1
2.02  Telephone Meeting                                         1
2.03  Place of Meeting                                          2
2.04  Regular Meeting                                           2
2.05  Call of Special Meeting                                   2
2.06  Quorum                                                    2
2.07  Adjournment Notice of Adjourned Meetings                  2
2.08  Conduct of Meetings                                       3
2.09  PoIs of the Board of Directors                            3
2.10  Board Committees Authority to Appoint                     3
2.11  Transactions with Interested Director                     3
2.12  Number of Directors                                       3
2.13  Term of Office                                            3
2.14  Removal of Directors                                      4
2.15 Vacancies                                                  4
2.15  (a) Declaration of Vacancy                                4
2.15  (b) Filling Vacancies by Directors                        4
2.15  (c) Filling Vacancies by Shareholders                     4
2.16  Compensation                                              4
2.17  Indemnification of Directors and Officers                 4
2.18  Insuring Directors, Officers, and Employees               5

3.00 SHAREHOLDERS`  MEETINGS
3.01  Action Without Meeting                                    5
3.02  Telephone Meetings                                        5
3.03  Place of Meeting                                          5
3.04  Notice of Meetings                                        5
3.05  Voting List                                               5
3.06  Votes per Share                                           6
3.07  Cumulative Voting                                         6
3.08  Quorum                                                    6
3.09  (a) Quorum of Shareholders                                6
3.09  (b)  Adjourn for Lack or Loss of Quorum                   6
3.10  Voting by Voice or Ballot                                 6
Article                                                      Page

3.11 Conduct of Meetings                                        6
3.12  Annual Meeting                                            7
3.13  Failure to Hold Annual Meeting                            7
3.14  Special Meetings                                          7

4.00 OFFICERS
4.01  Title and Appointment                                     7
4.01 (a) Chairman                                               7
4.01 (b) President                                              7
4.01 (c) Vice President                                         8
4.01 (d) Secretary                                              8
4.01 (e) Treasurer                                              8
4.01 (f) Assistant Secretary or Assistant Treasurer             8
4.02  Removal and Resignation                                   8
4.03  Vacancies                                                 9
4.04  Compensation                                              9

5.00 AUTHORITY TO EXECUTE INSTRUMENTS
5.01  No Authority Absent Specific Authorization                9
5.02  Execution of Certain Instruments                          9

6.00 ISSUANCE AND TRANSFER OF SHARES
6.01  Classes and Series of Shares                              9
6.02  Certificates for Fully Paid Shares                        9
6.03  Consideration for Shares                                 10
6.04  Replacement of Certificates                              10
6.05  Signing Certificates Facsimile Signatures                10
6.06  Transfer Agents and Registrars                           10
6.07  Conditions of Transf                                     10
6.08  Reasonable Doubts as to Right to Transfer                10

7.00 CORPORATE RECORDS AND ADMINISTRATION
7.01Minutes of Corporate Meetings                              11
7.02  Share Register                                           11
7.03  Corporate Seal                                           11
7.04  Books of Account                                         11
7.05  Inspection of Corporate Records                          11
7.06  Fiscal Year                                              11
7.07  Waiver of Notice                                         12

8.00ADOPTION OF INITIAL BYLAWS                                 12


ARTICLE ONE CORPORATE CHARTER AND BYLAWS

1.01 CORPORATE CHARTER PROVISIONS
The Corporations Charter authorizes one hundred and ten million (110,000,000) shares to be issued. The officers and transfer agents issuing shares of the Corporation shall ensure that the total number of shares outstanding at any given time does not exceed this number. Such officers and agents shall advise the Board at least annually of the authorized shares remaining available to be issued. No shares shall be issued for less than the par value stated in the Charter. Each Charter provision shall be observed until amended by Restated Articles or Articles of Amendment duly filed with the Secretary of State.

1.02 REGISTERED AGENT AND OFFICE REQUIREMENT OF FILING CHANGES WITH SECRETARY OF STATE

The name of the Registered Agent of the Corporation at such address, as set forth in its Articles of Incorporation, is: The Nevada Agency and Trust Company 50 Liberty Street Suite 880 Reno Nevada, USA 89501.
The Registered Agent or Office may be changed by filing a Statement of Change of Registered Agent or Office or both with the Secretary of State, and not otherwise. Such filing shall be made promptly with each change. Arrangements for each change in Registered Agent or Office shall ensure that the Corporation is not exposed to the possibility of a default judgment. Each successive Registered Agent shall be of reliable character and Ill informed of the necessity of immediately furnishing the papers of any lawsuit against the Corporation to its attorneys.

1.03 INITIAL BUSINESS OFFICE
The address of the initial principal business office of the Corporation is hereby established as:444 East Columbia Street, New Westminster British
Columbia Canada . The Corporation may have additional business offices within the State of Nevada and where it may be duly qualified to do business outside of Nevada, as the Board of Directors may from time to time designate or the business of the Corporation may require.

1.04 AMENDMENT OF BYLAWS
The Shareholders or Board of Directors, subject to any limits imposed by the Shareholders, may amend or repeal these Bylaws and adopt new Bylaws. All amendments shall be upon advice of counsel as to legality, except in emergency. Bylaw changes shall take effect upon adoption unless otherwise specified. Notice of Bylaws changes shall be given in or before notice given of the first Shareholders' meeting following their adoption.

ARTICLE TWO DIRECTORS AND DIRECTORS' MEETINGS

2.01 ACTION BY CONSENT OF BOARD WITHOUT MEETING
Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, and shall have the same force and effect as a unanimous vote of Directors, if all members of the Board consent in writing to the action. Such consent may be given individually or collectively.


2.02 TELEPHONE MEETINGS
Subject to the notice provisions required by these Bylaws and by the Business Corporation Act, Directors may participate in and hold a meeting by means of conference call or similar communication by which all persons participating can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except participation for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

2.03 PLACE OF MEETINGS
Meetings of the Board of Directors shall be held at the business office of the Corporation or at such other place within or without the State of Nevada as may be designated by the Board.

2.04 REGULAR MEETINGS
Regular meetings of the Board of Directors shall be held, without call or notice, immediately following each annual Shareholders' meeting, and at such other regularly repeating times as the Directors may determine.

2.05 CALL OF SPECIAL MEETING
Special meetings of the Board of Directors for any purpose may be called at any time by the President or, if the President is absent or unable or refuses to act, by any Vice President or any two Directors. Written notices of the special meetings, stating the time and place of the meeting, shall be mailed ten days before, or telegraphed or personally delivered so as to be received by each Director not later than two days before, the day appointed for the meeting. Notice of meetings need not indicate an agenda. Generally, a tentative agenda will be included, but the meeting shall not be confined to any agenda included with the notice.
Meetings provided for in these Bylaws shall not be invalid for lack of notice if all persons entitled to notice consent to the meeting in writing or are present at the meeting and do not object to the notice given. Consent may be given either before or after the meeting.
Upon providing notice, the Secretary or other officer sending notice shall sign and file in the Corporate Record Book a statement of the details of the notice given to each Director. If such statement should later not be found in the Corporate Record Book, due notice shall be presumed.

2.06 QUORUM
The presence throughout any Directors' meeting, or adjournment thereof, of a majority of the authorized number of Directors shall be necessary to constitute a quorum to transact any business, except to adjourn. If a quorum is present, every act done or resolution passed by a majority of the Directors present and voting shall be the act of the Board of Directors.

2.07 ADJOURNMENT AND NOTICE OF ADJOURNED MEETINGS
A quorum of the Directors may adjourn any Directors' meeting to meet again at a stated hour on a stated day. Notice of the time and place where an adjourned meeting will be held need not be given to absent Directors if the time and place is fixed at the adjourned meeting. In the absence of a quorum, a majority of the Directors present may adjourn to a set time and place if notice is duly given to the absent members, or until the time of the next regular meeting of the Board.

2.08 CONDUCT OF MEETINGS
At every meeting of the Board of Directors, the Chairman of the Board, if there is such an officer, and if not, the President, or in the President's absence, a Vice President designated by the President, or in the absence of such designation, a Chairman chosen by a majority of the Directors present, shall preside. The Secretary of the Corporation shall act as Secretary of the Board of Directors' meetings. When the Secretary is absent from any meeting, the Chairman may appoint any person to act as Secretary of that meeting.
2.09 POWERS OF THE BOARD OF DIRECTORS
The business and affairs of the Corporation and all corporate power shall be exercised by or under authority of the Board of Directors, subject to limitations imposed by law, the Articles of Incorporation, any applicable Shareholders' agreement, and these Bylaws.

2.10 BOARD COMMITTEES AUTHORITY TO APPOINT
The Board of Directors may designate an executive committee and one or more other committees to conduct the business and affairs of the Corporation to the extent authorized. The Board shall have the powers at any time to change the powers and membership of, fill vacancies in, and dissolve any committee. Members of any committee shall receive such compensation as the Board of Directors may from time to time provide. The designation of any committee and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

2.11 TRANSACTIONS WITH INTERESTED DIRECTORS
Any contract or other transaction between the Corporation and any of its Directors (or any corporation or firm in which any of its Directors are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of that Director at the meeting during which the contract or transaction was authorized, and notwithstanding the Directors' participation in that meeting. This section shall apply only if the contract or transaction is just and reasonable to the Corporation at the time it is authorized and ratified, the interest of each Director is known or disclosed to the Board of Directors, and the Board nevertheless authorizes or ratifies the contract or transaction by a majority of the disinterested Directors present. Each interested Director is to be counted in determining whether a quorum is present, but shall not vote and shall not be counted in calculating the majority necessary to carry the vote. This section shall not be construed to invalidate contracts or transactions that would be valid in its absence.

2.12 NUMBER OF DIRECTORS
The  number of Directors of this Corporation shall be no more than  fifteen
(15) or less than one (1). No Director need be a resident of Nevada or a Shareholder. The number of Directors may be increased or decreased from time to time by amendment to these Bylaws. Any decrease in the number of Directors shall not have the effect of shortening the tenure, which any incumbent Director would otherwise enjoy.

2.13 TERM OF OFFICE
Directors shall be entitled to hold office until their successors are elected and qualified. Election for all Director positions, vacant or not vacant, shall occur at each annual meeting of the Shareholders and may be held at any special meeting of Shareholders called specifically for that purpose.

2.14 REMOVAL OF DIRECTORS
The entire Board of Directors or any individual Director may be removed from office by a vote of Shareholders holding a majority of the outstanding shares entitled to vote at an election of Directors. However, if less than the entire Board is to be removed, no one of the Directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors. No director may be so removed except at an election of the class of Directors of which he is a part. If any or all Directors are so removed, new Directors may be elected at the same meeting. Whenever a class or series of shares is entitled to elect one or more Directors under authority granted by the Articles of Incorporation, the provisions of this Paragraph apply to the vote of that class or series and not to the vote of the outstanding shares as a whole.

2.15 VACANCIES
Vacancies on the Board of Directors shall exist upon the occurrence of any of the following events: (a) the death, resignation, or removal of any Director; (b) an increase in the authorized number of Directors; or (c) the failure of the Shareholders to elect the full authorized number of Directors to be voted for at any annual, regular, or special Shareholders' meeting at which any Director is to be elected.

2.15(a)   DECLARATION OF VACANCY
A majority of the Board of Directors may declare vacant the office of a Director if the Director: (a) is adjudged incompetent by a court order; (b) is convicted of a crime involving moral turpitude; (c) or fails to accept the office of Director, in writing or by attending a meeting of the Board of Directors, within thirty (30) days of notice of election.

2.15(b)   FILLING VACANCIES BY DIRECTORS
Vacancies other than those caused by an increase in the number of Directors may be filled temporarily by majority vote of the remaining Directors, though less than a quorum, or by a sole remaining Director. Each Director so elected shall hold office until a qualified successor is elected at a Shareholders' meeting.

2.15(c)   FILLING VACANCIES BY SHAREHOLDERS
Any vacancy on the Board of Directors, including those caused by an increase in the number of Directors shall be filled by the Shareholders at the next annual meeting or at a special meeting called for that purpose. Upon the resignation of a Director tendered to take effect at a future time, the Board or the Shareholders may elect a successor to take office when the resignation becomes effective.

2.16 COMPENSATION
Directors shall receive such compensation for their services as Directors as shall be determined from time to time by resolution of the Board. Any Director may serve the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receive compensation therefor.

2.17 INDEMNIFICATION OF DIRECTORS AND OFFICERS
The Board of Directors shall authorize the Corporation to pay or reimburse any present or former Director or officer of the Corporation any costs or expenses actually and necessarily incurred by that officer in any action, suit, or proceeding to which the officer is made a party by reason of holding that position, provided, however, that no officer shall receive such indemnification if finally adjudicated therein to be liable for negligence or misconduct in office. This indemnification shall extend to good-faith expenditures incurred in anticipation of threatened or proposed litigation. The Board of Directors may in proper cases, extend the indemnification to cover the good-faith settlement of any such action, suit, or proceeding, whether formally instituted or not.

2.18 INSURING DIRECTORS, OFFICERS, AND EMPLOYEES
The Corporation may purchase and maintain insurance on behalf of any Director, officer, employee, or agent of the Corporation, or on behalf of any person serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against that person and incurred by that person in any such corporation, whether or not the Corporation has the poIr to indemnify that person against liability for any of those acts.

ARTICLE THREE SHAREHOLDERS' MEETINGS

3.01 ACTION WITHOUT MEETING
Any action that may be taken at a meeting of the Shareholders under any provision of the Colorado Business Corporation Act may be taken without a meeting if authorized by a consent or waiver filed with the Secretary of the Corporation and signed by all persons who would be entitled to vote on that action at a Shareholders' meeting. Each such signed consent or waiver, or a true copy thereof, shall be placed in the Corporate Record Book.

3.02 TELEPHONE MEETINGS

Subject to the notice provisions required by these Bylaws and by the Business Corporation Act, Shareholders may participate in and hold a meeting by means of conference call or similar communication by which all persons participating can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except participation for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.03 PLACE OF MEETINGS
Shareholders' meetings shall be held at the business office of the Corporation, or at such other place within or without the State of Colorado as may be designated by the Board of Directors or the Shareholders.

3.04 NOTICE OF MEETINGS
The President, the Secretary, or the officer or persons calling a Shareholders' Meeting. shall give notice, or cause it to be given, in writing to each Director and to each Shareholder entitled to vote at the meeting at least ten (10) but not more than sixty (60) days before the date of the meeting. Such notice shall state the place, day, and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called. Such written notice may be given personally, by mail, or by other means. Such notice shall be addressed to each recipient at such address as appears on the Books of the Corporation or as the recipient has given to the Corporation for the purpose of notice. Meetings provided for in these Bylaws shall not be invalid for lack of notice if all persons entitled to notice consent to the meeting in writing or are present at the meeting in person or by proxy and do not object to the notice given, Consent may be given either before or after the meeting. Notice of the reconvening of an adjourned meeting is not necessary unless the meeting is adjourned more than thirty days past the date stated in the notice, in which case notice of the adjourned meeting shall be given as in the case of any special meeting. Notice may be waived by written waivers signed either before or after the meeting by all persons entitled to the notice.

3.05 VOTING LIST
At least ten (10), but not more than sixty (60), days before each Shareholders' meeting, the officer or agent having charge of the
Corporation's share transfer books shall make a complete list of the Shareholders entitled to vote at that meeting or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. The list shall be kept on file at the Registered Office of the Corporation for at least ten (10) days prior to the meeting, and shall be subject to inspection by any Director, officer, or Shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject, during the whole time of the meeting, to the inspection of any Shareholder. The original share transfer books shall be prima facie evidence as to the Shareholders entitled to examine such list or transfer books or to vote at any meeting of Shareholders. However, failure to prepare and to make the list available in the manner provided above shall not affect the validity of any action taken at the meeting.

3.06 VOTES PER SHARE
Each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of Shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied pursuant to the Articles of Incorporation. A Shareholder may vote in person or by proxy executed in writing by the Shareholder, or by the Shareholder's duly authorized attorney-in-fact.

3.07 CUMULATIVE VOTING
Cumulative voting is expressly forbidden

3.08 PROXIES
A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or his or her duly authorized attorney in fact. Unless otherwise provided in the proxy or by law, each proxy shall be revocable and shall not be valid after eleven (11) months from the date of its execution,

3.09 QUORUM
3.09(a)   QUORUM OF SHAREHOLDERS
As to each item of business to be voted on, the presence (in person or by proxy) of the persons who are entitled to vote a majority of the outstanding voting shares on that matter shall constitute the quorum necessary for the consideration of the matter at a Shareholders' meeting. The vote of the holders of a majority of the shares entitled to vote on the matter and represented at a meeting at which a quorum is present shall be the act of the Shareholders' meeting.

3.09(b)   ADJOURNMENT FOR LACK OR LOSS OF QUORUM
No business may be transacted in the absence of a quorum, or upon the withdrawal of enough Shareholders to leave less than a quorum; other than to adjourn the meeting from time to time by the vote of a majority of the shares represented at the meeting.

3.10 VOTING BY VOICE OR BALLOT
Elections for Directors need not be by ballot unless a Shareholder demands election by ballot before the voting begins.

3.11 CONDUCT OF MEETINGS
Meetings of the Shareholders shall be chaired by the President, or, in the President's absence, a Vice President designated by the President, or, in the absence of such designation, any other person chosen by a majority of the Shareholders of the Corporation present in person or by proxy and entitled to vote. The Secretary of the Corporation, or, in the Secretary's absence, an Assistant Secretary, shall act as Secretary of all meetings of the Shareholders. In the absence of the Secretary or Assistant Secretary, the Chairman shall appoint another person to act as Secretary of the meeting.

3.12 ANNUAL MEETINGS
The time, place, and date of the annual meeting of the Shareholders of the Corporation, for the purpose of electing Directors and for the transaction of any other business as may come before the meeting, shall be set from time to time by a majority vote of the Board of Directors. If the day fixed for the annual meeting shall be on a legal holiday in the State of Colorado, such meeting shall be held on the next succeeding business day. If the election of Directors is not held on the day thus designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as possible.

3.13 FAILURE TO HOLD ANNUAL MEETING
If, within any 13-month period, an annual Shareholders' Meeting is not held, any Shareholder may apply to a court of competent jurisdiction in the county in which the principal office of the Corporation is located for a summary order that an annual meeting be held.

3.14 SPECIAL MEETINGS
A special Shareholders' meeting may be called at any time by. (a) the President; (b) the Board of Directors; or (c) one or
more Shareholders holding in the aggregate one-tenth or more of all the shares entitled to vote at the meeting. Such meeting may be called for any purpose. The party calling the meeting may do so only by written request sent by registered mail or delivered in person to the President or Secretary. The officer receiving the written request shall within ten (10) days from the date of its receipt cause notice of the meeting to be sent to all the Shareholders entitled to vote at such a meeting. If the officer does not give notice of the meeting within ten (10) days after the date of receipt of the written request, the person or persons calling the meeting may fix the time of the meeting and give the notice. The notice shall be sent pursuant to Section 3.04 of these Bylaws. The notice of a special Shareholders' meeting must state the purpose or purposes of the meeting and, absent consent of every Shareholder to the specific action taken, shall be limited to purposes plainly stated in the notice, notwithstanding other provisions herein.

ARTICLE FOUR OFFICERS

4.01 TITLE AND APPOINTMENT
The officers of the Corporation shall be a President and a Secretary, as required by law. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries, and one or more Assistant Treasurers. One person may hold any two or more offices, including President and Secretary. All officers shall be elected by and hold office at the pleasure of the Board of Directors, which shall fix the compensation and tenure of all officers.

4.01(a)   CHAIRMAN OF THE BOARD
The Chairman, if there shall be such an officer, shall, if present, preside at the meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to the Chairman by the Board of Directors or prescribed by these Bylaws.

4.01(b)   PRESIDENT
Subject to such supervisory powers, if any, as may be given to the Chairman, if there is one, by the Board of Directors, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the Corporation. The President shall have the general powers and duties of management usually vested in the office of President of a corporation; shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws; and shall be ex officio a member of all standing committees, including the executive committee, if any. In addition, the President shall preside at all meetings of the Shareholders and in the absence of the Chairman, or if there is no Chairman, at all meetings of the Board of Directors.

4.01(c)   VICE PRESIDENT
Any Vice President shall have such powers and perform such duties as from time to time may be prescribed by these Bylaws, by the Board of Directors, or by the President. In the absence or disability of the President, the senior or duly appointed Vice President, if any, shall perform all the duties of the President, pending action by the Board of Directors when so acting, such Vice President shall have all the powers of, and be subject to all the restrictions on, the President.

4.01(d)   SECRETARY
The Secretary shall:
A.    See that all notices are duly given in accordance with the provisions
of  these  Bylaws and as required by law. In       case of the  absence  or
disability of the Secretary. or the Secretary's refusal or neglect to  act,
notice  may  be  given and served    by an Assistant Secretary  or  by  the
Chairman, the President, any Vice President, or by the Board of Directors.
B. Keep the minutes of corporate meetings, and the Corporate Record Book, as set out in Section 7.01 hereof.
C. Maintain, in the Corporate Record Book, a record of all share certificates issued or canceled and all shares of the Corporation canceled or transferred.
D. Be custodian of the Corporation's records and of any seal, which the Corporation may from time to time adopt. when the Corporation exercises its right to use a seal, the Secretary shall see that the seal is embossed on all share certificates prior to their issuance and on all documents authorized to be executed under seal in accordance with the provisions of these Bylaws.
E. In general, perform all duties incident to the office of Secretary, and such other duties as from time to time may be required by Sections 7.01, 7.02, and 7.03 of these Bylaws, by these Bylaws generally, by the Board of Directors, or by the President.

4.01(e)   TREASURER
The Treasurer shall:
F. Have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all funds in the name of the Corporation in those banks, trust companies, or other depositories that shall be selected by the Board of Directors.
G. Receive, and give receipt for, monies due and payable to the Corporation.
H. Disburse or cause to be disbursed the funds of the Corporation as may be directed by the Board of Directors, taking proper vouchers for those disbursements.
I. If required by the Board of Directors or the President, give to the Corporation a bond to assure the faithful performance of the duties of the Treasurer's office and the restoration to the Corporation of all corporate books, papers, vouchers, money, and other property of whatever kind in the Treasurer's possession or control, in case of the Treasurer's death, resignation, retirement, or removal from office. Any such bond shall be in a sum satisfactory to the Board of Directors, with one or more sureties or a surety company satisfactory to the Board of Directors.
J. In general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by Sections 7.O4 and 7.05 of these Bylaws, by these Bylaws generally, by the Board of Directors, or by the President.

4.01(f)   ASSISTANT SECRETARY AND ASSISTANT TREASURER
The Assistant Secretary or Assistant Treasurer shall have such powers and perform such duties as the Secretary or Treasurer, respectively, or as the Board of Directors or President may prescribe. In case of the absence of the Secretary or Treasurer, the senior Assistant Secretary or Assistant Treasurer, respectively, may perform all of the functions of the Secretary or Treasurer.

4.02 REMOVAL AND RESIGNATION
Any officer may be removed, either with or without cause, by vote of a majority of the Directors at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any committee or officer upon whom that power of removal may be conferred by the Board of Directors. Such removal shall be without prejudice to the contract rights, if any, of the person removed. Any officer may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the Corporation. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of that resignation shall not be necessary to make it effective.

4.03 VACANCIES
Upon the occasion of any vacancy occurring in any office of the Corporation, by reason of death, resignation, removal, or otherwise, the Board of Directors may elect an acting successor to hold office for the unexpired term or until a permanent successor is elected.

4.04 COMPENSATION
The compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that the officer is also a Shareholder or a Director of the Corporation, or both.

ARTICLE FIVE - AUTHORITY TO EXECUTE INSTRUMENTS

5.01 NO AUTHORITY ABSENT SPECIFIC AUTHORIZATION
These Bylaws provide certain authority for the execution of instruments. The Board of Directors, except as otherwise provided in these Bylaws, may additionally authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless expressly authorized by these Bylaws or the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement nor to pledge its credit nor to render it peculiarly liable for any purpose or in any amount.

5.02 EXECUTION OF CERTAIN INSTRUMENTS
Formal contracts of the Corporation, promissory notes, deeds, deeds of trust, mortgages, pledges, and other evidences of indebtedness of the Corporation, other corporate documents, and certificates of ownership of liquid assets held by the Corporation shall be signed or endorsed by the President or any Vice President and by the Secretary or the Treasurer, unless otherwise specifically determined by the Board of Directors or otherwise required by law.

ARTICLE SIX - ISSUANCE AND TRANSFER OF SHARES
6.01 CLASSES AND SERIES OF SHARES
The Corporation may issue one or more classes or series of shares, or both. Any of these classes or series may have full, limited, or no voting rights, and may have such other preferences, rights, privileges, and restrictions as are stated or authorized in the Articles of Incorporation. All shares of any one class shall have the same voting, conversion, redemption, and other rights, preferences, privileges, and restrictions, unless the class is divided into series, If a class is divided into series, all the shares of any one series shall have the same voting, conversion, redemption, and other. rights, preferences, privileges, and restrictions. There shall always be a class or series of shares outstanding that has complete voting rights except as limited or restricted by voting rights conferred on some other class or series of outstanding shares.

6.02 CERTIFICATES FOR FULLY PAID SHARES
Neither shares nor certificates representing shares may be issued by the Corporation until the full amount of the consideration has been received when the consideration has been paid to the Corporation, the shares shall be deemed to have been issued and the certificate representing the shares shall be issued to the shareholder.

6.03 CONSIDERATION FOR SHARES
Shares may be issued for such consideration as may be fixed from time to time by the Board of Directors, but not less than the par value stated in the Articles of Incorporation. The consideration paid for the issuance of shares shall consist of money paid, labor done, or property actually received, and neither promissory notes nor the promise of future services shall constitute payment nor partial payment for shares of the Corporation.

6.04 REPLACEMENT OF CERTIFICATES
No replacement share certificate shall be issued until the former certificate for the shares represented thereby shall have been surrendered and canceled, except that replacements for lost or destroyed certificates may be issued, upon such terms, conditions, and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.

6.05 SIGNING CERTIFICATES-FACSIMILE SIGNATURES
All share certificates shall be signed by the officer(s) designated by the Board of Directors. The signatures of the foregoing officers may be facsimiles. If the officer who has signed or whose facsimile signature has been placed on the certificate has ceased to be such officer before the certificate issued, the certificate may be issued by the Corporation with the same effect as if he or she Ire such officer on the date of its issuance.

6.06 TRANSFER AGENTS AND REGISTRARS
The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate. Each registrar appointed, if any, shall be an incorporated bank or trust company, either domestic or foreign.

6.07 CONDITIONS OF TRANSFER
The party in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, and prior written notice thereof shall be given to the Secretary of the Corporation, or to its transfer agent, if any, such fact shall be stated in the entry of the transfer.

6.08 REASONABLE DOUBTS AS TO RIGHT TO TRANSFER
When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Corporation or its transfer agent, before recording the transfer of the shares on its books or issuing any certificate there for, may require from the person seeking the transfer reasonable proof of that person's right to the transfer. If there remains a reasonable doubt of the right to the transfer, the Corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the Corporation as to form, amount, and responsibility of sureties. The bond shall be conditioned to protect the Corporation, its officers, transfer agents, and registrars, or any of them, against any loss, damage, expense, or other liability for the transfer or the issuance of a new certificate for shares.

ARTICLE SEVEN - CORPORATE RECORDS AND ADMINISTRATION

7.01 MINUTES OF CORPORATE MEETINGS
The Corporation shall keep at the principal office, or such other place as the Board of Directors may order, a book recording the minutes of all meetings of its Shareholders and Directors, with the time and place of each meeting, whether such meeting was regular or special, a copy of the notice given of such meeting, or of the written waiver thereof, and, if it is a special meeting, how the meeting was authorized. The record book shall further show the number of shares present or represented at Shareholders' meetings, and the names of those present and the proceedings of all meetings.


7.02 SHARE REGISTER
The Corporation shall keep at the principal office, or at the office of the transfer agent, a share register showing the names of the Shareholders, their addresses, the number and class of shares issued to each, the number and date of issuance of each certificate issued for such shares, and the number and date of cancellation of every certificate surrendered for cancellation. The above information may be kept on an information storage device such as a computer, provided that the device is capable of reproducing the information in clearly legible form. If the Corporation is taxed under Internal Revenue Code Section 1244 or Subchapter S, the Officer issuing shares shall maintain the appropriate requirements regarding issuance.

7.03 CORPORATE SEAL
The Board of Directors may at any time adopt, prescribe the use of, or discontinue the use of, such corporate seal as it deems desirable, and the appropriate officers shall cause such seal to be affixed to such certificates and documents as the Board of Directors may direct.

7.04 BOOKS OF ACCOUNT
The Corporation shall maintain correct and adequate accounts of its properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. The corporate bookkeeping procedures shall conform to accepted accounting practices for the Corporation's business or businesses. subject to the foregoing, The chart of financial accounts shall be taken from, and designed to facilitate preparation of, current corporate tax returns. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital, shall be classed by source and shown in a separate account. If the Corporation is taxed under Internal Revenue Code
Section 1244 or Subchapter S, the officers and agents maintaining the books of account shall maintain the appropriate requirements.
7.05 INSPECTION OF CORPORATE RECORDS
A Director or Shareholder demanding to examine the Corporation's books or records may be required to first sign an affidavit that the demanding party will not directly or indirectly participate in reselling the information and will keep it confidential other than in use for proper purposes reasonably related to the Director's or Shareholder's role. A Director who insists on examining the records while refusing to sign this affidavit thereby resigns as a Director.
7.06 FISCAL YEAR
The fiscal year of the Corporation shall be as determined by the Board of Directors and approved by the Internal Revenue Service. The Treasurer shall forthwith arrange a consultation with the Corporation's tax advisers to determine whether the Corporation is to have a fiscal year other than the calendar year. If so, the Treasurer shall file an election with the Internal Revenue Service as early as possible, and all correspondence with the IRS, including the application for the Corporation's Employer Identification Number, shall reflect such non-calendar year election.
7.07 WAIVER OF NOTICE
Any notice required by law or by these Bylaws may be waived by execution of a written waiver of notice executed by the person entitled to the notice. The waiver may be signed before or after the meeting
ARTICLE EIGHT - ADOPTION OF INITIAL BYLAWS
The Board of Directors adopted the foregoing bylaws on November 30, 2001

/s/: Dana Upton
Director, President
Attested to, and certified by:  /S/: Dana Upton, Secretary



EXHIBIT 3.1a


                          SUBSCRIPTION AGREEMENT

                           HUDSON VENTURES, INC.

SUBSCRIPTION  AGREEMENT made as of this    day of  DECEMBER, 2001   between
HUDSON    VENTURES,  INC.,  a  Nevada  corporation  (the   "Company")   and
(the "Subscriber").

WHEREAS:

A.        The Subscriber is a director of the Company.

B.        The Subscriber desires to acquire          shares of common stock
          of the Company at a price of $0.001 US per share (the "Shares").

(1) The Company desires to accept the Subscriber's subscription for the Shares.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1.             SUBSCRIPTION FOR SHARES

1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase the Shares from the Company at a price equal to $0.001 US per Share and the Company agrees to sell the Shares to the Subscriber

1.2 The purchase price is payable by the Subscriber to the Company contemporaneously with the execution and delivery of this Subscription Agreement.

1.3 The certificates representing the Shares sold pursuant to this Offering will be "restricted shares", as contemplated under United States Securities Act of 1933, and will be endorsed with the following legend:

          "THE  SECURITIES  REPRESENTED BY THIS CERTIFICATE  HAVE  NOT
          BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH
          SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR ARE EXEMPT FROM SUCH REGISTRATION."

1.4 The Subscriber hereby authorizes and directs the Company to deliver the securities to be issued to such Subscriber pursuant to this Subscription Agreement to the Subscriber's address indicated herein.

2.             REPRESENTATIONS AND WARRANTIES BY SUBSCRIBER

2.1 The Subscriber hereby severally represents and warrants to the Company as follows:

(1) The Subscriber recognizes that the purchase of Shares involves a high degree of risk in that the Company has only recently commenced its proposed business and may require substantial funds in addition to the proceeds of this subscription;

(2) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares;

(3) the Subscriber has such knowledge and experience in finance, securities, investments, including investment in non-listed and non registered securities, and other business matters so as to be able to protect its interests in connection with this transaction;

(4)  the Subscriber is a company controlled by a director of the Company;

(5) the Subscriber acknowledges that no market for the Shares presently exists and none may develop in the future and accordingly the Subscriber may not be able to liquidate its investment.

(6) The Subscriber hereby acknowledges that this offering of Shares by the Company has not been reviewed by the United States Securities and Exchange Commission ("SEC") and that the Shares are being issued by the Company pursuant to an exemption from registration provided by Section 4(2) to the United States Securities Act.

(7) the Subscriber is acquiring the Shares as principal for the Subscriber's own benefit;

(8)  the Subscriber is not aware of any advertisement of the Shares.

(9) Subscriber is acquiring the Shares subscribed to hereunder as an investment for Subscriber's own account, not as a nominee or agent, and not with a view toward the resale or distribution of any part thereof, and Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same;

(10) Subscriber does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Shares sold hereby;

(11) Subscriber has full power and authority to enter into this Agreement which constitutes a valid and legally binding obligation, enforceable in accordance with its terms;

(12) Subscriber can bear the economic risk of this investment, and was not organized for the purpose of acquiring the Shares;

3.             REPRESENTATIONS BY THE COMPANY

3.1       The Company represents and warrants to the Subscriber that:

     (A) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct.

     (B) Upon issue, the Shares will be duly and validly issued, fully paid and non-assessable common shares in the capital of the Company.


4.        MISCELLANEOUS

4.1 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada.
4.2 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.



IN WITNESS WHEREOF, this Subscription Agreement is executed as of the day and year first written above.


Number of Shares
Subscribed For:

Signature of Authorized
Signatory of
Subscriber:

Name of Subscriber:

Address of Subscriber:





ACCEPTED BY:

HUDSON VENTURES, INC.

Signature of Authorized Signatory:


Name of Authorized Signatory:     DANA UPTON


Position of Authorized Signatory: President/Secretary/Treasurer


Date of Acceptance:




















EXHIBIT 3.1b



     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND ARE PROPOSED TO BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. UPON ANY SALE, SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE
     REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

                      SUBSCRIPTION AGREEMENT

                        HUDSON VENTURES, INC.

SUBSCRIPTION   AGREEMENT  made  as  of   this                day   of
, 200 between HUDSON VENTURES, INC., a Nevada corporation with its registered office at 50 West Liberty Street, Suite 880, Reno, Nevada 89501 (the "Company") and the undersigned (the "Subscriber").

WHEREAS:

A. The Company desires to issue a maximum of 1,800,000 shares of common stock of the Company at a price of $0.01 US per share (the "Offering") pursuant to Regulation S of the United States Securities Act of 1933 (the "Act").

B. The Subscriber desires to acquire the number of shares of the Offering set forth on the signature page hereof (the "Shares") on the terms and subject to the conditions of this Subscription Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

3.   SUBSCRIPTION FOR SHARES

1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Shares as is set forth upon the signature page hereof at a price equal to $0.01 US per Share. Upon execution, the subscription by the Subscriber will be irrevocable.

1.2         The   purchase  price  is  payable  by   the   Subscriber
contemporaneously   with  the  execution   and   delivery   of   this
Subscription Agreement.

1.3 Upon execution by the Company, the Company agrees to sell such Shares to the Subscriber for said purchase price subject to the Company's right to sell to the Subscriber such lesser number of Shares as it may, in its sole discretion, deem necessary or desirable.

1.4 Any acceptance by the Company of the Subscriber is conditional upon compliance with all securities laws and other applicable laws of the jurisdiction in which the Subscriber is resident. Each






                   Subscriber will deliver to the Company all other documentation, agreements, representations and government forms required by the lawyers for the Company as required to comply with all securities laws and other applicable laws of the jurisdiction of the Subscriber. The Company will not grant any registration or other qualification rights to any Subscriber.



4.   REGULATION S AGREEMENTS OF THE SUBSCRIBER


2.1 The Subscriber agrees to resell the Shares only in accordance with the provisions of Regulation S of the Act pursuant to registration under the Act, or pursuant to an available exemption from registration pursuant to the Act.


2.2 The Subscriber agrees not to engage in hedging transactions with regard to the Shares unless in compliance with the Act.


2.3    The  Subscriber acknowledges and agrees that all  certificates
representing  the Shares will be endorsed with the following   legend
in accordance with Regulation S of the Act:



          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN
          ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM
          REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT"




2.4 The Subscriber and the Company agree that the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S of the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration.




     3.   REPRESENTATIONS AND WARRANTIES BY SUBSCRIBER

3.1 The Subscriber represents and warrants to the Company and acknowledges that the Company is relying upon the Subscriber's representations and warranties in agreeing to sell the Shares to the Subscriber that:

     The Subscriber is not a "U.S. Person" as defined by Regulation S of the Act and is not acquiring the Shares for the account or benefit of a U.S. Person.

            A "U.S. Person" is defined by Regulation S of the Act to be any person who is:

 (1)  any natural person resident in the United States;

 (2)  any partnership or corporation organized or incorporated  under the laws of the United States;


 (3)  any estate  of  which any executor or administrator is  a  U.S.
               person;


 (4)  any trust of which any trustee is a U.S. person;


 (5)  any agency  or branch of a foreign entity located in the United
               States;


 (6) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and

 (7)  any partnership or corporation if:

      1.   organized or incorporated under the laws of any foreign
                    jurisdiction; and

      2. formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors [as defined in
           Section 230.501(a) of the Act] who are not natural persons, estates or trusts.


       The   Subscriber  recognizes  that  the  purchase  of   Shares
          involves a high degree of risk in that the Company has only recently commenced its proposed business and may require substantial funds in addition to the proceeds of this private placement;

       An investment  in the Company is highly speculative  and  only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares;

       The Subscriber has had full opportunity to review information regarding the business and financial condition of the Company with the Subscriber's legal and financial advisers prior to execution of this Subscription Agreement;

       The Subscriber has such knowledge and experience in finance, securities, investments, including investment in non-listed and non registered securities, and other business matters so as to be able to protect its interests in connection with this transaction.

       The Subscriber acknowledges that no market for the Shares presently exists and none may develop in the future and accordingly the Subscriber may not be able to liquidate its investment.


       The  Subscriber  hereby  acknowledges that  this  offering  of
          Shares has not been reviewed by the United States Securities and Exchange Commission (the "SEC") and that the Shares are being issued by the Company pursuant to an exemption from registration provided by Regulation S pursuant to the United States Securities Act.

       The Subscriber is acquiring the Shares as principal for the Subscriber's own benefit;

       The Subscriber is not aware of any advertisement of the Shares.

       The   Subscriber   is  acquiring  the  Shares  subscribed   to
          hereunder as an investment for the Subscriber's own account, not as a nominee or agent, and not with a view toward the resale or distribution of any part thereof, and the Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same;

       The Subscriber does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Shares sold hereby;

       The Subscriber has full power and authority to enter into this Agreement which constitutes a valid and legally binding obligation, enforceable in accordance with its terms;

       Subscriber can bear the economic risk of this investment, and was not organized for the purpose of acquiring the Shares;

       The Subscriber has satisfied himself or herself as to the full observance of the laws of his or her jurisdiction in connection with any invitation to subscribe for the Shares and/or any use of this Agreement, including (i) the legal requirements within his/her jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares.



          (8)  REPRESENTATIONS BY THE COMPANY

4.1       The Company represents and warrants to the Subscriber that:

     (A) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct.

     (B) Upon issue, the Shares will be duly and validly issued, fully paid and non-assessable common shares in the capital of the Company.

     (C) The issued and outstanding shares of the Company consists of 1,500,000 shares of the Company's common stock prior to the completion of the issue of any shares of the Company's common stock pursuant to this Offering.



     TERMS OF SUBSCRIPTION

5.1 Pending acceptance of this subscription by the Company, all funds paid hereunder shall be deposited by the Company and immediately available to the Company for the purposes set forth in the disclosure statement. In the event the subscription is not accepted, the subscription funds will constitute a non-interest bearing demand loan of the Subscriber to the Company.

5.2 The Subscriber hereby authorizes and directs the Company to deliver the securities to be issued to such Subscriber pursuant to this Subscription Agreement to the Subscriber's address indicated herein.

5.3         The   Subscriber  acknowledges  and   agrees   that   the
subscription for the Shares and the Company's acceptance of the subscription is not subject to any minimum subscription for the Offering.

          MISCELLANEOUS

6.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at its registered office, at 50 West Liberty Street, Suite 880, Reno, Nevada 89501, Attention: Mr. Dana Upton, President, and to the Subscriber at his address indicated on the last page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

6.2 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada.

6.3 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

7    REPRESENTATIONS  BY ALBERTA, BRITISH COLUMBIA,  ONTARIO  AND
     QUEBEC RESIDENTS

7.1 If the Subscriber is a resident of Canada, the Subscriber represents to the Company that the Subscriber is a resident of the Province of Alberta, British Columbia, Ontario or Quebec and the Subscriber is (Residents of Alberta, British Columbia, Ontario or Quebec must circle one, as appropriate, and add the name of the senior officer or director of the Company):

     (i)  a   spouse,   parent,   brother,   sister   or   child   of
          _______________________, a senior officer or director of the Company ;

     (ii) a     close    friend    or    business    associate     of
          ___________________________, a senior officer  or  director of the Company , or
               (iii) a company, all of the voting securities of which are beneficially owned by one or more of a spouse, brother,
..                           sister, child or close personal friend or
business associate of , ______________________, a senior officer or director of the Company .








IN WITNESS WHEREOF, this Subscription Agreement is executed as of the day and year first written above.



 Number of Shares                          common shares
 Subscribed For:



 Signature of
 Subscriber:

 Name of Subscriber:

 Address of Subscriber:



 Subscriber's Social
 Security Number:

ACCEPTED BY:

HUDSON VENTURES, INC.

Signature of Authorized Signatory:


Name of Authorized Signatory: DANA N. UPTON


Position of Authorized Signatory: PRESIDENT


Date of Acceptance:
























                               EXHIBIT 3.1c


          THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND ARE PROPOSED TO BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. UPON ANY SALE, SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE
     REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

                      SUBSCRIPTION AGREEMENT

                        HUDSON VENTURES, INC.

SUBSCRIPTION AGREEMENT made as of this _____ day of _________, 2002 between HUDSON VENTURES, INC., a Nevada corporation with its registered office at 50 West Liberty Street, Suite 880, Reno, Nevada 89501 (the "Company") and the undersigned (the "Subscriber").

WHEREAS:

A.   The  Company has entered into an option agreement dated  January
     21, 2002 with Glen Macdonald, (the "Option Agreement") for the acquisition of a 90% interest of certain mineral claims known as the Wheaton River Property in the Whitehorse Mining District in the Yukon
     Territories  (the "Property").   The Company has completed  cash
     payments to Glen Macdonald totaling $7,500 as required to maintain
     its interest in the Option Agreement.    The Company is required to
     complete exploration expenditures on the Property totaling $15,000 by December 31, 2002 and, in aggregate, $195,000 by December 31, 2003 in order to exercise its option.

B. The Company has received a geological report on the Wheaton River Property mineral claims which are the subject of the Option Agreement (the "Geological Report") dated January 23, 2002. The Geological Report recommends a two phase work program on the Property. The Company has determined to proceed with phase one of the geological work program with an estimated cost of $15,000.

C. The Company has also entered into an option agreement dated January 22, 2002 with Glen Macdonald, (the "Option Agreement") for the acquisition of a 90% interest of certain mineral claims known as the McConnell River Property in the Watson Lake Mining District in
     the Yukon Territories (the "Property").   The Company has completed
     cash  payments to Glen Macdonald totaling $2,500 as required  to
     maintain its interest in the Option Agreement.    The Company is
     required to complete exploration expenditures on the Property totaling $25,000 by June 30, 2003 in order to exercise its option.

D. The Company has received a geological report on the McConnell River Property mineral claims which are the subject of the Option Agreement (the "Geological Report") dated January 22, 2002. The Geological Report recommends a two phase work program on the Property. The Company has determined to seek out potential Joint Venture Partners for this project to reduce the risk to the Company as exploration advances.

E. The Company desires to issue a maximum of 100,000 shares of common stock of the Company at a price of $0.50 US per share (the "Offering") pursuant to Regulation S of the United States Securities Act of 1933 (the Act) in order to finance phase one of the recommended work program on the Wheaton River Property and to provide working capital for the Company's operations.

F. The Company has delivered to the Subscriber a copy of the Company's disclosure statement dated January 24, 2002 (the "Disclosure Statement").

G. The Subscriber desires to acquire the number of shares of the Offering set forth on the signature page hereof (the "Shares") on the terms and subject to the conditions of this Subscription Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

4.   SUBSCRIPTION FOR SHARES

1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Shares as is set forth upon the signature page hereof at a price equal to $0.50 US per Share. Upon execution, the subscription by the Subscriber will be irrevocable.

1.2         The   purchase  price  is  payable  by   the   Subscriber
contemporaneously   with  the  execution   and   delivery   of   this
Subscription Agreement.

1.3 Upon execution by the Company, the Company agrees to sell such Shares to the Subscriber for said purchase price subject to the Company's right to sell to the Subscriber such lesser number of Shares as it may, in its sole discretion, deem necessary or desirable.

1.4 Any acceptance by the Company of the Subscriber is conditional upon compliance with all securities laws and other applicable laws of the jurisdiction in which the Subscriber is resident. Each Subscriber will deliver to the Company all other documentation, agreements, representations and requisite government forms required by the lawyers for the Company as required to comply with all securities laws and other applicable laws of the jurisdiction of the Subscriber. The Company will not grant any registration or other qualification rights to any Subscriber.




2.   REGULATION S AGREEMENTS OF THE SUBSCRIBER

2.1 The Subscriber agrees to resell the Shares only in accordance with the provisions of Regulation S of the Act pursuant to registration under the Act, or pursuant to an available exemption from registration pursuant to the Act.

2.2 The Subscriber agrees not to engage in hedging transactions with regard to the Shares unless in compliance with the Act.

2.3         The   Subscriber  acknowledges  and   agrees   that   all
certificates representing the Shares will be endorsed with the following legend in accordance with Regulation S of the Act:



          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE
          REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT"

2.4 The Subscriber and the Company agree that the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S of the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration.

3.   REPRESENTATIONS AND WARRANTIES BY SUBSCRIBER

3.1 The Subscriber represents and warrants to the Company and acknowledges that the Company is relying upon the Subscriber's representations and warranties in agreeing to sell the Shares to the Subscriber that:

(1) The Subscriber is not a "U.S. Person" as defined by Regulation S of the Act and is not acquiring the Shares for the account or benefit of a U.S. Person.

     A "U.S. Person" is defined by Regulation S of the Act to be any person who is:

     (a)  any natural person resident in the United States;

     (b) any partnership or corporation organized or incorporated under the laws of the United States;

     (c)  any estate of which any executor or administrator is a U.S.
               person;

     (d)  any trust of which any trustee is a U.S. person;

     (e)  any agency or branch of a foreign entity located in the United
               States;

     (f) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and

     (g)  any partnership or corporation if:

     1. organized or incorporated under the laws of any foreign jurisdiction; and

     2. formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors [as defined in
          Section 230.501(a) of the Act] who are not natural persons, estates or trusts.

       (2) The Subscriber recognizes that the purchase of Shares involves a high degree of risk in that the Company has only recently commenced its proposed business and may require substantial funds in addition to the proceeds of this private placement.

       (3) An investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares.

       (4) The Subscriber has received and has had full opportunity to review the Company's Disclosure Statement, a copy of Option Agreement, a copy of the Geological Report and information regarding the business and financial condition of the Company with the Subscriber's legal and financial advisers prior to execution of this Subscription Agreement.

       (5) The Subscriber has such knowledge and experience in finance, securities, investments, including investment in non-listed and non registered securities, and other business matters so as to be able to protect its interests in connection with this transaction.

       (6) The Subscriber acknowledges that no market for the Shares presently exists and none may develop in the future and accordingly the Subscriber may not be able to liquidate its investment.

       (7) The Subscriber hereby acknowledges that this offering of Shares has not been reviewed by the United States Securities and Exchange Commission (the "SEC") and that the Shares are being issued by the Company pursuant to an exemption from registration provided by Regulation S pursuant to the United States Securities Act.

       (8) The Subscriber is acquiring the Shares as principal for the Subscriber's own benefit.

       (9)  The Subscriber is not aware of any advertisement of the Shares.

       (10) The Subscriber is acquiring the Shares subscribed to hereunder as an investment for the Subscriber's own account, not as a nominee or agent, and not with a view toward the resale or distribution of any part thereof, and the Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same.

       (11) The Subscriber does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Shares sold hereby.

       (12) The Subscriber has full power and authority to enter into this Agreement which constitutes a valid and legally binding obligation, enforceable in accordance with its terms.

       (13) Subscriber can bear the economic risk of this investment, and was not organized for the purpose of acquiring the Shares.

       (14) The Subscriber has satisfied himself or herself as to the full observance of the laws of his or her jurisdiction in connection with any invitation to subscribe for the Shares and/or any use of this Agreement, including (i) the legal requirements within his/her jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares.



          (9)  REPRESENTATIONS BY THE COMPANY

4.1       The Company represents and warrants to the Subscriber that:

     (1) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct.

     (2) Upon issue, the Shares will be duly and validly issued, fully paid and non-assessable common shares in the capital of the Company.

      (3) The issued and outstanding shares of the Company consists of 3,010,000 shares of the Company's common stock prior to the completion of the issue of any shares of the Company's common stock pursuant to this Offering.


          (10) TERMS OF SUBSCRIPTION

5.1 Pending acceptance of this subscription by the Company, all funds paid hereunder shall be deposited by the Company and immediately available to the Company for the purposes set forth in the disclosure statement. In the event the subscription is not accepted, the subscription funds will constitute a non-interest bearing demand loan of the Subscriber to the Company.

5.2 The Subscriber hereby authorizes and directs the Company to deliver the securities to be issued to such Subscriber pursuant to this Subscription Agreement to the Subscriber's address indicated herein.

5.3         The   Subscriber  acknowledges  and   agrees   that   the
subscription for the Shares and the Company's acceptance of the subscription is not subject to any minimum subscription for the Offering.


          (11) MISCELLANEOUS

6.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at its registered office, at 50 West Liberty Street, Suite 880, Reno, Nevada 89501, Attention: Mr. Dana Upton, President, and to the Subscriber at his address indicated on the last page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

6.2 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada.

6.3 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.


          (12) REPRESENTATIONS BY ALBERTA, BRITISH COLUMBIA, ONTARIO AND
QUEBEC
               RESIDENTS

7.1 If the Subscriber is a resident of Canada, the Subscriber represents to the Company that the Subscriber is a resident of the Province of Alberta, British Columbia, Ontario or Quebec and the Subscriber is (Residents of Alberta, British Columbia, Ontario or Quebec must circle one, as appropriate, and add the name of the senior officer or director of the Company):

     (i)  a   spouse,   parent,   brother,   sister   or   child   of
          _______________________, a senior officer or director of the Company;

     (ii) a     close    friend    or    business    associate     of
          _________________________, a senior officer or director of the Company, or

     (iii) a company, all of the voting securities of which are beneficially owned by one or more of a spouse, parent, brother, sister, child or close personal friend or business associate of ____________________, a senior officer or director of the Company.


IN WITNESS WHEREOF, this Subscription Agreement is executed as of the day and year first written above.


 Number of Shares                              common shares
 Subscribed For:



 Signature of Subscriber:

 Name of Subscriber:

 Address of Subscriber:



 Subscribers Social
 Security Number:


ACCEPTED BY:

HUDSON VENTURES, INC.

Signature  of Authorized
Signatory:

Name    of    Authorized                DANA N. UPTON
Signatory:

Position  of  Authorized                  PRESIDENT
Signatory:

Date of Acceptance:















                                EXHIBIT 3.2



                        DISCLOSURE STATEMENT

                        HUDSON VENTURES, INC.

                        A NEVADA CORPORATION


DATE OF DISCLOSURE STATEMENT:           January 24, 2002

TYPE OF SECURITIES OFFERED:             Shares of Common Stock of the
                                   Company (the "Common Stock")

     NUMBER  OF  SECURITIES  OFFERED:      Up to  100,000  Shares  of
     Common Stock (the "shares")

PRICE: $0.50 per Share



                 Offering       Commissions      Proceeds to
                 Price                           Company

Per Share        $0.50             NIL           $0.50

Total            $50,000           NIL           $50,000



The securities offered are offered on a best efforts basis. Sales of Common Stock will commence on the date of this Disclosure Statement and will terminate on July 10, 2002 unless the period of the Offering is extended by the Company's Board of Directors. There is no minimum number of Shares to be sold.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND ARE PROPOSED TO BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. UPON ANY SALE, SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR
OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

INVESTMENT IN THE COMMON STOCK OFFERED BY THE COMPANY INVOLVES A HIGH DEGREE OF RISK. IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. PROSPECTIVE INVESTORS SHOULD RETAIN THEIR OWN PROFESSIONAL ADVISORS TO REVIEW AND EVALUATE THE FINANCIAL, ECONOMIC, TAX AND OTHER CONSEQUENCES OF THIS INVESTMENT. INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR INVESTMENT IN ITS ENTIRETY.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION HAS NOT PASSED UPON THE MERITS OF THIS OFFERING OR GIVEN ITS APPROVAL TO ANY SECURITIES OFFERED OR TO THE TERMS OF THE OFFERING. THE UNITED STATES SECURITIES COMMISSION HAS NOT PASSED UPON THE ACCURACY OR COMPLETENESS OF THIS DISCLOSURE STATEMENT. THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION. NO SECURITIES COMMISSION OR SIMILAR REGULATORY AUTHORITY IN CANADA HAS PASSED ON THE MERITS OF THE SECURITIES
OFFERED NOR HAS IT REVIEWED THIS DISCLOSURE STATEMENT AND ANY REFERENCE TO THE CONTRARY IS AN OFFENCE.

THE SECURITIES WILL BE DISTRIBUTED IN CANADA PURSUANT TO EXEMPTIONS FROM THE PROSPECTUS REQUIREMENTS OF THE SECURITIES ACT (BRITISH COLUMBIA), SECURITIES ACT (ALBERTA),THE SECURITIES ACT (ONTARIO) AND THE SECURITIES ACT (QUEBEC). THE COMPANY IS NOT AND MAY NEVER BE A REPORTING ISSUER IN THE PROVINCE OF BRITISH COLUMBIA, THE PROVINCE OF ALBERTA, THE PROVINCE OF ONTARIO OR THE PROVINCE OF QUEBEC. THE COMMON SHARES OF THE COMPANY MAY NOT BE RESOLD IN THE PROVINCE OF BRITISH COLUMBIA, THE PROVINCE OF ALBERT OR THE PROVINCE OF ONTARIO OR THE PROVINCE OF QUEBEC, EXCEPT UNDER A PROSPECTUS OR STATUTORY EXEMPTION AVAILABLE ONLY IN SPECIFIC AND LIMITED CIRCUMSTANCES UNLESS AND UNTIL THE ISSUER BECOMES A REPORTING ISSUER IN THE PROVINCE OF BRITISH COLUMBIA, THE PROVINCE OF ALBERTA, THE PROVINCE OF ONTARIO OR THE PROVINCE OF QUEBEC, AS APPLICABLE, AND SUCH COMMON SHARES ARE HELD THEREAFTER FOR THE APPLICABLE HOLD PERIOD. AS THERE IS NO MARKET FOR THESE SECURITIES, IT MAY BE DIFFICULT OR EVEN IMPOSSIBLE FOR THE PURCHASER TO SELL THEM IN CANADA.


     INVESTOR REVIEW AND FINANCIAL RISK

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. INVESTORS ARE ADVISED TO CONSULT WITH THEIR LEGAL COUNSEL AND A TAX ADVISOR WITH RESPECT TO ANY INVESTMENT IN THIS OFFERING. NOTE FURTHER, THAT THE PRICE OF THE COMMON STOCK WAS ARTIFICIALLY DETERMINED BY THE COMPANY AND BEARS NO RELATIONSHIP TO THE ASSETS, NET WORTH, BOOK VALUE OR POTENTIAL BUSINESS OPERATIONS OF THE COMPANY. UPON CLOSING OF THIS OFFERING, THERE WILL BE NO PUBLIC MARKET FOR THE COMMON SHARES DESCRIBED HEREIN. CONSEQUENTLY, INVESTORS WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT INDEFINITELY.


    CONFIDENTIALITY AND LIMITATIONS OF THIS DISCLOSURE STATEMENT

This document contains information that is proprietary to the Company. It discusses trade and business secrets of the Company and is intended for use only by the party to whom it is transmitted by employees or agents of the Company, and only for the purpose of permitting such persons to decide whether to purchase the Common Stock described herein. This document may not be reproduced in whole or in part or used for any other purpose; nor may any of its contents be disclosed without the prior written consent of the Company, and the recipient agrees to return it to the Company immediately upon request. Acceptance of this document constitutes agreement to the above conditions.

The information contained in this document may at times represent the Company=s best estimates of its future financial and business performance, based upon assumptions believed to be reasonable. No representation or warranty is made, however, as to the accuracy or completeness of such assumptions, and nothing contained herein should be relied upon as a promise or representation as to any future performance or events. In addition, investors should take note that the information contained herein is only offered to be accurate as of the date of this Disclosure Statement. Neither the delivery of this Disclosure Statement, nor any sale made hereunder, shall, under any circumstances, create the implication that there has been no change in the affairs of the Company, or that the information contained herein is correct as of any date other than the date of its creation referenced above. See "RISK FACTORS."

THIS DISCLOSURE STATEMENT MUST BE TREATED AS CONFIDENTIAL BY THE PERSON TO WHOM IT IS DELIVERED. ANY DISTRIBUTION OR DIVULGENCE OF ANY OF ITS CONTENTS IS UNAUTHORIZED.

THE DISTRIBUTION OF THIS CONFIDENTIAL DISCLOSURE STATEMENT AND THE OFFERING OF THE COMMON STOCK DESCRIBED HEREIN MAY BE RESTRICTED BY LAW IN CERTAIN JURISDICTIONS. THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.


       INFORMATION PROVIDED OUTSIDE THIS DISCLOSURE STATEMENT

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS CONFIDENTIAL DISCLOSURE STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.





                          TABLE OF CONTENTS

                                                                 Page

SUMMARY                                                             5

RISK FACTORS                                                        7

TERMS OF OFFERING AND PLAN OF DISTRIBUTION                         11

USE OF PROCEEDS                                                    15

DESCRIPTION OF BUSINESS AND PROPERTY                               16

DIRECTORS, OFFICERS AND SIGNIFICANT EMPLOYEES                      18

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY OWNERS       19

SECURITIES BEING OFFERED                                           20

LITIGATION                                                         21

FINANCIAL STATEMENTS                                               21

ADDITIONAL ATTACHMENTS                                             21
                               SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Disclosure Statement and the exhibits hereto. Prospective investors are urged to read this Disclosure Statement in its entirety.

The Company

HUDSON VENTURES, INC. (the "Company") is a Nevada corporation incorporated on November 30, 2001. The Company has entered into an option agreement dated January 21, 2002 with Glen Macdonald (the "Option Agreement") whereby it has acquired an option (the "Option") to acquire a 90% interest in certain mineral claims located in the Whitehorse Mining District in the Yukon Territories (the "Wheaton River Property"). The Company is pursuing this Offering in order to raise funds for an exploration work program on the Wheaton River Property. The Company plans to pursue the exploration program as recommended in a geological report on the Wheaton River Property, which the Company has received.
The Company has also entered into an option agreement dated January 22, 2002 with Glen Macdonald (the "Option Agreement") whereby it has acquired an option (the "option") to acquire a 90% interest in certain mineral claims located in the Watson Lake Mining District in the Yukon Territory (the "McConnell River Property"). The Company has determined to seek out potential Joint Venture Partners for this project to fund the project and to reduce the risk to the Company as exploration advances.

The Offering

Securities Being Offered Up to 100,000 shares of Common Stock of  the
                    Company  at  a price of $0.50 US per share;   See
                    "DESCRIPTION OF SHARES."

Purchase Price            $0.50  US  per  Share.  See "TERMS  OF  THE
                    OFFERING AND PLAN OF DISTRIBUTION."

Regulation S:                  The  Shares are being offered pursuant
                    to Regulation S of the United States Securities Act of 1933 (the "Act") to persons who are not "U.S. Persons". See "TERMS OF OFFERING AND PLAN OF DISTRIBUTION.

Securities Issued         As  of the date of this Document, there are
                    3,010,000 shares of Common Stock issued and outstanding. Upon the completion of this offering, there will be 3,110,000 shares of Common Stock issued and outstanding if all of the offered Shares are fully sold. See "SECURITIES BEING OFFERED" and "TERMS OF THE OFFERING AND PLAN OF DISTRIBUTION."

Use of Proceeds           The gross proceeds to the Company from  the
                    sale of the Shares will be approximately $50,000.00 US, assuming all Shares are sold. Such proceeds will be utilized to complete exploration expenditures on the Wheaton River Property and for working capital. See "USE OF PROCEEDS."

Plan of Distribution           The Offering is being sold by officers
                    and directors of the Company to persons in Canada who are residents of the Provinces of British Columbia, Alberta, Ontario or Quebec and who are:

                    (A) a spouse, parent, brother, sister or child of a senior officer or director of the Company ;

                    (B) a close friend or business associate of a senior officer or director of the Company; or

                    (C) a company, all of the voting securities of which are beneficially owned by one or more of a spouse, parent, brother, sister, child or close personal friend or business associate of a senior officer or director of the Company.

Dilution                        Investors   in  this  offering   will
                    experience substantial dilution. Dilution represents the difference between the offering price and the net tangible book value per share after the offering. Additional dilution may result from future offerings or from the exercise of future options pursuant to any stock option plan or warrants that may be established by the Company.

Risk Factors                  The securities offered hereby involve a
                    high degree of risk and should not be purchased by anyone who cannot afford the loss of their entire investment. Prospective investors should carefully review and consider the factors set forth in the following section of this Document entitled "RISK FACTORS," as well as the other information set-forth herein, before subscribing for any of the Shares offered hereby.

Local Jurisdictions      The Offering and any subscription for Shares
                    is subject to compliance with all applicable securities laws and other applicable laws of the province or foreign jurisdiction in which any Subscriber for the Offering is resident. Each Subscriber will deliver to the Company all other documentation, agreements, representations and requisite government forms required by the lawyers for the Company, in addition to the Subscription Agreement, as required to comply with all securities laws and other applicable laws of the jurisdiction of the Subscriber.

RISK FACTORS

An investment in the Shares offered herein is highly speculative and subject to a high degree of risk. Only those persons who can bear the risk of the entire loss of their investment should participate. An investor should carefully consider the risks described below and the other information in this Disclosure before investing in the Company's Common Stock. The risks described below are not the only ones faced. Additional risks that the Company is aware of or that the Company currently believes are immaterial may become important factors that affect the Company=s business. If any of the following risks occur, or if others occur, the Company=s business, operating results and financial condition could be seriously harmed and the investor may lose all of its investment.

1. Need for Additional Financing, Limited Operating History, Risks of New Business Venture

     While the proceeds of the Offering will be sufficient in order to enable the Company to complete phase one of the geological work program recommended on the Wheaton River Property, the Company will require substantial additional capital to fund the continued exploration of the Wheaton River Property in order to exercise the Option. If the Company does not meet the exploration expenditures required by the Option Agreement, then it will forfeit its interest in the Option and will have no interest in the Wheaton River Property. In addition, other events or circumstances that are not presently anticipated may reduce the time period for which the funds will be sufficient. Other than the Offering, completion of which cannot be assured, the Company has no agreements for additional financing and there can be no assurance that additional funding will be available to the Company on acceptable terms, or at all, to continue operations to the date referred to above, to fund new business opportunities or to execute its business plan. The Company was incorporated in November, 2001 and to date has been involved primarily in organizational activities and has had no revenues. Potential investors should be aware of the difficulties normally encountered by mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties complications and delays encountered in connection with the exploration of its mineral properties which the Company plans to undertake. These include, but are not limited to, unanticipated problems relating to exploration and development, and additional costs and expenses that may exceed current estimates. There is no history upon which to base any assumption as to the likelihood that the Company will prove successful, and there can be no assurance that the Company will generate any operating revenues or ever achieve profitable operations. See "Use of Proceeds" and "Description of Business and Property.

2.   Exploration Risk

     Exploration for minerals is a speculative venture necessarily involving substantial risk. There is not any certainty that the expenditures to be made by the Company in the acquisition of the interests described herein will result in discoveries of commercial quantities of ore. Hazards such as unusual or unexpected formations and other conditions are involved in mineral exploration and development. The Company may become subject to liability for pollution, cave-ins or hazards against which it cannot insure or against which it may elect not to insure. The payment of such liabilities may have a material adverse effect on the Company's financial position.

3.   No Known Bodies of Ore

     There are not any known bodies of ore on the Company's properties. The purpose of the present offering is to raise funds to carry out further exploration with the objective of establishing ore of commercial tonnage and grade. If the Company's exploration programs are successful, additional funds will be required for the development of economic reserves and to place them in commercial production. The only source of future funds presently available to the Company is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only alternative for the financing of further exploration would be the offering by the Company of an interest in its properties to be earned by another party or parties carrying out further exploration or development thereof, which is not presently contemplated.

4.   No Dividends

     Payment of dividends on the Common Stock is within the discretion of the Board of Directors and will depend upon the
     Company's future earnings, its capital requirements and financial condition, and other relevant factors. The Company does not intend to declare any dividends on its Common Stock for the foreseeable future.

5.   Concentration of Ownership

     Upon completion of this Offering, current stockholders of the Company will own a majority of the Company's Common Stock. As a result, such persons will have the ability to elect the Board of Directors of the Company and therefore control the Company and direct its affairs and business.

6.   Dilution

     The Offering price is substantially higher than the book value per share. Investors purchasing the Shares in this Offering will therefore incur immediate substantial dilution.
7.   Offering Price

     The offering price of the Shares was arbitrarily determined by the Company. Among the factors considered in determining the price of the Shares were the uncertain prospects of the Company, the backgrounds of the directors and the current conditions in the financial markets. There is, however, no relationship whatsoever between the offering price of the Shares and the Company's assets, earnings, book value or any other objective criteria of value.

8.   Title Issues

     While the Company has obtained geological report with respect to its properties, this should not be construed as a guarantee of title. The properties may be subject to prior unregistered agreements or transfers or native land claims, and title may be affected by undetected defects. The Company's mining properties have not been surveyed and therefore, the precise locations and areas of the properties may be in doubt.

9.   Competitiveness of Industry

     The mining industry, in general, is intensively competitive and there is not any assurance that even if commercial quantities of ore are discovered, a ready market will exist for sale of same. Numerous factors beyond the control of the Company may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Company not receiving an adequate return on invested capital.

10.  Lack of Marketability and Liquidity

     There will be no market for the Shares after the Offering and no market may develop in the future. Purchasers of the Shares must be prepared to hold their shares and be able to bear the economic risks of their investment for an indefinite period of time. The Shares have not been registered under the Act or the securities laws of any state. The Company is under no obligation to register the Shares. There can be no assurance that a market or purchasers for the Shares will be available.

11.  Potential Legal, Regulatory, and/or Compliance Risk

     The Company may, with regard to governmental and/or regulatory agencies, be required to comply with certain regulations, and/or potential future regulations, rules, and/or directives. Due to the regulated nature of mineral exploration and the industry, there is no guarantee that certain regulations may not, in the future, be imposed. Moreover, potential regulatory conditions and/or compliance therewith and the effects of such to the Company, may have a materially adverse affect upon the Company, its business operations, prospects and/or financial condition. Exploration of mineral resources may require approval from governmental regulatory agencies. There can be no assurance that such approval will be obtained, and the cost and delay involved in attempting to obtain approval cannot be known in advance.

12.  Absence of Audited Financial Statements

     The Company has only minimal capitalization and since its inception has realized no revenues. There are no audited financial statements for the Company. Purchasers evaluating an investment in the Company's securities should consider this fact.

13.  Best Efforts Offering

     There can be no assurance that this Offering will be completely sold. If less than the maximum proceeds are available to the Company, the Company's ability to exercise the Option and complete exploration on the Wheaton River Property could be adversely effected. There is no minimum number of Shares to be sold in this Offering. Therefore, the proceeds received from this Offering can be immediately used by the Company.

14.  Option Agreement

  The Company's interest in the Wheaton River Property is an option to acquire a 90% interest in the Wheaton River Property. The Company must complete exploration expenditures on the Wheaton River Property in the amount of $15,000 by December 31, 2002 and an aggregate amount of $195,000 by December 31, 2003 in order that the Company may exercise the option and earn a 90% interest in the Wheaton River Property. If the Company fails to incur the required exploration expenditures within the required time frames, the Company will lose its interest in the Wheaton River Property.
  The Company's interest in the McConnell River Property is an option to acquire a 90% interest in the McConnell River Property. The Company must complete exploration expenditures on the McConnell River Property in the amount of $25,000 by June 30, 2003 in order that the Company may exercise the option and earn a 90% interest in the McConnell River Property. If the Company fails to incur the required exploration expenditures within the required time frame, the Company will lose its interest in the McConnell River Property.

FOR ALL OF THE AFORESAID REASONS AND OTHERS SET-FORTH AND NOT SET-FORTH HEREIN, THE SHARES OFFERED INVOLVE A CERTAIN DEGREE OF RISK. ANY PERSON CONSIDERING THE PURCHASE OF THESE SHARES SHOULD BE
AWARE
OF THESE AND OTHER FACTORS SET-FORTH IN THIS OFFERING DOCUMENT AND SHOULD CONSULT WITH HIS/HER LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN THE COMPANY. THE SHARES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR TOTAL INVESTMENT.
             TERMS OF OFFERING AND PLAN OF DISTRIBUTION

Securities Offered

The Offering consists of the offering of up to 100,000 shares of Common Stock of the Company, par value $0.001 per share (each a Share), at a price of $0.50 US per Share (the "Offering").

Sales of Common Stock pursuant to the Offering will commence on the date of this Disclosure Statement and will terminate on April 15, 2002, unless extended by the board of directors of the Company. There is no minimum number of Shares to be sold.

Regulation S

The Offering is being made pursuant to Regulation S of the United States Securities Act of 1933 (the "Act"). The Offering is made to persons who are not U.S. Persons as defined by Regulation S of the Act. A U.S. Person is defined by Regulation S of the Act to be any person who is:

     any natural person resident in the United States;
     Any partnership  or corporation organized or incorporated  under the laws of the United States;
     any estate  of  which any executor or administrator  is  a  U.S.
          person;
     any trust of which any trustee is a U.S. person;
     any agency  or branch of a foreign entity located in the  United
          States;
     any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and
     any partnership or corporation if:
          (13) organized or incorporated under the laws of any foreign jurisdiction; and
(14) formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors [as defined in
Section 230.501(a) of the Act] who are not natural persons, estates or trusts.

By execution of the Subscription Agreement, each subscriber for shares (a "Subscriber") will represent to the Company that the Subscriber is not a U.S. Person and will agree with the Company as follows as a condition of the Company selling Shares to any
Subscriber:

     (1) The Subscriber will resell the Shares only in accordance with the provisions of Regulation S of the Act pursuant to registration under the Act, or pursuant to an available exemption from registration pursuant to the Act;

     (2) The Subscriber will not to engage in hedging transactions with regard to the Shares unless in compliance with the Act;

     (3) The Subscriber will acknowledge and agree that all certificates representing the Shares will be endorsed with the following legend in accordance with Regulation S of the Act:

               "THE    SECURITIES   REPRESENTED   BY   THIS
               CERTIFICATE  HAVE NOT BEEN REGISTERED  UNDER
               THE  SECURITIES ACT OF 1933 (THE "ACT"), AND
               HAVE   BEEN  ISSUED  IN  RELIANCE  UPON   AN
               EXEMPTION FROM THE REGISTRATION REQUIREMENTS
               OF   THE   ACT  PROVIDED  BY  REGULATION   S
               PROMULGATED UNDER THE ACT.   SUCH SECURITIES
               MAY  NOT BE REOFFERED FOR SALE OR RESOLD  OR
               OTHERWISE  TRANSFERRED EXCEPT IN  ACCORDANCE
               WITH   THE   PROVISIONS  OF  REGULATION   S,
               PURSUANT TO AN EFFECTIVE REGISTRATION  UNDER
               THE   ACT,   OR  PURSUANT  TO  AN  AVAILABLE
               EXEMPTION FROM REGISTRATION UNDER  THE  ACT.
               HEDGING    TRANSACTIONS    INVOLVING     THE
               SECURITIES  MAY NOT BE CONDUCTED  UNLESS  IN
               COMPLIANCE WITH THE ACT"

     (4) The Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S of the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration.

The   Subscribers  for  the  Shares  will  not  be  entitled  to  any registration rights.

Plan of Distribution

The Offering is being sold by officers and directors of the Company to persons who, if residents of Canada, are residents of the Provinces of British Columbia, Alberta, Ontario or Quebec and who are:

     (A) a spouse, parent, brother, sister or child of a senior officer or director of the
          Company ;

     (B) a close friend or business associate of a senior officer or director of the Company; or

     (C) a company, all of the voting securities of which are beneficially owned by one or more of a spouse, parent, brother, sister, child or close personal friend or business associate of a senior officer or director of the Company.

No commissions or other offering remuneration will be paid.

Closing

The Company may complete the Offering by multiple closings at any time during the period of the Offering. The Company may reject or accept any subscription in whole or in part at the discretion of the Company. The Company may close the Offering or any portion of the Offering without notice to subscribers.

Upon acceptance of a subscription by the Company, the Company will deliver to the Subscriber an executed copy of the agreement evidencing the number of Shares subscribed for. If the Company does not accept any subscription or any portion of a subscription, the amount of the subscription not accepted will remain a non-interest payable loan to the Company payable on demand.

Provincial and Foreign Securities Laws

The Offering and any subscription for Shares is subject to compliance with the securities laws and other applicable laws of any province or foreign jurisdiction in which any Subscriber for the Offering is resident, including applicable minimum subscription requirements to ensure availability of prospectus exemptions. Each Subscriber will deliver to the Company all other documentation, agreements, representations and requisite government forms required by the lawyers for the Company, in addition to the Subscription Agreement, as required to comply with all securities laws and other applicable laws of the jurisdiction of the Subscriber.

Best Efforts Basis

The Shares are being offered by the Company on a best efforts@. There is no minimum number of Shares to be sold pursuant to this Offering. The Company may immediately use proceeds obtained from this Offering. All proceeds received by the Company from subscribers for the Shares offered hereby will be available to the Company immediately.

Subscription Agreement

Subscription for the Shares shall be made pursuant to a subscription agreement (the "Subscription Agreement") in the form attached to this Disclosure Statement. The Subscription Agreement contains, among other things, customary representations and warranties by the Company, covenants of the Company reflecting the information set forth herein, representations by the investors and appropriate conditions to closing.
Investor Suitability Standards

Investment in the Shares involves a high degree of risk. (See "RISK FACTORS"). Accordingly, investment in the Shares is suitable only for persons of adequate financial means who have no need for liquidity with respect to their investment and have sufficient net worth to sustain a complete loss with respect to their investment. Shares will be sold only to persons who have knowledge and experience in financial and business matters that such investor is capable of evaluating the merits and risks of the investment in the Company, or is relying upon a qualified offeree representative in making the investment decision.

Each prospective investor should retain the advice of such investor's attorney, tax consultant and business advisor with respect to legal, tax, and business aspects of this investment prior to subscribing to Shares.

                          USE OF PROCEEDS

The proceeds to the Company from the sale of the Shares will be $50,000 US if the maximum number of Shares are sold. The Company will use the proceeds of sale to complete phase one of the geological work program recommended on the Wheaton River Property. The anticipated cost of this work program is $15,000. The balance of the proceeds will be used for general working capital.

The actual expenditures of the proceeds of the Offering may differ substantially from the estimated use of proceeds. The actual expenditures of the proceeds of the Offering will be according to the expenditures deemed by the Company and its board of directors to be in the best interests of advancing the business of the Company. The actual expenditures will also vary from the estimated use of proceeds if less than all of the Shares are sold.

The Company anticipates that the net proceeds from the Offering will be sufficient to meet its financial requirements for only a short period of time. The Company, therefore, will require substantial additional capital to fund its contemplated business plan in the near future.


                DESCRIPTION OF BUSINESS AND PROPERTY

Organization

The Company is a Nevada corporation incorporated on November 30, 2001.

The Company is a natural resource company engaged in the acquisition, exploration and development of mineral properties. The Company has an interest in the properties described below under the heading "Option Agreements". The Company intends to carry out exploration work on the Wheaton River Property in order to ascertain whether the Wheaton River Property possesses commercially developable quantities of gold, silver and other precious minerals. The Company also intends to seek out potential Joint Venture Partners for the McConnell River Property to finance the work program and reduce the risk to the Company as exploration advances.

Option Agreements (# 1)

The Company has entered into an option agreement dated January 21, 2002 (the "Option Agreement") with Glen Macdonald (the "Optionor") whereby it has acquired an option to acquire a 90% interest in certain mineral claims located in the Whitehorse Mining District in the Yukon Territories (the Wheaton River Property"). Under the Option Agreement, the Optionor granted Hudson the exclusive right and option to acquire an undivided 90% right, title and interest in and to the Wheaton River Property (the "Option") for total consideration consisting of cash payments to the Optionor totaling $7,500 US and the incurrence of exploration and development expenditures on the Wheaton River Property (the "Property Expenditures") totaling $195,000 US to be made as follows:

     (1) upon execution of the Option Agreement, the payment to the Optionor of the sum of $2,500 US (this payment has been made);

     (2) upon delivery of the Geological Report in a form acceptable to Hudson, the payment to the Optionor of the sum of $5,000 US (this payment has been made);


     (3)  by   December   31,  2002,  the  incurrence   of   Property
          Expenditures in the amount of $15,000 US;

     (4) by December 31, 2003, the incurrence of Property Expenditures in the further amount of $180,000 US for total aggregate Property Expenditures of $195,000 by December 31, 2003, provided that any Property Expenditures incurred prior to December 31, 2002 which are in excess of $15,000 will be applied to the further required amount of $180,000.

The Optionor has delivered to Hudson a geological report on the Wheaton River Property (the Geological Report). The Geological Report is, for the purposes of the Option Agreement, acceptable to Hudson and accordingly, Hudson has made the payment of $5,000 required by the Option Agreement in order to maintain the Option. Accordingly, Hudson has completed all cash payments required to be made to the Optionor and is now entitled to exercise the Option by completing the exploration expenditures in the total amount of $195,000, as set forth in paragraphs (3) and (4) above.

Upon completion of the property exploration expenditures as specified in the Option Agreement, Hudson will acquire an undivided 90% right, title and interest in and to the McConnell River Property. If Hudson does acquire a 90% interest in the Wheaton River Property, the Option Agreement provides that Hudson and the Optionor will enter into a joint venture agreement for the joint exploration and development of the Wheaton River Property.

Description of Properties

The mineral claims comprising the Wheaton River Property consist of nine mineral claims located in the Whitehorse Mining District in the Yukon Territories, Canada. The claims are described as follows:
                             NTS 105 D-6
            Latitude 60 16' North, Longitude 135 06' West
                     WHITEHORSE MINING DISTRICT
                           YUKON TERRITORY
                               CANADA

List of Claims




      CLAIM NAME           GRANT NUMBERS        CURRENT EXPIRY DATE

       AAV  1-9           YC  19166 - 174         AUGUST 19, 2003


Option Agreements (# 2)

The Company has also entered into an option agreement dated January 22, 2002 (the "Option Agreement") with Glen Macdonald (the "Optionor") whereby it has acquired an option to acquire a 90% interest in certain mineral claims located in the Watson Lake
District in the Yukon Territories (the "McConnell River Property"). Under the Option Agreement, the Optionor granted Hudson the exclusive right and option to acquire an undivided 90% right, title and interest in and to the McConnell River Property (the "Option") for total consideration consisting of cash payments to the Optionor totaling $2,500 US and the incurrence of exploration and development expenditures on the McConnell River Property (the "Property Expenditures") totaling $25,000 US to be made as follows:

     (1) upon execution of the Option Agreement, the payment to the Optionor of the sum of $2,500 US, this amount being refundable pending delivery of the Geological Report in a form acceptable to Hudson (this payment has been made).

     (2) by June 30, 2003, the incurrence of Property Expenditures in the amount of $25,000 US;


The Optionor has delivered to Hudson a geological report on the Wheaton River Property (the Geological Report@). The Geological Report is, for the purposes of the Option Agreement, acceptable to Hudson and accordingly, Hudson has relinquished the payment of $2,500 required by the Option Agreement in order to maintain the Option. Accordingly, Hudson has completed all cash payments required to be made to the Optionor and is now entitled to exercise the Option by completing the exploration expenditures in the total amount of $15,000, as set forth in paragraphs (1) and (2) above.

Upon completion of the property exploration expenditures as specified in the Option Agreement, Hudson will acquire an undivided 90% right, title and interest in and to the Wheaton River Property.

Description of Properties

The mineral claims comprising the McConnell River Property consist of four mineral claims located in the Watson Lake Mining District in the Yukon Territories, Canada. The claims are described as follows:




                            NTS 105 F-10
            Latitude 61 35' North, Longitude 132 35' West
                     WATSON LAKE MINING DISTRICT
                           YUKON TERRITORY
                               CANADA

List of Claims




      CLAIM NAME           GRANT NUMBERS        CURRENT EXPIRY DATE

        B1-B4           YB 92568 - YB 92571        June 17, 2003
   McConnell River       Claim Plan 105F-10
       District          Watson Lake Mining
                              District

Plan of Operations

WHEATON RIVER PROPERTY
The Company's business plan is to proceed with the exploration of the Wheaton River Property to determine whether there are commercially exploitable reserves of gold and silver on the Wheaton River Property. The Company has determined to proceed with Phase One of the exploration program outlined in the Geological Report. This exploration program will consist of a geological survey, which would include prospecting, geological mapping, testing of soil samples and night-time ultra-violet lamping. Today's detailed geophysical surveys utilizing new and more sensitive geophysical techniques serve to enhance the data base on the presently known mineralized areas at depth. The objective of Phase One of the geological work program is to define geochemical anomalies on the Wheaton River Property and to identify drill targets for the drill program which will commence in Phase Two of the recommended work program. The Company will assess whether to proceed to Phase Two of the recommended geological work program upon completion of an assessment of the results of Phase One of the geological work program.

MCCONNELL RIVER PROPERTY
The Company's business plan is to proceed with the exploration of the McConnell River Property through the acquisition of a joint venture partner to determine whether there are commercially exploitable reserves of gold and silver on the McConnell River Property. The Company has determined to proceed with Phase One of the exploration program outlined in the Geological Report through a joint venture partner who will provide the necessary cash requirements to conduct phase one of exploration and subsequently earn an interest in this project. The Phase One program will employ detailed geophysical surveys utilizing new and more sensitive geophysical techniques that serve to enhance the data base on the presently known mineralized areas at depth. The objective of Phase One of the geological work program is to define geochemical anomalies on the McConnell River Property and to identify drill targets for the drill program which will commence in Phase Two of the recommended work program. The Company will assess whether to proceed to Phase Two of the recommended geological work program upon completion of an assessment of the results of Phase One of the geological work program.

Phase One of the recommended geological work programs will cost approximately $15,000 for the Wheaton River Property and $25,000 for the McConnell River Property. Prior to this Offering, the Company had approximately $2,000 in cash reserves. The Company has raised $16,600 by prior private placement offerings and has applied $10,000 of these funds to acquisition of the Options and approximately $5,000 to legal fees and expenses of organization.

The Company anticipates that it will have sufficient funds to complete Phase One of the geological work program for Wheaton River if all the Shares offered by the Company in this Offering are sold. The Company will require additional funds after the completion of this Offering if the Company is to be able to proceed with Phase Two of the geological work program. There is no assurance that the Company will be able to raise the additional funds. If the Company does not complete the required exploration expenditures of $15,000 for the Wheaton River property by December 31, 2002 or $195,000 in aggregate by December 31, 2003, then the Wheaton River Option will terminate and the Company will lose all its interest in the Wheaton River Property.

The Company is presently relying on sourcing a viable Joint Venture Partner to fund the McConnell River project. If the Company fails to secure a Joint Venture Partner and/or does not complete the required exploration expenditures of $25,000 for the McConnell River property by June 30, 2003 then the McConnell River Option will terminate and the Company will lose all its interest in the McConnell River Property.

Copies of Option Agreement and Geological Report

A copy of each of the Option Agreement and the Geological Report are available to any subscriber or potential subscriber upon request from Mr. Dana Upton, President.


            DIRECTORS, OFFICERS AND SIGNIFICANT EMPLOYEES

The following information sets forth the names of the officers and directors of the Company and their present positions with the
Company:

Name                          Office(s) Held

Dana N. Upton                 Director   and   President,
                              Secretary and Treasurer

Philip Taneda                 Director

Nikolaos Bekropoulos          Director


                  SECURITY OWNERSHIP OF MANAGEMENT
                     AND CERTAIN SECURITY OWNERS

The following table sets forth, as of January 23, 2002, the beneficial ownership of the Company's Common Stock by each officer and director of the Company, by each person known by the Company to beneficially own more than 10% of the Company's Common Stock outstanding and by the officers and directors of the Company as a group. Except as otherwise indicated, all shares are owned directly.

Name and address         Number of Shares        Percentage of
Title of class                                    of beneficial owner
                                                  of   Common   Stock
                                                  Common Stock(1)

Common Stock
Dana N. Upton                750,000                     24.9%

Director and President,

Secretary and Treasurer

Common Stock
Nikolaos Bekropoulos         750,000                     24.9%

Director

Common Stock
Directors and Officers      1,500,000                    49.8%
   (2 Persons)


(1) Based on 3,010,000 shares of Common Stock of the Company issued and outstanding on January 24, 2002.




                      SECURITIES BEING OFFERED

The securities being offered are the shares of the Company's common stock, par value $0.001 per share. Under the Company's Articles of Incorporation, the total number of shares of all classes of stock that the Company shall have authority to issue is 50,000,000 shares of common stock, par value $0.001 per share (the "Common Stock") and 10,000,000 shares of preferred stock, par value $0.001 per share ( the "Preferred Stock"). As of January 24, 2002, a total of 3,010,000 shares of Common Stock are issued and outstanding. All issued and outstanding shares of the Common Stock are fully paid and non-assessable.

Common Stock

Holders of Common Stock have the right to cast one vote for each share held of record on all matters submitted to a vote of holders of Common Stock, including the election of directors. Holders of Common Stock do not have cumulative voting rights in the election of directors. Holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of the Company's stockholders, and the vote by the holders of a majority of such outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of the Company's Articles of Incorporation.

Holders of Common Stock are entitled to receive dividends pro rata based on the number of shares held, when, as and if declared by the
Board of Directors, from funds legally available therefor. In the event of the liquidation, dissolution or winding up of the affairs of the Company, all assets and funds of the Company remaining after the payment of all debts and other liabilities shall be distributed, pro rata, among the holders of the Common Stock. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable.

Share Purchase Warrants and Options

The Company has not issued and does not have outstanding any warrants to purchase shares of the Common Stock. The Company has not issued and does not have outstanding any options to purchase shares of the Common Stock.

Convertible Securities

The Company has not issued and does not have outstanding any securities convertible into shares of Common Stock or any rights convertible or exchangeable into shares of Common Stock.

Recent Issuances of Securities

The Company has completed the issuance of 1,500,000 shares of the Company's common stock pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act") on December 11, 2001. 750,000 shares were issued to Mr. Dana Upton, the President and a director of the Company, at a price of $0.001 per share. 750,000 shares were issued to Mr. Stephen Jackson, a director of the Company, at a price of $0.001 per share.

The Company has completed a private placement of 1,510,000 shares of the Company's common stock pursuant to Regulation S of the 1933 Act on January 18, 2002. All shares were issued at a price of $0.01 per share.




                             LITIGATION

The Company is not party to any legal proceedings. Management of the Company is not aware of any threatened legal proceedings which, if successful against the Company, would have a materially adverse effect on the Company.


          FINANCIAL STATEMENTS

The Company has not at this time prepared any financial statements.


          ADDITIONAL ATTACHMENTS

The  following  additional attachments are attached to  this  Disclosure
Statement:

Attachment                                        Description

No. 1                                             Subscription Agreement








































EXHIBIT 4.1



July 23, 2002

Hudson Ventures Inc.
444 East Columbia Street
New Westminster, British Columbia, Canada
Attention: Dana Neill Upton, President

Re:  Hudson Ventures Inc.'s Registration Statement on Form SB-2

Ladies and Gentlemen:

I have acted as independent counsel for Hudson Ventures Inc., a Nevada corporation (the "Company"), in connection with the Company's registration statement on Form SB-2 (the"Registration Statement")to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of certain shares of the Company's common stock.

In rendering the opinion set forth below, I have reviewed: (a) the Registration Statement and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as I have deemed relevant. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to myself as originals, and conformity with the originals of all documents submitted to myself as copies thereof. In addition, I have made such other examinations of law and fact as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, I am of the opinion that the common stock to be sold by the selling shareholders is validly issued, fully paid and nonassessable. This opinion is based on Nevada general corporate law.


Very truly yours,





 /S/ ARTHUR J. FROST
Arthur J Frost, Attorney at Law










Hudson Ventures Inc.
July 23, 2001
Page 2


I hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to myself under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,





 /S/ ARTHUR J. FROST
Arthur J. Frost , Attorney at Law















                           EXHIBIT 5.1

                     OPTION AGREEMENT - WHEATON RIVER


THIS AGREEMENT is dated for reference the 21st day of January, 2002.


BETWEEN:

               GLEN MACDONALD
a British Columbia resident with an address at
               303-1334 Cardero Street
               Vancouver, British Columbia  V6G 2J3


               (the "Optionor")
                                                       OF THE FIRST PART

AND:
               HUDSON VENTURES, INC.
               a Nevada corporation with its registered address at 50 West Liberty Street, Suite 880
               Reno, Nevada  89501

               ("Hudson")
                                                          OF SECOND PART


WHEREAS:

A. The Optionor is the owner of an undivided 100% right, title and interest in and to mineral claims described in this Agreement;

B. Hudson wishes to acquire the option to acquire a 90% interest in the Optionor's property on the terms and subject to the conditions contained in this Agreement;


NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.   DEFINITIONS

1.1 In this Agreement, the following terms will have the meaning set forth below:

     (A) "Exploration and Development" means any and all activities comprising or undertaken in connection with the exploration and development of the Property, the construction of a mine and mining facilities on or in proximity to the Property and placing the Property into commercial production;

     (B)  "Property" means and includes:

     (i) the mining claims in the Whitehorse Mining District of Yukon Territory listed in Schedule A to this Agreement; and

     (ii) all rights and appurtenances pertaining to the mining claims listed in Schedule A, including all water and water rights, rights of way, and easements, both recorded and unrecorded, to which the Optionor is entitled;

     (C) "Property Expenditures" means all reasonable and necessary monies expended on or in connection with Exploration and Development as determined in accordance with generally accepted accounting principles including, without limiting the generality of the foregoing:

     (i) the cost of entering upon, surveying, prospecting and drilling on the Property;

     (ii) the cost of any geophysical, geochemical and geological reports or surveys relating to the Property;

     (iii)all filing and other fees and charges necessary or advisable to keep the Property in good standing with any regulatory authorities having jurisdiction;

     (iv) all rentals, royalties, taxes (exclusive of all income taxes and mining taxes based on income and which are or may be assessed against any of the parties hereto) and any assessments whatsoever, whether the same constitute charges on the Property or arise as a result of the operation thereon;

     (v) the cost, including rent and finance charges, of all buildings, machinery, tools, appliances and equipment and related capital items that may be erected, installed and used from time to time in connection with Exploration and Development;

     (vi) the cost of construction and maintenance of camps required for Exploration and Development;

     (vii) the cost of transporting persons, supplies, machinery and equipment in connection with Exploration and Development;

     (viii)all wages and salaries of persons engaged in Exploration and Development and any assessments or levies made under the authority of any regulatory body having jurisdiction with respect to such persons or supplying food, lodging and other reasonable needs for such persons;

     (ix) all costs of consulting and other engineering services including report preparation;

     (x) the cost of compliance with all statutes, orders and regulations respecting environmental reclamation, restoration and other like work required as a result of conducting Exploration and Development; and

     (xi) all costs of searching for, digging, working, sampling, transporting, mining and procuring diamonds, other minerals, ores, and metals from and out of the Property;

2.   OPTION

2.1 The Optionor hereby grants to Hudson the exclusive right and option to acquire an undivided 90% right, title and interest in and to the Property (the "Option") for total consideration consisting of a 1% Net Smelter Return attached as schedule "C" hereto, cash payments to the Optionor totalling $7,500 US and the incurrence of Property Expenditures totalling $195,000 US to be made as follows:

     (A) upon execution of this Agreement, the payment to the Optionor of the sum of $2,500 US, which amount will be refundable pending delivery of the Geological Report in a form acceptable to Hudson;

     (B) upon delivery of the Geological Report in a form acceptable to Hudson, the payment to the Optionor of the sum of $5,000 US;


     (C) by December 31, 2002, the incurrence of Property Expenditures in the amount of $15,000 US;

     (D) by December 31, 2003, the incurrence of Property Expenditures in the further amount of $180,000 US for total aggregate Property Expenditures of $195,000 by December 31, 2003, provided that any Property Expenditures incurred prior to December 31, 2002 which are in excess of $15,000 will be applied to the further required amount of $180,000.

The Optionor will prepare a geological report on the Property (the "Geological Report") and will deliver the Geological Report to Hudson by not later than February 1, 2002. If the Geological Report is acceptable to Hudson, then Hudson will be required to make the payment required by Paragraph 2.1(B) in order to maintain the Option. If the Geological Report is not acceptable to Hudson, then Hudson will give notice of termination of this Agreement to the Optionor and the Optionor will refund to Hudson the amount paid on account of the Option pursuant to Paragraph 2.1(A).

Upon making the cash payments and Property Expenditures as specified in Paragraph 2.1, Hudson shall have acquired an undivided 90% right, title and interest in and to the Property.

This Agreement is an option only and the doing of any act or the making of any payment by Hudson shall not obligate Hudson to do any further acts or make any further payments.

3.   TRANSFER OF TITLE

3.1 Upon execution of this Agreement, Hudson shall be entitled to record this Agreement against title to the Property.

3.2  Upon  making  the  cash  payments  and  Property  Expenditures   as
     specified in Paragraph 2.1, the Optionor shall deliver to Hudson a duly executed bill of sale or quit claim deed and such other executed documents of transfer as required, in the opinion of Hudson's lawyers, for the transfer of an undivided 90% interest in the Property to Hudson.

4.   JOINT VENTURE

4.1 Upon Hudson acquiring an interest in the Property pursuant to paragraph 2.1, the Optionor and Hudson agree to join and participate in a single purpose joint venture ( the "Joint Venture") for the purpose of further exploring and developing and, if economically and politically feasible, constructing and operating a mine on the Property. The Joint Venture shall be governed by an agreement which shall be in the form of joint venture agreement attached as Schedule B hereto.

5.   RIGHT OF ENTRY

5.1 During the currency of this Agreement, Hudson, its servants, agents and workmen and any persons duly authorised by Hudson, shall have the right of access to and from and to enter upon and take possession of and prospect, explore and develop the Property in such manner as Hudson in its sole discretion may deem advisable for the purpose of incurring Property Expenditures as contemplated by Section 2, and shall have the right to remove and ship therefrom ores, minerals, metals, or other products recovered in any manner therefrom.

6.
      COVENANTS OF HUDSON

6.1  Hudson covenants and agrees that:

(A) during the term of this Agreement, Hudson shall keep the Property clear of all liens, encumbrances and other charges and shall keep the Optionor indemnified in respect thereof;

(B) Hudson shall carry on all operations on the Property in a good and workmanlike manner and in compliance with all applicable governmental regulations and restrictions including but not limited to the posting of any reclamation bonds as may be required by any governmental regulations or regulatory authorities;

(C) during the term of the option herein, Hudson shall pay or cause to be paid any rates, taxes, duties, royalties, workers' compensation or other assessments or fees levied with respect to its operations thereon and in particular Hudson shall pay the yearly claim maintenance payments necessary to maintain the claims in good standing;

(D) Hudson shall maintain books of account in respect of its expenditures and operations on the Property and, upon reasonable notice, shall make such books available for inspection by representatives of the Optionor;

(E) Hudson shall allow any duly authorised agent or representative of the Optionor to inspect the Property at reasonable times and intervals and upon reasonable notice given to Hudson, provided however, that it is agreed and understood that any such agent or representative shall be at his own risk in respect of, and Hudson shall not be liable for, any injury incurred while on the Property, howsoever caused;

(F) Hudson shall allow the Optionor access at reasonable times to all maps, reports, sample results and other technical data prepared or obtained by Hudson in connection with its operations on the Property;

(G) Hudson shall indemnify and save the Optionor harmless of and from any and all costs, claims, loss and damages whatsoever incidental to or arising out of any work or operations carried out by or on behalf of Hudson on the Property, including any liability of an environmental nature.

7.   REPRESENTATIONS AND WARRANTIES

7.1  The Optionor hereby represents and warrants that:

(A) the Property is in good standing with all regulatory authorities having jurisdictions and all required claim maintenance payments have been made;

(B) it has not done anything whereby the mineral claims comprising the Property may be in any way encumbered;

(C) it has full corporate power and authority to enter into this Agreement and the entering into of this Agreement does not conflict with any applicable laws or with its charter documents or any contract or other commitment to which it is party; and

(D) the execution of this Agreement and the performance of its terms have been duly authorised by all necessary corporate actions including the resolution of its Board of Directors.

7.2  Hudson hereby represents and warrants that:

     (A) it has full corporate power and authority to enter into this Agreement and the entering into of this Agreement does not conflict with any applicable laws or with its charter documents or any contract or other commitment to which it is party; and

     (B) the execution of this Agreement and the performance of its terms have been duly authorised by all necessary corporate actions including the resolution of its Board of Directors.

8.   ASSIGNMENT

8.1 With the consent of the other party, which consent shall not be unreasonably withheld, Hudson and the Optionor has the right to assign all or any part of its interest in this Agreement and or in the Property, subject to the terms and conditions of this Agreement. It shall be a condition precedent to any such assignment that the assignee of the interest being transferred agrees to be bound by the terms of this Agreement, insofar as they are applicable.

9.   CONFIDENTIALITY OF INFORMATION

9.1 Each of Hudson and the Optionor shall treat all data, reports, records and other information of any nature whatsoever relating to this Agreement and the Property as confidential, except where such information must be disclosed for public disclosure requirements of a public company.

10.  TERMINATION

10.1 Until such time as Hudson has acquired an undivided 90% interest in the Property pursuant to Section 2, this Agreement shall terminate upon any of the following events:

     (A) upon the failure of Hudson to make a payment or incur Property Expenditures required by and within the time limits prescribed by Paragraph 2.1;

     (B) in the event that Hudson, not being at the time in default under any provision of this Agreement, gives 30 day's written notice to the Optionor of the termination of this Agreement;

     (C) in the event that Hudson shall fail to comply with any of its obligations hereunder, other than the obligations contained in Paragraph 2.1, and subject to Paragraph 11.1, and within 30 days of receipt by Hudson of written notice from the Optionor of such default, Hudson has not:

          (i) cured such default, or commenced proceedings to cure such default and prosecuted same to completion without undue delay; or

          (ii) given the Optionor notice that it denies that such default has occurred.

     (D)  delivery of notice of termination by Hudson pursuant to Paragraph
          2.1 in the event the Geological Report is not acceptable;


In the event that Hudson gives notice that it denies that a default has occurred, Hudson shall not be deemed in default until the matter shall have been determined finally through such means of dispute resolution as such matter has been subjected to by either party.

10.2 Upon  termination of  this Agreement under Paragraph 10.1,   Hudson
     shall:

     (A) transfer any interest in title to the Property, in good standing to the Optionor free and clear of all liens, charges, and encumbrances;

     (B) turn over to the Optionor copies of all maps, reports, sample results, contracts and other data and documentation in the possession of Hudson or, to the extent within Hudson's control, in the possession of its agents, employees or independent contractors, in connection with its operations on the Property; and

     (C) ensure that the Property is in a safe condition and complies with all environmental and safety standards imposed by any duly authorised regulatory authority.

10.3 Upon the termination of this Agreement under Paragraph 10.1, Hudson shall cease to be liable to the Optionor in debt, damages or otherwise save for the performance of those of its obligations which theretofore should have been performed, including those obligations in Paragraph 10.2.

10.4 Upon termination of this Agreement, Hudson shall vacate the Property within a reasonable time after such termination, but shall have the right of access to the Property for a period of six months thereafter for the purpose of removing its chattels, machinery, equipment and fixtures.

11.  FORCE  MAJEURE

11.1 The time for performance of any act or making any payment or any expenditure required under this Agreement shall be extended by the period of any delay or inability to perform due to fire, strikes, labour disturbances, riots, civil commotion, wars, acts of God, any present or future law or governmental regulation, any shortages of labour, equipment or materials, or any other cause not reasonably within the control of the party in default, other than lack of finances.

12.  REGULATORY APPROVAL

12.1 If this Agreement is subject to the prior approval of any securities regulatory bodies, then the parties shall use their best efforts to obtain such regulatory approvals.

13.  NOTICES

13.1 Any  notice,  election,  consent  or  other  writing  required   or
     permitted to be given hereunder shall be deemed to be sufficiently given if delivered or mailed postage prepaid or if given by telegram, telex or telecopier, addressed as follows:

     In the case of the Optionor:       Glen Macdonald
                                                                303-1334
          Cardero Street
                                   Vancouver,      British      Columbia
                              Canada  V6G 2J3
                                   Telecopier: (604) 852-6201

     In the case of Hudson :            Hudson Ventures, Inc.
                                   444 E. Columbia Street
                                   New Westminster, BC
                                   Canada  V3L 3W9

Telecopier: (604) 519-1681


and any such notice given as aforesaid shall be deemed to have been given to the parties hereto if delivered, when delivered, or if mailed, on the third business day following the date of mailing, or, if telegraphed, telexed or telecopied, on the same day as the telegraphing, telexing or telecopying thereof PROVIDED HOWEVER that during the period of any postal interruption in Canada any notice given hereunder by mail shall be deemed to have been given only as of the date of actual delivery of the same. Any party may from time to time by notice in writing change its address for the purposes of this Paragraph 13.1.

14.  GENERAL TERMS AND CONDITIONS

14.1 The parties hereto hereby covenant and agree that they will execute such further agreements, conveyances and assurances as may be requisite, or which counsel for the parties may deem necessary to effectually carry out the intent of this Agreement.

14.2 This Agreement shall constitute the entire agreement between the parties with respect to the Property. No representations or inducements have been made save as herein set forth. No changes, alterations or modifications of this Agreement shall be binding upon either party until and unless a memorandum in writing to such effect shall have been signed by all parties hereto. This Agreement shall supersede all previous written, oral or implied understandings between the parties with respect to the matters covered hereby.

14.3 Time shall be of the essence of this Agreement.

14.4 The titles to the sections in this Agreement shall not be deemed to form part of this Agreement but shall be regarded as having been used for convenience of reference only.

14.5 Unless otherwise noted, all currency references contained in this Agreement shall be deemed to be references to United States funds.

14.6 Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision shall be prohibited by or be invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

14.7 The Schedules to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

14.8 Defined terms contained in this Agreement shall have the same meanings where used in the Schedules.



14.9 This Agreement shall be governed by and interpreted in accordance with the laws of British Columbia and the laws of Canada applicable therein.

14.10 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors,
     administrators,          successors          and           assigns.


WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.


GLEN MACDONALD


_/S/ GLEN MACDONALD________
Signature of Authorised Signatory

______________________________
Name of Authorised Signatory

______________________________
Position of Authorised Signatory



HUDSON VENTURES, INC.
by its authorised signatory:

__/S/ DANA UPTON_____
Signature of Authorised Signatory

______________________________
Name of Authorised Signatory

___PRESIDENT________
Position of Authorised Signatory




                               SCHEDULE "A"

PROPERTY DESCRIPTION


                                NTS 105 D-6
               Latitude 60 16' North, Longitude 135 06' West
                        WHITEHORSE MINING DISTRICT
                              YUKON TERRITORY
                                  CANADA

List of Claims




     CLAIM NAME          GRANT NUMBERS       CURRENT EXPIRY DATE

      AAV  1-9          YC  19166 - 174        AUGUST 19, 2002


















SCHEDULE "B"


                    JOINT VENTURE AGREEMENT






































                               SCHEDULE "C"



                            NET SMELTER RETURNS



For the purposes of this agreement, the term "Net Smelter Returns" shall mean the net proceeds actually paid to Hudson from the sale by Hudson of minerals mined and removed from the Property, after deduction of the following:

     (a) smelting costs, treatment charges and penalties including, but not being limited to, metal losses, penalties for impurities and charges for refining, selling and handling by the smelter, refinery or other purchaser; provided, however, in the case of leaching operations or other solution mining or beneficiation techniques, where the metal being treated is precipitated or otherwise directly derived from such leach solution, all processing and recovery costs incurred by Hudson, beyond the point at which the metal being treated is in solution, shall be considered as treatment charges;

     (b) costs of handling, transporting and insuring ores, minerals and other materials or concentrates from the Property or from a concentrator, whether situated on or off the Property, to a smelter, refinery or other place of treatment; and

     (c) ad valorem taxes and taxes based upon production, but not income taxes.

In the event Hudson commingles minerals from the Property with minerals from other properties, Hudson shall establish procedures, in accordance with sound mining and metallurgical techniques, for determining the proportional amount of the total recoverable metal content in the commingled minerals attributable to the input from each of the properties by calculating the same on a metallurgical basis, in accordance with sampling schedules and mining efficiency experience, so that production royalties applicable to minerals produced from the Property may reasonably be determined.






                                                         EXHIBIT 5.2



                    OPTION AGREEMENT - McCONNELL RIVER


THIS AGREEMENT is dated for reference the 22 day of January, 2002.


BETWEEN:

               GLEN MACDONALD
a British Columbia resident with an address at
               303-1334 Cardero Street
               Vancouver, British Columbia  V6G 2J3


               (the "Optionor")
                                                       OF THE FIRST PART

AND:
               HUDSON VENTURES, INC.
               a Nevada corporation with its registered address at 50 West Liberty Street, Suite 880
               Reno, Nevada  89501

               ("Hudson")
                                                          OF SECOND PART


WHEREAS:

C. The Optionor is the owner of an undivided 100% right, title and interest in and to mineral claims described in this Agreement;

D. Hudson wishes to acquire the option to acquire a 90% interest in the Optionor's property on the terms and subject to the conditions contained in this Agreement;


NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

15.  DEFINITIONS

15.1 In this Agreement, the following terms will have the meaning set forth below:

     (D) "Exploration and Development" means any and all activities comprising or undertaken in connection with the exploration and development of the Property, the construction of a mine and mining facilities on or in proximity to the Property and placing the Property into commercial production;

     (E)  "Property" means and includes:

     (iii) the mining claims in the Watson Lake Mining District of Yukon Territory listed in Schedule A to this Agreement; and

     (iv) all rights and appurtenances pertaining to the mining claims listed in Schedule A, including all water and water rights, rights of way, and easements, both recorded and unrecorded, to which the Optionor is entitled;

     (F) "Property Expenditures" means all reasonable and necessary monies expended on or in connection with Exploration and Development as determined in accordance with generally accepted accounting principles including, without limiting the generality of the foregoing:

     (xii) the cost of entering upon, surveying, prospecting and drilling on the Property;

     (xiii) the cost of any geophysical, geochemical and geological reports or surveys relating to the Property;

     (xiv) all filing and other fees and charges necessary or advisable to keep the Property in good standing with any regulatory authorities having jurisdiction;

     (xv) all rentals, royalties, taxes (exclusive of all income taxes and mining taxes based on income and which are or may be assessed against any of the parties hereto) and any assessments whatsoever, whether the same constitute charges on the Property or arise as a result of the operation thereon;

      (xvi) the cost, including rent and finance charges, of all buildings, machinery, tools, appliances and equipment and related capital items that may be erected, installed and used from time to time in connection with Exploration and Development;

      (xvii) the cost of construction and maintenance of camps required for Exploration and Development;

      (xviii)   the cost of transporting persons, supplies, machinery and
               equipment in connection with Exploration and Development;

      (xix) all wages and salaries of persons engaged in Exploration and Development and any assessments or levies made under the authority of any regulatory body having jurisdiction with respect to such persons or supplying food, lodging and other reasonable needs for such persons;

      (xx) all costs of consulting and other engineering services including report preparation;

      (xxi) the cost of compliance with all statutes, orders and regulations respecting environmental reclamation, restoration and other like work required as a result of conducting Exploration and Development; and

      (xxii) all costs of searching for, digging, working, sampling, transporting, mining and procuring diamonds, other minerals, ores, and metals from and out of the Property;

16.  OPTION

16.1 The Optionor hereby grants to Hudson the exclusive right and option to acquire an undivided 90% right, title and interest in and to the Property (the "Option") for total consideration consisting of cash payments to the Optionor totalling $2,500 US and the incurrence of Property Expenditures totalling $25,000 US to be made as follows:

     (E) upon execution of this Agreement, the payment to the Optionor of the sum of $2,500 US, which amount will be refundable pending delivery of the Geological Report in a form acceptable to Hudson no later than February 1, 2002;

     (F) by June 30, 2003, the incurrence of Property Expenditures in the amount of $25,000 US;



Upon making the cash payments and Property Expenditures as specified in Paragraph 2.1, Hudson shall have acquired an undivided 90% right, title and interest in and to the Property.

This Agreement is an option only and the doing of any act or the making of any payment by Hudson shall not obligate Hudson to do any further acts or make any further payments.




17.  TRANSFER OF TITLE

17.1 Upon execution of this Agreement, Hudson shall be entitled to record this Agreement against title to the Property.

17.2 Upon  making  the  cash  payments  and  Property  Expenditures   as
     specified in Paragraph 2.1, the Optionor shall deliver to Hudson a duly executed bill of sale or quit claim deed and such other executed documents of transfer as required, in the opinion of Hudson's lawyers, for the transfer of an undivided 90% interest in the Property to Hudson.

18.  JOINT VENTURE

18.1 Upon Hudson acquiring an interest in the Property pursuant to paragraph 2.1, the Optionor and Hudson agree to join and participate in a single purpose joint venture ( the "Joint Venture") for the purpose of further exploring and developing and, if economically and politically feasible, constructing and operating a mine on the Property. The Joint Venture shall be governed by an agreement which shall be in the form of joint venture agreement attached as Schedule B hereto.

19.  RIGHT OF ENTRY

19.1 During the currency of this Agreement, Hudson, its servants, agents and workmen and any persons duly authorised by Hudson, shall have the right of access to and from and to enter upon and take possession of and prospect, explore and develop the Property in such manner as Hudson in its sole discretion may deem advisable for the purpose of incurring Property Expenditures as contemplated by Section 2, and shall have the right to remove and ship therefrom ores, minerals, metals, or other products recovered in any manner therefrom.









           [ The balance of this page left intentionally blank]

20.
      COVENANTS OF HUDSON

20.1 Hudson covenants and agrees that:

(H) during the term of this Agreement, Hudson shall keep the Property clear of all liens, encumbrances and other charges and shall keep the Optionor indemnified in respect thereof;

(I) Hudson shall carry on all operations on the Property in a good and workmanlike manner and in compliance with all applicable governmental regulations and restrictions including but not limited to the posting of any reclamation bonds as may be required by any governmental regulations or regulatory authorities;

(J) during the term of the option herein, Hudson shall pay or cause to be paid any rates, taxes, duties, royalties, workers' compensation or other assessments or fees levied with respect to its operations thereon and in particular Hudson shall pay the yearly claim maintenance payments necessary to maintain the claims in good standing;

(K) Hudson shall maintain books of account in respect of its expenditures and operations on the Property and, upon reasonable notice, shall make such books available for inspection by representatives of the Optionor;

(L) Hudson shall allow any duly authorised agent or representative of the Optionor to inspect the Property at reasonable times and intervals and upon reasonable notice given to Hudson, provided however, that it is agreed and understood that any such agent or representative shall be at his own risk in respect of, and Hudson shall not be liable for, any injury incurred while on the Property, howsoever caused;

(M) Hudson shall allow the Optionor access at reasonable times to all maps, reports, sample results and other technical data prepared or obtained by Hudson in connection with its operations on the Property;

(N) Hudson shall indemnify and save the Optionor harmless of and from any and all costs, claims, loss and damages whatsoever incidental to or arising out of any work or operations carried out by or on behalf of Hudson on the Property, including any liability of an environmental nature.

21.  REPRESENTATIONS AND WARRANTIES

21.1 The Optionor hereby represents and warrants that:

     (E) the Property is in good standing with all regulatory authorities having jurisdictions and all required claim maintenance payments have been made;

     (F) it has not done anything whereby the mineral claims comprising the Property may be in any way encumbered;

     (G) it has full corporate power and authority to enter into this Agreement and the entering into of this Agreement does not conflict with any applicable laws or with its charter documents or any contract or other commitment to which it is party; and

     (H) the execution of this Agreement and the performance of its terms have been duly authorised by all necessary corporate actions including the resolution of its Board of Directors.

21.2 Hudson hereby represents and warrants that:

     (C) it has full corporate power and authority to enter into this Agreement and the entering into of this Agreement does not conflict with any applicable laws or with its charter documents or any contract or other commitment to which it is party; and

     (D) the execution of this Agreement and the performance of its terms have been duly authorised by all necessary corporate actions including the resolution of its Board of Directors.

22.  ASSIGNMENT

22.1 With the consent of the other party, which consent shall not be unreasonably withheld, Hudson and the Optionor has the right to assign all or any part of its interest in this Agreement and or in the Property, subject to the terms and conditions of this Agreement. It shall be a condition precedent to any such assignment that the assignee of the interest being transferred agrees to be bound by the terms of this Agreement, insofar as they are applicable.

23.  CONFIDENTIALITY OF INFORMATION

23.1 Each of Hudson and the Optionor shall treat all data, reports, records and other information of any nature whatsoever relating to this Agreement and the Property as confidential, except where such information must be disclosed for public disclosure requirements of a public company.

24.  TERMINATION

24.1 Until such time as Hudson has acquired an undivided 90% interest in the Property pursuant to Section 2, this Agreement shall terminate upon any of the following events:

     (E) upon the failure of Hudson to make a payment or incur Property Expenditures required by and within the time limits prescribed by Paragraph 2.1;

     (F) in the event that Hudson, not being at the time in default under any provision of this Agreement, gives 30 day's written notice to the Optionor of the termination of this Agreement;

     (G) in the event that Hudson shall fail to comply with any of its obligations hereunder, other than the obligations contained in Paragraph 2.1, and subject to Paragraph 11.1, and within 30 days of receipt by Hudson of written notice from the Optionor of such default, Hudson has not:

          (iii) cured such default, or commenced proceedings to cure such default and prosecuted same to completion without undue delay; or

          (iv) given the Optionor notice that it denies that such default has occurred.

     (H)  delivery of notice of termination by Hudson pursuant to Paragraph
          2.1 in the event the Geological Report is not acceptable;


In the event that Hudson gives notice that it denies that a default has occurred, Hudson shall not be deemed in default until the matter shall have been determined finally through such means of dispute resolution as such matter has been subjected to by either party.

24.2 Upon  termination of  this Agreement under Paragraph 10.1,   Hudson
     shall:

     (D) transfer any interest in title to the Property, in good standing to the Optionor free and clear of all liens, charges, and encumbrances;

     (E) turn over to the Optionor copies of all maps, reports, sample results, contracts and other data and documentation in the possession of Hudson or, to the extent within Hudson's control, in the possession of its agents, employees or independent contractors, in connection with its operations on the Property; and

     (F) ensure that the Property is in a safe condition and complies with all environmental and safety standards imposed by any duly authorised regulatory authority.

24.3 Upon the termination of this Agreement under Paragraph 10.1, Hudson shall cease to be liable to the Optionor in debt, damages or otherwise save for the performance of those of its obligations which theretofore should have been performed, including those obligations in Paragraph 10.2.

24.4 Upon termination of this Agreement, Hudson shall vacate the Property within a reasonable time after such termination, but shall have the right of access to the Property for a period of six months thereafter for the purpose of removing its chattels, machinery, equipment and fixtures.

25.  FORCE  MAJEURE

25.1 The time for performance of any act or making any payment or any expenditure required under this Agreement shall be extended by the period of any delay or inability to perform due to fire, strikes, labour disturbances, riots, civil commotion, wars, acts of God, any present or future law or governmental regulation, any shortages of labour, equipment or materials, or any other cause not reasonably within the control of the party in default, other than lack of finances.

26.  REGULATORY APPROVAL

26.1 If this Agreement is subject to the prior approval of any securities regulatory bodies, then the parties shall use their best efforts to obtain such regulatory approvals.

27.  NOTICES

27.1 Any  notice,  election,  consent  or  other  writing  required   or
     permitted to be given hereunder shall be deemed to be sufficiently given if delivered or mailed postage prepaid or if given by telegram, telex or telecopier, addressed as follows:

     In the case of the Optionor:
         Glen Macdonald
         303-1334 Cardero Street
         Vancouver, British Columbia
         Canada  V6G 2J3
         Telecopier: (604) 852-6201

     In the case of Hudson :            Hudson Ventures, Inc.
                                   444 E. Columbia Street
                                   New Westminster, BC
                                   Canada  V6M 2Z2

Telecopier: (604) 519-1681


and any such notice given as aforesaid shall be deemed to have been given to the parties hereto if delivered, when delivered, or if mailed, on the third business day following the date of mailing, or, if telegraphed, telexed or telecopied, on the same day as the telegraphing, telexing or telecopying thereof PROVIDED HOWEVER that during the period of any postal interruption in Canada any notice given hereunder by mail shall be deemed to have been given only as of the date of actual delivery of the same. Any party may from time to time by notice in writing change its address for the purposes of this Paragraph 13.1.

28.  GENERAL TERMS AND CONDITIONS

28.1 The parties hereto hereby covenant and agree that they will execute such further agreements, conveyances and assurances as may be requisite, or which counsel for the parties may deem necessary to effectually carry out the intent of this Agreement.

28.2 This Agreement shall constitute the entire agreement between the parties with respect to the Property. No representations or inducements have been made save as herein set forth. No changes, alterations or modifications of this Agreement shall be binding upon either party until and unless a memorandum in writing to such effect shall have been signed by all parties hereto. This Agreement shall supersede all previous written, oral or implied understandings between the parties with respect to the matters covered hereby.

28.3 Time shall be of the essence of this Agreement.

28.4 The titles to the sections in this Agreement shall not be deemed to form part of this Agreement but shall be regarded as having been used for convenience of reference only.

28.5 Unless otherwise noted, all currency references contained in this Agreement shall be deemed to be references to United States funds.

28.6 Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision shall be prohibited by or be invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

28.7 The Schedules to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

28.8 Defined terms contained in this Agreement shall have the same meanings where used in the Schedules.



28.9 This Agreement shall be governed by and interpreted in accordance with the laws of British Columbia and the laws of Canada applicable therein.

28.10 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors,
     administrators,          successors          and           assigns.


WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.


GLEN MACDONALD


__/S/ GLEN MACDONALD_____
Signature of Authorised Signatory

______________________________
Name of Authorised Signatory

______________________________
Position of Authorised Signatory



HUDSON VENTURES, INC.
by its authorised signatory:

__/S/ DANA UPTON_____________
Signature of Authorised Signatory

______________________________
Name of Authorised Signatory

__PRESIDENT__________________
Position of Authorised Signatory




                               SCHEDULE "A"

PROPERTY DESCRIPTION


                               NTS 105 F-10
               Latitude 61 35' North, Longitude 132 35' West
                        WATSON LAKE MINING DISTRICT
                              YUKON TERRITORY
                                  CANADA

List of Claims




     CLAIM NAME          GRANT NUMBERS       CURRENT EXPIRY DATE

       B1-B4          YB 92568 - YB 92571       JUNE 17, 2003
  McConnell River      Claim Plan 105F-10
      District         Watson Lake Mining
                            District


























SCHEDULE "B"



                            NET SMELTER RETURNS



For the purposes of this agreement, the term "Net Smelter Returns" shall mean the net proceeds actually paid to Hudson from the sale by Hudson of minerals mined and removed from the Property, after deduction of the following:

     (d) smelting costs, treatment charges and penalties including, but not being limited to, metal losses, penalties for impurities and charges for refining, selling and handling by the smelter, refinery or other purchaser; provided, however, in the case of leaching operations or other solution mining or beneficiation techniques, where the metal being treated is precipitated or otherwise directly derived from such leach solution, all processing and recovery costs incurred by Hudson, beyond the point at which the metal being treated is in solution, shall be considered as treatment charges;

     (e) costs of handling, transporting and insuring ores, minerals and other materials or concentrates from the Property or from a concentrator, whether situated on or off the Property, to a smelter, refinery or other place of treatment; and

     (f) ad valorem taxes and taxes based upon production, but not income taxes.

In the event Hudson commingles minerals from the Property with minerals from other properties, Hudson shall establish procedures, in accordance with sound mining and metallurgical techniques, for determining the proportional amount of the total recoverable metal content in the commingled minerals attributable to the input from each of the properties by calculating the same on a metallurgical basis, in accordance with sampling schedules and mining efficiency experience, so that production royalties applicable to minerals produced from the Property may reasonably be determined.






 EXHIBIT 5.31

             EXPLORATION JOINT VENTURE AGREEMENT


THIS AGREEMENT made as of the * day of *, 20*


BETWEEN:

               GLEN MACDONALD
a British Columbia resident with an address at
               303-1334 Cardero Street
               Vancouver, British Columbia  V6G 2J3


               (the "Optionor")
                                                       OF THE FIRST PART

AND:
               HUDSON VENTURES, INC.
               a Nevada corporation with its registered address at 50 Liberty Street, Suite 880
               Reno, Nevada  89501

               ("Hudson")
                                                          OF SECOND PART




WHEREAS:

A. Hudson owns a 90% and GLEN MACDONALD owns a 10% undivided right, title and interest in and to the Property;

B. The parties wish to create a joint venture to carry out the continued exploration of the Property on the terms and subject to the conditions hereinafter set forth;

C. The parties have agreed that, if following the completion of such exploration a Feasibility Report is prepared which recommends placing the Property into commercial production, they will negotiate and settle a further joint venture agreement for the development and placing of the Property into commercial production;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises, and of the mutual covenants and agreements herein contained, the parties hereto have agreed and do hereby agree as follows:

1.        DEFINITIONS

1.1 In this Agreement, including the Recitals and Schedules hereto the following words and expressions shall have the following meanings:

     (a) "Affiliate" shall have the same meaning as under the Company Act (British Columbia) as at the date hereof;

     (b) "Agreement" means this Joint Venture Agreement as amended from time to time;

     (c) "Costs" means all items of outlay and expense whatsoever, both direct and indirect incurred by or on behalf of the parties, in connection with the Property, the exploration and development thereof and expenses in respect of the Feasibility Report;

     (d) "Feasibility Report" means a detailed written report of the results of a comprehensive study on the economic feasibility of placing the Property or a portion thereof into commercial production and shall include a reasonable assessment of the mineral ore reserves and their amenability to metallurgical treatment, a description of the work, equipment and supplies required to bring the Property or a portion thereof into commercial production and the estimated cost thereof, a description of the mining methods to be employed and a financial appraisal of the proposed operations supported by an explanation of the data used therein;

     (e) "Interest" means the undivided beneficial percentage interest from time to time of a party in the Joint Venture, the Property, and Mineral Products, as set out hereunder;

     (f) "Joint Venture" means the joint venture created pursuant to this Agreement;

     (g) "Management Committee" means the committee of representatives of the parties to this Agreement constituted in accordance with the provisions of article 5 to manage or supervise the management of the business and affairs of the Joint Venture;

     (h) "Mineral Products" means the end products derived from operating the Property as a mine;

     (i) "Net Profits" shall mean net profits calculated in accordance with Schedule "B" hereto;
     (j)  "Operator" means the operator appointed pursuant to article 6;

     (k) "Other Tenements" means all surface rights of and to any lands within or outside the Property including surface held in fee or under lease, licence, easement, right of way or other rights of any kind (and all renewals, extensions and amendments thereof or substitutions therefor) acquired by or on behalf of the parties with respect to the Property;

     (l) "Program" means a plan, including budgets, for the Project or any part thereof as approved by the Management Committee pursuant to this Agreement;

     (m) "Project" means the exploration and development of the Property and preparation and delivery of a Feasibility Report;

     (n) "Property" means those certain mining claims and related rights and interests set out and more particularly described in Schedule "A" hereto and Other Tenements and shall include any renewal thereof and any form of substitute or successor title thereto; and

     (o) "Royalty" shall mean a royalty on the Net Profits calculated and paid in accordance with Schedule "B" hereto.

2.        REPRESENTATIONS AND WARRANTIES

2.1       Hudson represents to GLEN MACDONALD that:

     (a) it is the legal and beneficial owner of a 90% Interest free and clear of all liens, charges and encumbrances; and

     (b) save and except as set out herein, there is no adverse claim or challenge against or to the ownership of or title to Hudson's Interest or any portion thereof, nor is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase Hudson's Interest or any portion thereof.

2.2       GLEN MACDONALD represents to Hudson that:

     (a) it is the legal and beneficial owner of a 10% Interest free and clear of all liens, charges and encumbrances; and

     (b) save and except as set out herein, there is no adverse claim or challenge against or to the ownership of or title to GLEN MACDONALD's Interest or any portion thereof, nor is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase GLEN MACDONALD's Interest or any portion thereof.

2.3       Each of the parties represents to the other that:

     (a)  it   is  a  company  duly  incorporated,  organized  and  validly subsisting under the laws of its incorporating jurisdiction;

     (b) it has full power and authority to carry on its business and enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement and to carry out and perform all of its obligations hereunder;

     (c)  it  has  duly  obtained  all  corporate  authorizations  for  the execution,  delivery and performance of this  Agreement  and  the consummation  of  the transactions herein contemplated,  and  the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance, lien or charge under the provisions of its constating documents or any indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it may be subject and will not contravene any applicable laws.

2.4 The representations and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement, are to be construed as both conditions and warranties and shall, regardless of any investigation which may have been made by or on behalf of any party as to the accuracy of such representations and warranties, survive the closing of the transactions contemplated hereby and each of the parties will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation or warranty contained in this Agreement and each party shall be entitled, in addition to any other remedy to which it may be entitled, to set off any such loss, damage or costs suffered by it as a result of any such breach against any payment required to be made by it to the other party hereunder.

3.        PURPOSE AND CREATION OF THE JOINT VENTURE

3.1 The parties agree each with the other to use their best efforts to explore and develop the Property with the goal of eventually putting the Property into commercial production should a Feasibility Report recommending commercial production be obtained and a decision to commence commercial production be made, which Feasibility Report and decision have not, at the date of this Agreement, been obtained or made and for this purpose hereby agree to associate and participate in a single purpose joint venture to carry out all such acts which are necessary or appropriate, directly or indirectly, to carry out the Project.

3.2 The parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute a party the partner, agent or legal representative of any other party or create any fiduciary relationship between them for any purpose whatsoever. No party shall have any authority to act for or to assume any obligations or responsibility on behalf of any other party except as may be, from time to time, agreed upon in writing between the parties or as otherwise expressly provided.

3.3 The rights and obligations of each party shall be in every case several and not joint or joint and several.

3.4 Beneficial ownership of the Property shall remain in each party in proportion to its respective Interest and any legal title to the
Property held by any party shall be subject to this Agreement. All property held, acquired or contributed by or on behalf of the parties under or pursuant to this Agreement shall be beneficially owned by the parties as tenants in common in proportion to their respective Interests.

3.5 Each party shall make available its Interest exclusively for the purposes of the Project and, in particular, each party agrees to grant a mortgage, charge, lien or other encumbrance on, or any security interest in, its Interest to and in favour of any lender to facilitate financing of the Project or any portion thereof.

3.6 The rights and obligations of the parties created under this Agreement shall be strictly limited to the Project and shall not be extended by implication or otherwise, except with the unanimous written consent of the parties.

3.7 Except as may be otherwise expressly provided in this Agreement, nothing herein shall restrict in any way the freedom of any party, except with respect to its Interest, to conduct as it sees fit any business or activity whatsoever, including the development or application of any process, and the exploration for, development, mining, extraction, production, handling, processing or any treatment, transportation or marketing of any ore, mineral or other product for any other purpose, without any accountability to any other party.

3.8 Each party shall do all things and execute all documents necessary in order to maintain the Property and the Project in good standing provided that all Costs need only be met by each party in proportion to its Interest.

3.9 Except as may be otherwise expressly specified in this Agreement, each party, in proportion to its Interest, shall indemnify and hold harmless each other party and each director, officer, employee, agent and representative of each other party, from and against any claim of or liability to any third person asserted on the ground that action taken under this Agreement has resulted in or will result in any loss or damage to such third person to the extent, but only to the extent,that such claim or liability is paid by such other party in the amount in excess of that amount payable by reason of such other party's Interest, but the foregoing shall not prejudice any claim of any party against the Operator.

3.10      Each party covenants and agrees with the other:

     (a) to perform or cause to be performed its obligations and commitments under this Agreement and, without limiting the generality of the foregoing, to pay Costs in proportion to its Interest except as may be otherwise provided in article 4 hereof;

     (b) not to engage either alone or in association with others in any activity in respect of the Property or the Project except as provided or authorized by this Agreement.

4.        DILUTION

4.1 Upon formation of the Joint Venture, Hudson shall be deemed to have incurred Costs of $202,500 and GLEN MACDONALD to have incurred Costs of $20,250.

4.2 The respective Interests of the parties shall be subject to variation from time to time in the event:

     (a)  of failure by a party to pay its proportionate share of Costs;

     (b) subject to section 8.6 hereof, of the election by a party not to participate in a Program; or

     (c) subject to section 8.6 hereof, of the election by a party to pay less than its proportionate share of Costs in respect of a Program adopted by the Management Committee.

4.3        Upon  the happening of any of the events set forth in subsection
4.2 hereof, each party's Interest shall be varied to equal the product obtained by multiplying 100% by a fraction of which the numerator shall be the amount of Costs paid by such party and of which the denominator shall be the total amount of Costs paid by all parties. For the purposes of this section, the amount of Costs paid by a party shall include the amount of Costs deemed to have been paid by that party as set forth in section 4.1.

4.4 In the event that a party's Interest is reduced to 5% or less by the operation of section 4.3 hereof, such party shall forfeit its Interest to the other party and shall receive as consideration therefor a Royalty equal to 2% of Net Profits payable within 60 days after the end of each calendar quarter. If, as a result of such forfeiture, one party has an Interest equal to 100% the Joint Venture shall terminate.

5.        MANAGEMENT COMMITTEE

5.1 A Management Committee, consisting of one representative of each party, and one or more alternate representatives, shall be constituted and appointed forthwith after the formation of the Joint Venture. The Management Committee shall manage, or supervise the management of, the business and affairs of the Joint Venture and shall exercise all such powers and do all such acts as the Joint Venture may exercise and do. The Management Committee shall meet within 15 days of its constitution and may otherwise meet at such places as it thinks fit for the dispatch of business, adjourn and otherwise regulate its meetings and proceedings as the members thereof deem fit. The Chairman of all meetings shall be a representative of the Operator. Matters decided at any meeting of the Management Committee shall be decided by a simple majority of votes with each party's representatives being entitled to cast that number of votes which is equal to that party's Interest, and, in the case of an equality of votes, the dispute shall be referred to arbitration pursuant to article 20. Unless agreed to in writing by the parties hereto, all meetings of the Management Committee shall be held in Vancouver, British Columbia. Any meetings may, if both parties so consent, be held by conference telephone.

5.2 A quorum for any meeting of the Management Committee shall consist of a representative or representatives of a party or parties whose Interests aggregate equal to or in excess of 95%. No business other than the election of a chairman, if any, and the adjournment or termination of the meeting shall be dealt with if a quorum is not present at the commencement of the meeting but the quorum need not be present throughout the meeting. A meeting at which a quorum is not present shall be adjourned to the same time and place one week later at which adjourned meeting a quorum shall be one representative of a party.

5.3 A meeting of the Management Committee at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretion bestowed upon the Management Committee in this Agreement.

5.4 No questions submitted to the Management Committee need be seconded and the chairman, if any, of the meeting shall be entitled to submit the questions.

5.5 The decision on any matter evidenced by the consent in writing of the representatives of all parties shall be as valid as if it had been decided at a duly called and held meeting of the Management Committee. Each written consent may be signed in counterparts each consented to in writing by one or more representatives which together shall be deemed to constitute one consent.

5.6 At the time of any decision by the Management Committee to adopt a Program, the parties shall, subject to the provisions of article 8 hereof, pay their proportionate share of the estimated Costs of such Program by depositing the same into the interest bearing bank account opened and maintained pursuant to section 5.7 hereof.

5.7 The Operator shall open and maintain an interest bearing bank account with a Canadian Chartered bank in the name of the Joint Venture and shall use the funds on deposit therein for the purposes of the Joint Venture. The Operator shall appoint signing officers on the said account as shall be required and shall advise the parties of the particulars of the said account.

5.8 Each of the parties hereby agree that any interest earned on any sums deposited in the bank account opened and maintained pursuant to section  5.7  hereof  shall  be shared in proportion  to  their  respective
Interests.

5.9 If the Operator fails to do so, any party (the "Paying Party") may pay any reasonable Costs due to maintain the Property in good standing and the other party shall, in proportion to its Interest and within 15 days of being given notice of such payment, reimburse the Paying Party for such payment, failing such reimbursement the party not paying shall forfeit its Interest to the Paying Party and this Agreement shall terminate.

5.10 At any time during the currency of this Agreement the Management Committee may cause a Feasibility Report to be prepared by a substantial and well recognized Canadian engineering firm in such form as the Management Committee may require. The Management Committee shall, forthwith upon receipt of a Feasibility Report, provide each of the parties with a copy thereof. Upon request of any party and at reasonable intervals and times the parties shall meet in order to discuss the Feasibility Report.

6.        OPERATOR

6.1 The initial Operator shall be GLEN MACDONALD, which shall continue as operator until changed pursuant to section 8.2 or by a decision of the Management Committee with parties representing Interests of 75% or more voting in favour. If the Operator has failed to perform in a manner that is consistent with good mineral exploration and development practice or is in default of its duties and responsibilities under this Agreement, and the Management Committee or the other party has given to the Operator written notice setting forth particulars of the Operator's default and the Operator has not within 30 days of such notice commenced to remedy the default and thereafter to proceed continuously and diligently to complete all required remedial action the other party shall become the Operator.

6.2 The Operator may at any time on 60 days' notice to the Management Committee resign as Operator, in which event the Management Committee shall select another party or person to be Operator upon the 30th day after receipt of the Operator's notice of resignation or such sooner date as the Management Committee may establish and give notice of to the resigning
Operator. The resigning Operator shall thereupon be released and discharged from all its duties and obligations as Operator on the earlier of those dates save only as to those duties and obligations that it theretofore should have performed.

6.3 Upon the Operator making a voluntary or involuntary assignment into bankruptcy or taking advantage of any legislation for the winding-up or liquidation of the affairs of insolvent or bankrupt companies the Operator shall automatically cease to be the Operator and the other party or its nominee appointed as Operator.

6.4 The new Operator shall assume all of the rights, duties, obligations and status of the Operator as provided in this Agreement, other than the previous Operator's Interest, if any, without obligation to retain or hire any of the employees of the former Operator or to indemnify the former Operator for any costs or expenses which the previous Operator will incur as a result of the termination of employment of any of its employees resulting from this change of Operator, and shall continue to act as Operator until its replacement or resignation.

6.5 The Operator shall be paid by the Joint Venture, as compensation for general overhead expenses which the Operator may incur, an amount equal to 10% of all Costs in each year but only 5% of Costs paid by the Operator under any contract involving payments by it in excess of $100,000 in one year.

7.        POWERS, DUTIES AND OBLIGATIONS OF OPERATOR

7.1 Subject to the control and direction of the Management Committee, the Operator shall have full right, power and authority to do everything necessary or desirable to carry out a Program and the Project and to determine the manner of exploration and development of the Property and, without limiting the generality of the foregoing, the right, power and authority to:

     (a) regulate access to the Property subject only to the right of representatives of the parties to have access to the Property at all reasonable times for the purpose of inspecting work being done thereon but at their own risk and expense;

     (b) employ and engage such employees, agents and independent contractors as it may consider necessary or advisable to carry out its duties and obligations hereunder and in this connection to delegate any of its powers and rights to perform its duties and obligations hereunder, but the Operator shall not enter into contractual relationships with a party except on terms which are commercially competitive;

     (c) execute all documents, deeds and instruments, do or cause to be done all such acts and things and give all such assurances as may be necessary to maintain good and valid title to the Property and each party hereby irrevocably constitutes the Operator its true and lawful attorney to give effect to the foregoing and hereby agrees to indemnify and save the Operator harmless from any and all costs, loss or damage sustained or incurred without gross negligence or bad faith by the Operator directly or indirectly as a result of its exercise of its powers pursuant to this subsection;

     (d) conduct such title examination and cure such title defects as may be advisable in the reasonable judgment of the Operator.

7.2 The Operator shall have the following duties and obligations during the term hereof:

     (a) to diligently manage, direct and control all exploration and development operations in and under the Property in a prudent and workmanlike manner and in compliance with all applicable laws, rules, orders and regulations;

     (b) to prepare and deliver to each of the parties during the periods of active field work, quarterly progress reports of the work in progress, on or before the day which is 45 days following each calendar quarter with respect to work done in such quarter and on or before March 31st of every year comprehensive annual reports covering the activities hereunder and the results obtained during the 12 month period ending on December 31 immediately preceding;

     (c) to prepare and deliver to each of the parties copies of all assays, maps and drill logs immediately upon their preparation or receipt;

     (d) subject to the terms and conditions of this Agreement, to keep the Property in good standing, free and clear of all liens, charges and encumbrances of every character arising from operations (except for those which are in effect on the date of this Agreement or are created pursuant to this Agreement, liens for taxes not yet due, other inchoate liens and liens contested in good faith by the Operator) and to proceed with all diligence to contest or discharge any lien that is filed by reason of the Operator's failure to perform its obligations hereunder;

     (e) to maintain true and correct books, accounts and records of operations hereunder separate and apart from any other books, accounts and records maintained by the Operator;

     (f) to permit one representative of the parties, appointed in writing, at all reasonable times and at their expense to inspect, audit and copy the Operator's accounts and records relating to the Project for any fiscal year of the Operator within nine months following the end of such fiscal year;

     (g) to obtain and maintain and cause any contractor engaged hereunder to obtain and maintain during any period in which active work is carried out hereunder such insurance coverage as the Management Committee deems advisable;

     (h) to permit the parties or their representatives, appointed in writing, at all reasonable times, at their own expense and risk, reasonable access to the Property and all data derived from carrying out a Program;

     (i) to open and maintain on behalf of the Joint Venture such bank account or bank accounts as the Management Committee may direct with a Canadian chartered bank;

     (j) to prosecute and defend, but not to initiate without the consent of the Management Committee, all litigation or administrative proceedings arising out of the Property, or Project;

     (k) to transact, undertake and perform all transactions, contracts, employments, purchases, operations, negotiations with third parties and any other matter or thing undertaken by or on behalf of the Joint Venture hereunder in the Operator's name and to promptly pay all expenditures incurred in connection therewith when due; and

     (l) to maintain in good standing those mineral claims comprised in the Property by the doing and filing of all assessment work or the making of payments in lieu thereof and by the payment of all taxes and other like charges and payments.

7.3 Subject to any specific provisions of this Agreement, the Operator, in carrying out its duties and obligations hereunder, shall at all times be subject to the direction and control of the Management Committee and shall perform its duties hereunder in accordance with the instructions and directions as from time to time communicated to it by the Management Committee and shall make all reports to the Management Committee except where otherwise specifically provided herein.

7.4 The Operator shall commence and diligently complete the Project and without limiting the generality of the foregoing, may retain an independent consulting geologist acceptable to all parties to prepare a report in respect of the Project, the results thereof, the conclusions derived therefrom and the recommendation as to whether or not further work should be conducted on the Property.

8.        PROGRAMS

8.1 Costs shall only be incurred under and pursuant to Programs prepared by the Operator, approved by the Management Committee and delivered to the parties as provided in this article. Any Feasibility Report shall be prepared pursuant to a separate Program.

8.2 The Operator shall prepare and submit to the parties a Program within 180 days of the completion of the previous Program. If the Operator does not prepare a Program within the time limited, then the other party shall have the right to prepare a Program for submission to the other party at which time the party submitting the Program shall become the Operator.

8.3 Within 30 days of the receipt by the parties of a Program, each party shall give written notice to the Operator stating whether or not they elect to contribute their proportionate share of Costs of such Program or requesting the Operator to revise the Program provided that each party may only make such requests once in respect of each Program. Subject to subsection 8.6, failure by either of the parties to give notice pursuant to this subsection within such 30 day period shall be deemed an election by that party not to contribute to such Program.

8.4 If a party elects or is deemed to have elected not to contribute its proportionate share of the Costs of a Program, the other party may give notice in writing to the Operator stating that it will contribute all expenditures under or pursuant to such Program and the Operator will proceed with such Program and thereafter the Interests of the parties shall be adjusted in accordance with article 4. The Operator will not proceed with any Program which is not fully subscribed.

8.5 If the parties elect to contribute their proportionate share of the Costs of a Program, the Operator will then proceed with the Program.

8.6 If either party elects or is deemed to have elected not to contribute to a Program its Interest will not be subject to adjustment thereunder if, within 60 days of such election or deemed election, it elects to pay to the contributing party 150% of what would otherwise have been its contribution to the Costs of such Program, but any amount so paid in excess of what would otherwise have been its contribution to such Program shall be deemed not to be a contribution to Costs by the party making it.

8.7 An election by a party to contribute to the Costs of a Program shall make that party liable to pay its proportionate share of the Costs actually incurred under or pursuant to the Program including Program Overruns, as hereinafter defined, of up to but not exceeding 10%.

8.8 After having elected to contribute its proportionate share of the Costs of a Program which is proceeded with, a party shall, within 15 days after being requested in writing to do so by the Operator, pay such portion of its share of Costs as the Operator may require but the Operator shall not require payment of any funds in advance if the party provides the Operator with reasonable assurance and evidence that it has secured financing by way of the issuance of "flow-through" shares sufficient to pay its proportionate share of the Costs of a Program and such financing requires that party to incur the Costs before funds are advanced to the party. At any other time the Operator shall not require payment of funds more than one month in advance.

8.9 If it appears that Costs will exceed by greater than 10% those estimated under a Program the Operator shall immediately give written notice to the party or parties contributing to that Program outlining the nature and extent of the additional costs and expenses ("Program Overruns"). If Program Overruns are approved by the party or parties contributing to that Program, then within 15 days after the receipt of a written request from the Operator, the party or parties contributing to that Program shall provide the Operator with their respective shares of such Program Overruns. If Program Overruns are not approved by the party or parties contributing to that Program, the Operator shall have the right to curtail or abandon the portion of such Program relating to the Program Overruns.

8.10 If either party at any time fails to pay its proportionate share of Costs in accordance with subsections 8.8 or 8.9, the Operator may give written notice to that party demanding payment, and if the party has not paid such amount within 15 days of the receipt of such notice, that party shall:

     (a) be deemed to be in default under subsection 8.8 or 8.9 as applicable; and

     (b) forfeit its Interest to the other party and shall receive as consideration therefore a Royalty equal to 2% of Net Profits payable within 60 days after the end of each calendar quarter.
          If, as a result of such forfeiture, one party has an Interest equal to 100% the Joint Venture shall terminate.

9.        INFORMATION AND DATA

9.1 At all times during the subsistence of this Agreement the duly authorized representatives of each party shall have access to the Property and the Project at its and their sole risk and expense and at reasonable intervals and times, and shall further have access at all reasonable times to all technical records and other factual engineering data and information relating to the Property and the Project in the possession of the Management Committee or the Operator. In exercising the right of access to the Property or the Project the representatives of a party shall abide by the rules and regulations laid down by the Management Committee and by the Operator relating to matters of safety and efficiency. If any representative of a party is not a director, senior officer or employee of a party, the party shall so advise the Operator so that the Operator may require the representative, before giving him access to the Property or the Project or to data or information relating thereto, to sign an undertaking in favour of the Joint Venture, in form and substance satisfactory to the Operator, to maintain confidentiality to the same extent as each party is required to do under section 9.2 hereof.

9.2 All records, reports, accounts and other documents referred to herein with respect to the Property and the Project and all information and data concerning or derived from the Property and the Project shall be kept confidential and each party shall take or cause to be taken such reasonable precautions as may be necessary to prevent the disclosure thereof to any person other than each party, the Operator, an Affiliate, their respective legal, accounting and financial or other professional advisors, and any financial institution or other person having made, making or negotiating loans to one or more of the foregoing or any trustee for any such person, or as may be required by securities or corporate laws and regulations or by the policies of any securities commission or stock exchange, or in connection with the filing of an offering memorandum, rights offering circular, prospectus or statement of material facts by a party, an Affiliate or the Operator or to a prospective assignee as permitted hereunder, or as may be required in the performance of obligations under this Agreement without prior consent of all parties, which consent shall not be unreasonably withheld.

10.       PARTITION

10.1 No party shall, during the term of this Agreement, exercise any right to apply for any partition of the Property or for sale thereof in lieu of partition.

11.       TAXATION

11.1 Each party on whose behalf any Costs have been incurred shall be entitled to claim all tax benefits, write-offs and deductions with respect thereto.

12.       RIGHT OF FIRST REFUSAL

12.1 Save and except as provided in section 3.5 and article 4 hereof, neither party shall transfer, convey, assign, mortgage or grant an option in respect of or grant a right to purchase or in any manner transfer or alienate all or any portion of its Interest or rights under this Agreement otherwise than in accordance with this article.

12.2      Nothing in this article shall prevent:

     (a) a sale by a party of all of its Interest or an assignment of all its rights under this Agreement to an Affiliate provided that such Affiliate first complies with the provisions of section
          12.10 and agrees with the other party in writing to retransfer such Interest to the originally assigning party before ceasing to be an Affiliate of such party;

     (b)  a variation pursuant to section 4.3; or

     (c) a disposition pursuant to an amalgamation or corporate reorganization which will have the effect in law of the amalgamated or surviving company possessing all the property, rights and interests and being subject to all the debts, liabilities and obligations of each amalgamating or predecessor company.

12.3 Should a party (the "transferring party") intend to dispose of all or any portion of its Interest or rights under this Agreement it shall first give notice in writing to the other parties (the "other parties") of such intention together with the terms and conditions on which the transferring party intends to dispose of its Interest or a portion thereof or rights under this Agreement.

12.4 If a party (the "transferring party") receives any offer to dispose of all or any portion of its Interest or rights under this Agreement which it intends to accept, the transferring party shall not accept the same unless and until it has first offered to sell such Interest or rights to the other parties (the "other parties") on the same terms and conditions as in the offer received and the same has not been accepted by the other parties in accordance with section 12.6.

12.5       Any  communication of an intention to sell pursuant  to  section
12.3 and 12.4 (the "Offer") shall be in writing delivered in accordance with article 14 and shall:

     (a) set out in reasonable detail all of the terms and conditions of any intended sale;

     (b) if it is made pursuant to section 12.3, include a photocopy of the Offer; and
     (c) if it is made pursuant to section 12.4, clearly identify the offering party and include such information as is known by the transferring party about such offering party;

and such communication will be deemed to constitute an Offer by the transferring party to the other parties to sell the transferring party's Interest or its rights (or a portion thereof as the case may be) under this Agreement to the other parties on the terms and conditions set out in such Offer. For greater certainty it is agreed and understood that any Offer hereunder shall deal only with the disposition of the Interest or rights of the transferring party hereunder and not with any other interest, right or property of the transferring party and such disposition shall be made solely for a monetary consideration.

12.6 Any Offer made as contemplated in section 12.5 shall be open for acceptance by the other parties for a period of 60 days from the date of receipt of the Offer by the other parties.

12.7 If the other parties accept the Offer within the period provided for in section 12.6, such acceptance shall constitute a binding agreement of purchase and sale between the transferring party and the other parties, in proportion to their Interests, for the Interest or its rights (or a portion thereof as the case may be) under this Agreement on the terms and conditions set out in such Offer.

12.8 If the other parties do not accept the Offer within the period provided for in section 12.6, the transferring party may complete a sale and purchase of its Interest or a portion thereof on terms and conditions no less favorable to the transferring party than those set out in the Offer and, in the case of an Offer under section 12.4, only to the party making the original offer to the transferring party and in any event such sale and purchase shall be completed within nine months from the expiration of the right of the other parties to accept such Offer or the transferring party must again comply with the provisions of this article.

12.9 If the other parties do accept the Offer within the period provided for in section 12.6 but fail to close the transaction contemplated thereby within 90 days following receipt of such Offer, the transferring party may complete a sale and purchase of its Interest or a portion thereof on any terms and conditions but in any event such sale and purchase shall be completed within nine months from the expiration of the right of the other parties to accept such Offer or the transferring party must again comply with the provisions of this article.

12.10 While any Offer is outstanding no other Offer may be made until the first mentioned Offer is disposed of and any sale resulting therefrom completed or abandoned in accordance with the provisions of this article.

12.11 Before the completion of any sale by the transferring party of its Interest or rights or any portion thereof under this Agreement, the purchasing party shall enter into an agreement with the parties agreeing not to sell except on the same terms and conditions as set out in this Agreement.

130       FORCE MAJEURE

13.1 No party will be liable for its failure to perform any of its obligations under this Agreement due to a cause beyond its reasonable control (except those caused by its own lack of funds) including, but not limited to acts of God, fire, flood, explosion, strikes, lockouts or other industrial disturbances, laws, rules and regulations or orders of any duly constituted governmental authority or non-availability of materials or transportation (each an "Intervening Event").

13.2 All time limits imposed by this Agreement will be extended by a period equivalent to the period of delay resulting from an Intervening Event.

13.3 A party relying on the provisions of section 13.1 will take all reasonable steps to eliminate any Intervening Event and, if possible, will perform its obligations under this Agreement as far as practical, but nothing herein will require such party to settle or adjust any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted governmental authority or to complete its obligations under this Agreement if an Intervening Event renders completion impossible.

140       NOTICE

14.1 Any notice, direction, cheque or other instrument required or permitted to be given under this Agreement shall be in writing and may be given by delivery or by sending by telecopier, in each case addressed to the intended recipient at the address of the respective party set out on the front page hereof.

14.2 Any notice, direction, cheque or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered, and, if sent by telecopier, be deemed to have been given or received on the day it was so sent.

14.3 Any party may at any time give to the other notice in writing of any change of address of the party giving such notice and from and after the giving of such notice the address or addresses therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

150       WAIVER

15.1 If any provision of this Agreement shall fail to be strictly enforced or any party shall consent to any action by any other party or shall waive any provision as set out herein, such action by such party shall not be construed as a waiver thereof other than at the specific time that such waiver or failure to enforce takes place and shall at no time be construed as a consent, waiver or excuse for any failure to perform and act in accordance with this Agreement at any past or future occasion.

160       FURTHER ASSURANCES

16.1 Each of the parties hereto shall from time to time and at all times do all such further acts and execute and deliver all further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement. For greater certainty this section shall not be construed as imposing any obligation on any party to provide guarantees.

170       USE OF NAME

17.1 No party shall, except when required by this Agreement or by any law, by-law, ordinance, rule, order or regulation, use, suffer or permit to be used, directly or indirectly, the name of any other party for any purpose related to the Property or the Project.

180       ENTIRE AGREEMENT

18.1 This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and undertakings, whether oral or written, relative to the subject matter hereof.

190       AMENDMENT

19.1 This Agreement may not be changed orally but only by an agreement in writing, executed by the party or parties against which enforcement, waiver, change, modification or discharge is sought.

200       ARBITRATION

20.1 If any question, difference or dispute shall arise between the parties or any of them in respect of any matter arising under this Agreement or in relation to the construction hereof the same shall be determined by the award of three arbitrators to be named as follows:

     (a) the party or parties sharing one side of this dispute shall name an arbitrator and give notice thereof to the party or parties sharing the other side of the dispute;

     (b) the party or parties sharing the other side of the dispute shall, within 14 days of receipt of the notice, name an arbitrator; and

     (c) the two arbitrators so named shall, within 15 days of the naming of the latter of them, select a third arbitrator.

          The decision of the majority of these arbitrators shall be made within 30 days after the selection of the latter of them. The expense of the arbitration shall be borne by the parties to the dispute as determined by the arbitrators. If the parties on either side of the dispute fail to name their arbitrator within the time limited or proceed with the arbitration, the arbitrator named may decide the question. The arbitration shall be conducted in accordance with the provisions of the Commercial Arbitration Act (British Columbia) and the decision of the arbitrator or a majority of the arbitrators, as the case may be, shall be conclusive and binding upon all the parties.

210       RIGHT TO AUDIT

21.1 Any party acquiring a Royalty pursuant to this Agreement shall have the right to audit at its expense the books and records in respect of such Royalty of the Operator or the other party, if it is not the Operator in respect of such Royalty.

220       TIME

22.1 Unless earlier terminated by agreement of all parties or as a result of one party acquiring a 100% Interest, the Joint Venture and this Agreement shall remain in full force and effect for so long as any part of the Property or Project is held in accordance with this Agreement. Termination of the Agreement shall not, however, relieve any party from any obligations theretofore accrued but unsatisfied.

230       RULE AGAINST PERPETUITIES

23.1 If any right, power or interest of any party in any Property under this Agreement would violate the rule against perpetuities, then such right, power or interest shall terminate at the expiration of 20 years after the death of the last survivor of all the lineal descendants of her Majesty, Queen Elizabeth II of the United Kingdom, living on the date of this Agreement.

240       DOCUMENT RETENTION ON TERMINATION

24.1 Prior to the distribution of the Property or the Project or the net revenues received on the disposal thereof on termination of this Agreement, the Management Committee shall meet and may approve a procedure for the retention, maintenance and disposal of documents maintained by the Management Committee (the "Documents") and shall appoint such party as may consent thereto to ensure that all proper steps are taken to implement and maintain that procedure. If a quorum is not present at the meeting or if the Management Committee fails to approve a procedure as aforesaid, the Operator, if a party, otherwise the party holding the largest Interest as at the day immediately preceding the date the Management Committee was called to meet, shall retain, maintain and dispose of the Documents according to such procedure, in compliance with all applicable laws, as it deems fit. The party entrusted with the retention, and expenses incidental thereto, shall be entitled to receive payment of those costs and expenses prior to any distribution being made of the Property and Project or the net revenues received on the disposal thereof.

250       ENUREMENT

25.1 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

260       GOVERNING LAW

26.1 This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia.

270       SEVERABILITY

27.1 If any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

280       NUMBER AND GENDER

28.1 Words used herein importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine and neuter genders, and vice versa, and words importing persons shall include firms and corporations.

290       HEADINGS

29.1 The division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

300       TIME OF THE ESSENCE

30.1 Time shall be of the essence in the performance of this Agreement.


IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day, month and year first above written.

GLEN MACDONALD
by its authorised signatory:

______________________________
Signature of Authorised Signatory

______________________________
Name of Authorised Signatory

______________________________
Position of Authorised Signatory



HUDSON VENTURES, INC.
by its authorised signatory:

______________________________
Signature of Authorised Signatory

______________________________
Name of Authorised Signatory

______________________________
Position of Authorised Signatory

                          SCHEDULE "A"

to that certain Joint Venture Agreement between * and * made as of the * day of *, 20*

                         THE PROPERTIES

The mineral claims comprising the Wheaton River Property consist of nine mineral claims located in the Whitehorse Mining District in the Yukon Territories, Canada. The claims are described as follows:
                                NTS 105 D-6
               Latitude 60 16' North, Longitude 135 06' West
                        WHITEHORSE MINING DISTRICT
                              YUKON TERRITORY
                                  CANADA





     CLAIM NAME          GRANT NUMBERS       CURRENT EXPIRY DATE

      AAV  1-9          YC  19166 - 174        AUGUST 19, 2003


The mineral claims comprising the McConnell River Property consist of four mineral claims located in the Watson Lake Mining District in the Yukon Territories, Canada. The claims are described as follows:
                         NTS 105 F-10
               Latitude 61 35' North, Longitude 132 35' West
                        WATSON LAKE MINING DISTRICT
                              YUKON TERRITORY
                                  CANADA






     CLAIM NAME          GRANT NUMBERS       CURRENT EXPIRY DATE

       B1-B4          YB 92568 - YB 92571       June 17, 2003
  McConnell River      Claim Plan 105F-10
      District         Watson Lake Mining
                            District


















                          SCHEDULE "B"


To that agreement dated as of the * day of *, 20* between * and *.


1.             "Net Profits" means the aggregate of:

     (a) all revenues from the sale or other disposition of ores, metals or minerals mined or extracted from the Property or any portion thereof and any concentrates produced therefrom;

     (b) all revenues from the operation, sale or other disposition of any Facilities the cost of which is included in the definition of "Operating Expenses", "Capital Expenses" or "Exploration Expenses"; and

     (c) Working Capital deducted in the calculation of Net Profits for the prior period,

less (without duplication) Working Capital, Operating Expenses, Capital Expenses and Exploration Expenses.


2. "Working Capital" means the amount reasonably necessary to provide for the operation of the mining operation on the Property and for the operation and maintenance of the Facilities for a period of six months.


3. "Operating Expenses" means all costs, expenses, obligations, liabilities and charges of whatsoever nature or kind incurred or chargeable directly or indirectly in connection with commercial production from the
Property and in connection with the maintenance and operation of the Facilities, all in accordance with generally accepted accounting principles, consistently applied, including, without limiting the generality of the foregoing, all amounts payable in connection with mining, handling, processing, refining, transporting and marketing of ore, concentrates, metals, minerals and other products produced from the Property, all amounts payable for the operation and maintenance of the Facilities including the replacement of items which by their nature require periodic replacement, all taxes (other than income taxes), royalties and other imposts and all amounts payable or chargeable in respect of reasonable overhead and administrative services.


4. "Capital Expenses" means all expenses, obligations and liabilities of whatsoever kind (being of a capital nature in accordance with generally accepted accounting principles) incurred or chargeable, directly or indirectly, with respect to the development, acquisition, redevelopment, modernization and expansion of the Property and the Facilities, including, without limiting the generality of the foregoing, interest thereon from the time so incurred or chargeable at a rate per annum from time to time equal to the "prime rate" of the Royal Bank of Canada plus 2% per annum, but does not include Operating Expenses nor Exploration Expenses.


5. "Exploration Expenses" means all costs, expenses, obligations, liabilities and charges of whatsoever nature or kind incurred or chargeable, directly or indirectly, in connection with the exploration and development of the Property all determined in accordance with generally accepted accounting principles including, without limiting the generality of the foregoing, all costs reasonably attributable, in accordance with generally accepted accounting principles, to the design,planning, testing, financing, administration, marketing, engineering, legal, accounting, transportation and other incidental functions associated with the exploration and mining operation contemplated by this Agreement and with the Facilities, but does not include Operating Expenses nor Capital Expenses.


6. "Facilities" means all plant, equipment, structures, roads, rail lines, storage and transport facilities, housing and service structures, real property or interest therein, whether on the Property or not, acquired or constructed exclusively for the mining operation on the Property contemplated by this Agreement.


7. Installments of the Royalty payable shall be paid by the Operator as follows:

     (a) within 45 days after the end of each of the first three calendar quarters in each fiscal year and within 60 days of the end of the last calendar quarter in each year, the Operator shall pay to the royalty holder an amount equal to 25% of the estimated Royalty, if any, for the fiscal year, adjusted if necessary after the first quarter of any fiscal year to reflect any change during the fiscal year in estimated Royalty; and

     (b) within 120 days after the end of the calendar year, the balance, if any, of Royalty payable in respect of the fiscal year last completed.

          Should the Operator not pay the royalty holder the installment of the Royalty payable within the time specified then such unpaid installment of Royalty shall bear interest equal to the "prime rate" of the Royal Bank of Canada plus 2% per annum calculated from the last day of the calendar quarter in which the liability for the payment of the installment of Royalty arose.


8. The Operator shall, within 45 days after the end of each calendar quarter, furnish to the royalty holder quarterly unaudited statements respecting operations on the Property, together with a statement showing the calculation of Royalty for the calendar quarter last completed.


9. Within 120 days after the end of each calendar year, the accounts of the Operator relating to operations on the Property and the statement of operations, which shall include the statement of calculation of Royalty for the year last completed, shall be audited by the auditors of the Operator, at its expense. The royalty holder shall have 45 days after receipt of such statements to question the accuracy thereof in writing and, failing such objection, the statements shall be deemed to be correct and unimpeachable thereafter.


10. If the audited financial statements furnished pursuant to paragraph 9 disclose any overpayment of Royalty by the Operator during the year, the amount of the overpayment shall be deducted from future installments of Royalty payable hereunder.


11. If the audited financial statements furnished pursuant to paragraph 9 disclose any underpayment of Royalty by the Operator during the year, the amount thereof shall be paid to the royalty holder forthwith after determination thereof.


12. The Operator agrees to maintain, for each mining operation on the Property, up-to-date and complete records relating to the production and sale of minerals, ore, bullion and other product from the Property, including accounts, records, statements and returns relating to treatment and smelting arrangements of such product, and the royalty holder or its agents shall have the right at all reasonable times, including for a period of 12 months following the expiration or termination of this Agreement, to inspect such records, statements and returns and make copies thereof at its own expense for the purpose of verifying the amount of Royalty payments to be made by the Operator to the royalty holder pursuant hereto. The royalty holder shall have the right, at its own expense, to have such accounts audited by independent auditors once each year.







             OPTION AGREEMENT - McCONNELL RIVER


THIS AGREEMENT is dated for reference the 22 day of January, 2002.


BETWEEN:

               GLEN MACDONALD
a British Columbia resident with an address at
               303-1334 Cardero Street
               Vancouver, British Columbia  V6G 2J3


               (the "Optionor")
                                           OF THE FIRST PART

AND:
               HUDSON VENTURES, INC.
                a  Nevada  corporation with  its  registered
address at
               50 West Liberty Street, Suite 880
               Reno, Nevada  89501

               ("Hudson")
                                              OF SECOND PART


WHEREAS:

E. The Optionor is the owner of an undivided 100% right, title and interest in and to mineral claims described in this Agreement;

F.   Hudson  wishes to acquire the option to acquire  a  90%
     interest in the Optionor's property on the terms and subject to the conditions contained in this Agreement;


NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

29.  DEFINITIONS

29.1 In this Agreement, the following terms will have the meaning set forth below:

     (G) "Exploration and Development" means any and all activities comprising or undertaken in connection with the exploration and development of the Property, the construction of a mine and mining facilities on or in proximity to the Property and placing the Property into commercial production;

     (H)  "Property" means and includes:

          (v) the mining claims in the Watson Lake Mining District of Yukon Territory listed in Schedule A to this Agreement; and

          (vi) all rights and appurtenances pertaining to the mining claims listed in Schedule A, including all water and water rights, rights of way, and easements, both recorded and unrecorded, to which the Optionor is entitled;

     (I) "Property Expenditures" means all reasonable and necessary monies expended on or in connection with Exploration and Development as determined in accordance with generally accepted accounting principles including, without limiting the generality of the foregoing:

          (xxiii)   the cost of entering upon, surveying, prospecting
               and drilling on the Property;

          (xxiv) the cost of any geophysical, geochemical and geological reports or surveys relating to the Property;

          (xxv) all filing and other fees and charges necessary or advisable to keep the Property in good standing with any regulatory authorities having jurisdiction;

          (xxvi) all rentals, royalties, taxes (exclusive of all income taxes and mining taxes based on income and which are or may be assessed against any of the parties hereto) and any assessments whatsoever, whether the same constitute charges on the Property or arise as a result of the operation thereon;

          (xxvii)   the cost, including rent and finance charges, of
               all buildings, machinery, tools, appliances and equipment and related capital items that may be erected, installed and used from time to time in connection with Exploration and Development;

          (xxviii) the cost of construction and maintenance of camps required for Exploration and Development;

          (xxix) the cost of transporting persons, supplies, machinery and equipment in connection with Exploration and Development;

          (xxx) all wages and salaries of persons engaged in Exploration and Development and any assessments or levies made under the authority of any regulatory body having jurisdiction with respect to such persons or supplying food, lodging and other reasonable needs for such persons;

          (xxxi)    all costs of consulting and other engineering
               services including report     preparation;

          (xxxii)   the cost of compliance with all statutes, orders
               and regulations respecting environmental reclamation, restoration and other like work required as a result of conducting Exploration and Development; and

          (xxxiii) all costs of searching for, digging, working, sampling, transporting, mining and procuring diamonds, other minerals, ores, and metals from and out of the Property;

30.  OPTION

30.1 The Optionor hereby grants to Hudson the exclusive right and option to acquire an undivided 90% right, title and interest in and to the Property (the "Option") for total consideration consisting of cash payments to the Optionor totalling $2,500 US and the incurrence of Property Expenditures totalling $25,000 US to be made as follows:

     (G) upon execution of this Agreement, the payment to the Optionor of the sum of $2,500 US, which amount will be refundable pending delivery of the Geological Report in a form acceptable to Hudson no later than February 1, 2002;

     (H)  by  June  30,  2003,  the incurrence  of  Property
          Expenditures in the amount of $25,000 US;



Upon making the cash payments and Property Expenditures as specified in Paragraph 2.1, Hudson shall have acquired an undivided 90% right, title and interest in and to the Property.

This Agreement is an option only and the doing of any act or the making of any payment by Hudson shall not obligate
Hudson to do any further acts or make any further payments.




31.  TRANSFER OF TITLE

31.1 Upon execution of this Agreement, Hudson shall be entitled to record this Agreement against title to the Property.

31.2 Upon making the cash payments and Property Expenditures as specified in Paragraph 2.1, the Optionor shall deliver to Hudson a duly executed bill of sale or quit claim deed and such other executed documents of transfer as required, in the opinion of Hudson's lawyers, for the transfer of an undivided 90% interest in the Property to Hudson.

32.  JOINT VENTURE

32.1 Upon Hudson acquiring an interest in the Property pursuant to paragraph 2.1, the Optionor and Hudson agree to join and participate in a single purpose joint venture ( the "Joint Venture") for the purpose of further exploring and developing and, if economically and politically feasible, constructing and operating a mine on the Property. The Joint Venture shall be governed by an agreement which shall be in the form of joint venture agreement attached as Schedule B hereto.

33.  RIGHT OF ENTRY

33.1 During the currency of this Agreement, Hudson, its servants, agents and workmen and any persons duly authorised by Hudson, shall have the right of access to and from and to enter upon and take possession of and prospect, explore and develop the Property in such manner as Hudson in its sole discretion may deem advisable for the purpose of incurring Property Expenditures as contemplated by Section 2, and shall have the right to remove and ship therefrom ores, minerals, metals, or other products recovered in any manner therefrom.









    [ The balance of this page left intentionally blank]

34.
      COVENANTS OF HUDSON

34.1 Hudson covenants and agrees that:

     (O) during the term of this Agreement, Hudson shall keep the Property clear of all liens, encumbrances and other charges and shall keep the Optionor indemnified in respect thereof;

     (P) Hudson shall carry on all operations on the Property in a good and workmanlike manner and in compliance with all applicable governmental regulations and restrictions including but not limited to the posting of any reclamation bonds as may be required by any governmental regulations or regulatory authorities;

     (Q) during the term of the option herein, Hudson shall pay or cause to be paid any rates, taxes, duties, royalties, workers' compensation or other assessments or fees levied with respect to its operations thereon and in particular Hudson shall pay the yearly claim maintenance payments necessary to maintain the claims in good standing;

     (R) Hudson shall maintain books of account in respect of its expenditures and operations on the Property and, upon reasonable notice, shall make such books available for inspection by representatives of the Optionor;

     (S) Hudson shall allow any duly authorised agent or representative of the Optionor to inspect the Property at reasonable times and intervals and upon reasonable notice given to Hudson, provided however, that it is agreed and understood that any such agent or representative shall be at his own risk in respect of, and Hudson shall not be liable for, any injury incurred while on the Property, howsoever caused;

     (T) Hudson shall allow the Optionor access at reasonable times to all maps, reports, sample results and other technical data prepared or obtained by Hudson in connection with its operations on the Property;

     (U) Hudson shall indemnify and save the Optionor harmless of and from any and all costs, claims, loss and damages whatsoever incidental to or arising out of any work or operations carried out by or on behalf of Hudson on the Property, including any liability of an environmental nature.

35.  REPRESENTATIONS AND WARRANTIES

35.1 The Optionor hereby represents and warrants that:

     (I) the Property is in good standing with all regulatory authorities having jurisdictions and all required claim maintenance payments have been made;

     (J) it has not done anything whereby the mineral claims comprising the Property may be in any way encumbered;

     (K) it has full corporate power and authority to enter into this Agreement and the entering into of this Agreement does not conflict with any applicable laws or with its charter documents or any contract or other commitment to which it is party; and

     (L) the execution of this Agreement and the performance of its terms have been duly authorised by all necessary corporate actions including the resolution of its Board of Directors.

35.2 Hudson hereby represents and warrants that:

     (E) it has full corporate power and authority to enter into this Agreement and the entering into of this Agreement does not conflict with any applicable laws or with its charter documents or any contract or other commitment to which it is party; and

     (F) the execution of this Agreement and the performance of its terms have been duly authorised by all necessary corporate actions including the resolution of its Board of Directors.

36.  ASSIGNMENT

36.1 With the consent of the other party, which consent shall not be unreasonably withheld, Hudson and the Optionor has the right to assign all or any part of its interest in this Agreement and or in the Property, subject to the terms and conditions of this Agreement. It shall be a condition precedent to any such assignment that the assignee of the interest being transferred agrees to be bound by the terms of this Agreement, insofar as they are applicable.

37.  CONFIDENTIALITY OF INFORMATION

37.1 Each of Hudson and the Optionor shall treat all data, reports, records and other information of any nature whatsoever relating to this Agreement and the Property as confidential, except where such information must be disclosed for public disclosure requirements of a public company.

38.  TERMINATION

38.1 Until such time as Hudson has acquired an undivided 90% interest in the Property pursuant to Section 2, this Agreement shall terminate upon any of the following events:

     (I)  upon the failure of Hudson to make a payment or incur
          Property Expenditures required by and within the time limits prescribed by Paragraph 2.1;

     (J) in the event that Hudson, not being at the time in default under any provision of this Agreement, gives 30 day's written notice to the Optionor of the termination of this Agreement;

     (K) in the event that Hudson shall fail to comply with any of its obligations hereunder, other than the obligations contained in Paragraph 2.1, and subject to Paragraph 11.1, and within 30 days of receipt by Hudson of written notice from the Optionor of such default, Hudson has not:

          (v) cured such default, or commenced proceedings to cure such default and prosecuted same to completion without undue delay; or

          (vi) given the Optionor notice that it denies that such default has occurred.

     (L) delivery of notice of termination by Hudson pursuant to Paragraph 2.1 in the event the Geological Report is not acceptable;


In the event that Hudson gives notice that it denies that a default has occurred, Hudson shall not be deemed in default until the matter shall have been determined finally through such means of dispute resolution as such matter has been subjected to by either party.

38.2 Upon  termination  of  this Agreement  under  Paragraph
     10.1,  Hudson shall:

     (G) transfer any interest in title to the Property, in good standing to the Optionor free and clear of all liens, charges, and encumbrances;

     (H) turn over to the Optionor copies of all maps, reports, sample results, contracts and other data and documentation in the possession of Hudson or, to the extent within Hudson's control, in the possession of its agents, employees or independent contractors, in connection with its operations on the Property; and

     (I) ensure that the Property is in a safe condition and complies with all environmental and safety standards imposed by any duly authorised regulatory authority.

38.3 Upon the termination of this Agreement under Paragraph 10.1, Hudson shall cease to be liable to the Optionor in debt, damages or otherwise save for the performance of those of its obligations which theretofore should have been performed, including those obligations in Paragraph 10.2.

38.4 Upon termination of this Agreement, Hudson shall vacate the Property within a reasonable time after such termination, but shall have the right of access to the Property for a period of six months thereafter for the purpose of removing its chattels, machinery, equipment and fixtures.

39.  FORCE  MAJEURE

39.1 The time for performance of any act or making any payment or any expenditure required under this Agreement shall be extended by the period of any delay or inability to perform due to fire, strikes, labour disturbances, riots, civil commotion, wars, acts of God, any present or future law or governmental regulation, any shortages of labour, equipment or materials, or any other cause not reasonably within the control of the party in default, other than lack of finances.

40.  REGULATORY APPROVAL

40.1 If this Agreement is subject to the prior approval of any securities regulatory bodies, then the parties shall use their best efforts to obtain such regulatory approvals.

41.  NOTICES

41.1 Any notice, election, consent or other writing required or permitted to be given hereunder shall be deemed to be sufficiently given if delivered or mailed postage prepaid or if given by telegram, telex or telecopier, addressed as follows:

     In the case of the Optionor:

     Glen Macdonald
     303-1334 Cardero Street
     Vancouver, British Columbia
     Canada V6G 2J3
     Telecopier:  (604)   852-6201

     In  the  case  of Hudson :
     Hudson  Ventures, Inc.
     444 E. Columbia Street
     New Westminster, BC
     Canada  V6M 2Z2

     Telecopier: (604) 777-8801


and any such notice given as aforesaid shall be deemed to have been given to the parties hereto if delivered, when delivered, or if mailed, on the third business day following the date of mailing, or, if telegraphed, telexed or telecopied, on the same day as the telegraphing, telexing or telecopying thereof PROVIDED HOWEVER that during the period of any postal interruption in Canada any notice given hereunder by mail shall be deemed to have been given only as of the date of actual delivery of the same. Any party may from time to time by notice in writing change its address for the purposes of this Paragraph 13.1.

42.  GENERAL TERMS AND CONDITIONS

42.1 The parties hereto hereby covenant and agree that they will execute such further agreements, conveyances and assurances as may be requisite, or which counsel for the parties may deem necessary to effectually carry out the intent of this Agreement.

42.2 This  Agreement  shall constitute the entire  agreement
     between  the parties with respect to the Property.   No
     representations or inducements have been made save as herein set forth. No changes, alterations or modifications of this Agreement shall be binding upon either party until and unless a memorandum in writing to such effect shall have been signed by all parties hereto. This Agreement shall
     supersede   all  previous  written,  oral  or   implied
     understandings between the parties with respect to the matters covered hereby.

42.3 Time shall be of the essence of this Agreement.

42.4 The titles to the sections in this Agreement shall not be deemed to form part of this Agreement but shall be regarded as having been used for convenience of reference only.

42.5 Unless   otherwise   noted,  all  currency   references
     contained in this Agreement shall be deemed to be references to United States funds.

42.6 Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision shall be prohibited by or be invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

42.7 The Schedules to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

42.8 Defined terms contained in this Agreement shall have the same meanings where used in the Schedules.



42.9 This Agreement shall be governed by and interpreted in accordance with the laws of British Columbia and the laws of Canada applicable therein.

42.10 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.


WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.


GLEN MACDONALD


______________________________
Signature of Authorised Signatory

______________________________
Name of Authorised Signatory

______________________________
Position of Authorised Signatory



HUDSON VENTURES, INC.
by its authorised signatory:

______________________________
Signature of Authorised Signatory

______________________________
Name of Authorised Signatory

______________________________
Position of Authorised Signatory




                        SCHEDULE "A"

PROPERTY DESCRIPTION


                        NTS 105 F-10
        Latitude 61 35' North, Longitude 132 35' West
                 WATSON LAKE MINING DISTRICT
                       YUKON TERRITORY
                           CANADA

List of Claims




    CLAIM NAME         GRANT NUMBERS       CURRENT EXPIRY
                                                DATE

       B1-B4        YB 92568 - YB 92571     JUNE 17, 2003
  McConnell River   Claim Plan 105F-10
     District       Watson Lake Mining
                         District


























SCHEDULE "B"



                     NET SMELTER RETURNS



For the purposes of this agreement, the term "Net Smelter
Returns" shall mean the net proceeds actually paid to Hudson from the sale by Hudson of minerals mined and removed from the Property, after deduction of the following:

     (g) smelting costs, treatment charges and penalties including, but not being limited to, metal losses, penalties for impurities and charges for refining, selling and handling by the smelter, refinery or other purchaser; provided, however, in the case of leaching operations or other solution mining or beneficiation techniques, where the metal being treated is precipitated or otherwise directly derived from such leach solution, all processing and recovery costs incurred by Hudson, beyond the point at which the metal being treated is in solution, shall be considered as treatment charges;

     (h) costs of handling, transporting and insuring ores, minerals and other materials or concentrates from the Property or from a concentrator, whether situated on or off the Property, to a smelter, refinery or other place of treatment; and

     (i) ad valorem taxes and taxes based upon production, but not income taxes.

In the event Hudson commingles minerals from the Property with minerals from other properties, Hudson shall establish procedures, in accordance with sound mining and metallurgical techniques, for determining the proportional amount of the total recoverable metal content in the commingled minerals attributable to the input from each of the properties by calculating the same on a metallurgical basis, in accordance with sampling schedules and mining efficiency experience, so that production royalties applicable to minerals produced from the Property may reasonably be determined.








Exhibit 5.5




 for
Hudson Venture Inc.
444 E. Columbia Street
New Westminster, British Columbia
V3L 3W9

by
W. TIMMINS, P.Eng.
January 23, 2002





GEOLOGICAL REPORT
     on the
WHEATON RIVER PROPERTY
NTS 105 D-6
Latitude 60 16'N, Longitude 135 06' W
Whitehorse Mining District






TABLE OF CONTENTS

                                                              Page

EXECUTIVE SUMMARY.............................................iii
INTRODUCTION                                                    1
LOCATION AND ACCESS                                             1
PHYSIOGRAPHY, VEGETATION AND CLIMATE                            2
PROPERTY                                                        3
HISTORY OF EXPLORATION                                          3
REGIONAL GEOLOGY                                                5
MINERALIZATION                                                  7
PROPERTY GEOLOGY                                                8
DISCUSSION OF ROCK UNITS                                       10
ECONOMIC GEOLOGY                                               14
CONCLUSIONS                                                    15
RECOMMENDATIONS                                                17
APPENDIX A - CERTIFICATE OF QUALIFICATIONS
APPENDIX B - REFERENCES
                            Following
                   LIST OF FIGURES AND TABLES                Page

Figure 1    Location Map                                        1
Figure 2    Claim Plan                                          3
Figure 3    Regional Geology                                    5
Figure 4    Location of Major Eocene Rhyolite Intrusions        7
Figure 5A,B   Property Geology                                  9

                         LIST OF TABLES

Table 1     Table of Claims                                page 2
Table 2     Table of Formations                  following page 5
Table 3     Table of Vein Characteristics        following page 7
Table 4     List of Mineral Occurrences                   page 14

EXECUTIVE SUMMARY

Hudson Ventures Inc. has acquired the AAV 1-9 mineral claims located in Canada's Yukon Territory. The property is situated some 40 kilometres south of Whitehorse, Yukon Territory's capital city.

The claims are accessible via an all-weather gravel and paved government maintained road system which includes a tidewater port road link to Skagway, Alaska. The claims are linked by a secondary road with the Mt. Skukum gold mill approximately 20 kilometres away, although a minor amount of new road construction would shorten the distance appreciably.

The Mount Skukum mill is a modern 500 ton per day gold silver production facility that is capable of producing both bars and metal concentrates depending on the type of ore being processed. The mill is currently idle while it's owners develop new reserves at nearby underground - mineable deposits on their own claims.

The property has been progressively explored since 1983 with work to date including road construction, bulldozer trenching, grid controlled geophysical, geochemical, and geological surveying and prospecting. Work to date has a replacement value exceeding US $ 400,000.

The Wheaton River Project of Hudson Ventures has the potential to host two or more Mt. Skukum style high grade gold silver occurrences. Of particular interest is an area where extensive mineralized boulder "trains" occur down slope from a geophysical/geochemical anomaly. A second target occurs where one trench tested a geochemical anomaly, achieved bedrock exposure and assayed 341 grams per tonne (11.0 oz/ton) silver over a 5 metre (16.5 feet) silicified limestone horizon.

If a significant precious metal zone can be outlined at the Hudson Ventures Wheaton River Property, the Mt Skukum milling and mining operation would be available to act as project operator in order to secure additional mill feed for what is now being organized as a regional custom milling operation. The Mt Skukum concept is to develop their own two larger scale mining operations to supply the bulk of the ore production with smaller satellite operations of their own and others, including Hudson Venture's prospects, increasing efficiency of the milling operation by supplying mill feed to operate at full capacity.

INTRODUCTION

Hudson Ventures Inc. has agreed to purchase the "AAV 1-9" property, located in the Wheaton River District of Southwest Yukon. The claims, totaling 9, cover occurrences of gold and silver mineralization in at least two environments. Some of the mineralization is related to Eocene Skukum Group volcanics, which hosted the Mt. Skukum Gold Mine nearby. Previous exploration by other groups at AAV 1-9 includes soil geochemical and VLF-EM geophysical surveys, geological mapping, bulldozer and blast trenching and (prior to World War II) underground drifting. The Hudson Ventures Inc.'s property is considered to represent a geological environment permissive to contain significant gold-silver occurrences. A program of exploration is hereby recommended. The author is familiar with the claims having consulted on exploration programs conducted there during the 1980's and visited the property in 1999.


LOCATION INFRASTRUCTURE AND ACCESS

Hudson Ventures Inc.'s Wheaton River claims cover a broad northwest trending ridge south of Pugh Peak (referred to locally as "Gold Hill"), extending from the Wheaton River to Hodnett Lakes on NTS Map Sheet 105D-6. The property lies 40 km south of Whitehorse at geographical coordinates 60 16'N latitude, 135 06'W longitude (see Figures 1 and 2).

The Alaska and Klondike Highways, and the Wheaton River-Mount Skukum all-season gravel road provide access to the area. A four-wheel drive road follows Thompson Creek from the Wheaton Road to the property. Presently access to the claims is on foot or by helicopter because the road is closed by a slide. The claims are linked by a secondary road with the Mt. Skukum gold mill approximately 20 kilometres away, although a minor amount of new road construction would shorten the distance appreciably.

The town of Whitehorse, Yukon Territory's capital city has an experienced work force that is familiar with mining and all aspects of mineral development.
The  Mount  Skukum mill is a modern 500 ton per day  gold  silver
production facility that is capable of producing    both   bars
and metal concentrates depending on the type of ore being processed. The mill is currently idle while it's owners develop new reserves at nearby underground - mineable deposits on their own claims. The Mt Skukum concept is to develop their own two larger  scale  mining operations to supply the bulk  of  the  ore production with smaller satellite operations of their own and others increasing efficiency of the milling operation by supplying mill feed to operate at full capacity.






PHYSIOGRAPHY, CLIMATE AND VEGETATION

The Wheaton River district lies in the Boundary Ranges of the Coast Mountains, a rolling uplands area featuring prominent peaks and steep-walled stream and river valleys. Glacial action has modified major river valleys to deep U-shaped drainages with terrace and outwash deposits. Topographically, the area becomes progressively more severe to the southwest, culminating in 2,500 m mountains and ice fields at the headwaters of the Wheaton and Watson Rivers.

A maximum elevation of 1,850 metres is reached on the Hudson Ventures Inc. claims while the lowest lying feature is Wheaton River at 884 metres. The claims cover a barren northwest-trending ridge extending from the Wheaton River to Hodnett Lakes. Outcrop is common on steep slopes descending from the rounded ridge top. The effects of local alpine glaciation are evident on the northern side of Pugh Peak, where cirques and tarns are present.

Southwestern Yukon has a dry sub-arctic climate, locally modified by the Pacific Ocean. Summer temperatures average 12oC and annual precipitation totals 40 cm. The exploration season lasts from May until October. Vegetation in the upland consists of dwarf grasses, moss and lichen. Timber is restricted to the main valleys at elevations below 1,200 metres.





PROPERTY

Hudson  Ventures Inc.'s Wheaton River claims are located  in  the
Whitehorse  Mining  District of Yukon  Territory.   The  property
consists of 9 claims as detailed in Table 1 of this report, and shown on Figure 2.

                            TABLE 1

                          CLAIM STATUS

    Claim Name             Grant Numbers         Current Expiry Date
     AAV 1-9               YC 19166 - 174        August 19, 2003



HISTORY OF EXPLORATION

The Wheaton River/Lake Bennett district was first explored by prospectors travelling along the major lakes and rivers of southwestern Yukon in the early 1890's. The original claims recorded in the district were those of prospectors Corwin and Rickman who, in 1893, located antimony showings on Carbon Hill and gold-silver bearing quartz veins at an undisclosed site. The Klondike Gold Rush brought a great influx of people to the Yukon, many of whom crossed Lake Bennett en route to Dawson City these individuals strayed into the Wheaton Valley, locating claims in the Schnabel Creek drainage in 1903.

More intensive exploration began in 1906 after the discovery of free gold and gold-silver tellurides on Gold Hill by D. Hodnett and J. Stagar, and the rediscovery of the Corwin-Rickman antimony-silver showings on Carbon and Chieftain Hills. Wagon roads were built along the Wheaton River, Thompson Creek and Stevens Creek to provide access to numerous adits and pits on Mount Anderson. Limited mining of high grade gold and silver bearing ore occurred on the Gold Reef vein at the northeastern end of Gold Hill and on the Becker-Cochran (Whirlwind) property on the west face of Mount Anderson. Adits and shafts on Mount Stevens and Wheaton Mountain were probably exploratory; no record of ore production exists.

The Tally-Ho Mine on Tally-Ho Mountain was the most significant operation during the early years of activity in the area. For example, there is a record of a shipment in 1918, of 14 tons of hand-sorted ore grading 2.35 oz/ton gold, 5.1 oz/ton silver and 7% lead which was smelted at Tacoma.

On Montana Mountain, Colonel Conrad and associates developed several gold and silver bearing quartz veins on the slope above Windy Arm, Tagish Lake. A small mill on the shore of Windy Arm processed ore extracted from the Venus, Montana and Big Thing quartz veins between 1906 and 1920.

From the mid-1920's to the late 1960's, little exploration of significance took place. By 1970's, many of the old showings were restaked as an increase in the value of base and precious metals rekindled the interest of prospectors and mining companies in the area. The Venus and Arctic mines operated on Montana Mountain between 1969-1971. The Venus Mine was again rehabilitated during 1980-1981 and a new mill was installed at the southern end of Windy Arm.

The discovery and development of the Mount Skukum Mine, coupled with a dramatic rise in the price of gold and silver caused a methodical staking rush in the Wheaton Valley-Bennett Lake district in the 1980's. The area has developed into a mining camp and presently there are over 1,000 mineral claims in good standing. Exploration and development work has continued at the Goodell and Omni properties

On the area covered by the Hudson Ventures Inc. claims, recent exploration started in 1984-1985 when Wheaton River Joint Venture performed prospecting, grid development, mapping, geochemical and geophysical surveys, and bulldozer trenching and road building. Mineralized quartz veins and stockworks were discovered in several locations along the 5 kilometre long ridge.

During 1987 and 1988 Ranger Pacific Minerals Ltd. and others performed additional geochemical and geophysical survey work, and blast trenching to better define target zones previously identified and to further explore the property.
During  the  period 1991 to 2000 exploration  work  done  by  the owners has included bulldozer trenching, road construction, geological mapping and prospecting. Exploration and development costs incurred to date, on the Hudson Ventures Inc. property have a replacement value exceeding US $400,000 with some US $200,000 being expended since 1996.

REGIONAL GEOLOGY

The geology of the Bennett Lake district was initially mapped by D.D. Cairnes of the GSC, published in Memoir 31 (1912); and later by J. Wheelter, published in Memoir 312 (1961). Recently the region has been remapped by R.A. Doherty & C.J.R. Hart and released as Open File 1988-2. Figure 3 shows the regional geology.

The Wheaton River/Bennett Lake district overlies the boundary between two terrains: (1) the Whitehorse Trough consisting of Mesozoic and Paleozoic folded metavolcanic and metasedimentary rocks, and (2) crystalline rocks of the Coast Plutonic Complex and Yukon Crystalline Terrane, consisting of metasedimentary rocks of the Late Precambrian or Paleozoic Yukon Group intruded by Mid-Cretaceous granite or granodiorite plutons. Both terrains are intruded and overlain by Early Tertiary volcanic rocks of the Skukum Group. Figure 3 shows the regional geology.

The Whitehorse Trough features a complex assemblage of deformed volcanic and sedimentary rocks consisting of the Triassic Lewes River Group, the Lower Jurassic Laberge Group and the Jurassic Tantalus Group. The Lewes River Group consists of andesite, basalt and pyroclastic flows, and foliated marine sedimentary rocks. A narrow but continuous unit of limestone, limestone breccia and quartzite has been traced in a northwesterly direction from the west side of Mount Stevens across Tally-Ho Mountain and Gold Hill to the Hodnett Lakes. Interbedded schists occur with the limestone and volcanic rocks of the Lewes River Group. A narrow band of Tantalus Group conglomerates and Laberge Group siltstones outcrops on Folle Mountain and Idaho Hill; however, rocks of these groups primarily outcrop north and east of the Wheaton River/Bennett Lake district.

Cretaceous granitic rocks of the Coast Plutonic Complex are the most common in the district; typically, they consist of fresh quartz monzonite, granodiorite or quartz diorite. Pendants and masses of Yukon Group quartz-mica schist, gneisses and crystalline limestone occur in the granitic intrusives. The Yukon Group is of Early Paleozoic and Late Precambrian age.

A younger series of andesite and rhyolite flows, tuffs and agglomerates, mapped as the Tertiary Mount Skukum Group, intrude and overlie granitic rocks forming volcanic complexes at Mount Skukum and Mount Macauley. Also, Skukum Group rhyolite and granite porphyry dykes and plugs intrude Lewes River Group rocks and Cretaceous granodiorites throughout the Wheaton River area. Distribution of these Eocene rocks is shown regionally on Figure 4.

Mesozoic  and  Paleozoic sedimentary and volcanic  rocks  of  the
Whitehorse   Trough   Terrane   are   deformed   and    generally
metamorphosed to at least lower green schist facies. These units trend north to northwest and are internally complex.

Structurally, the area features major faults, primarily along river valleys, associated with movement in the Coast Plutonic Complex and with Early Tertiary volcanism at Mount Skukum, Mount Macauley and Montana Mountain. The Skukum Group volcanic rocks are equivalent to the Sloko Group of northern British Columbia and the Mount Nansen Group of central Yukon. Late stage features of Skukum Group volcanism include dacite, rhyolite and granite porphyry dykes, emplaced in fracture and fault zones around the volcanic complexes, and quartz or quartz carbonate veining with significant precious and base metal mineralization.




MINERALIZATION
Three  types  of mineralized veins are recognized in the  Wheaton
River area (Doherty & Hart, 1988). The following descriptions are from Open File 1988-2, pg. 54.

1) Epithermal gold-silver veins associated with northeast-trending normal faults hosted with bi-modal calc-alkaline andesitic volcanics of the Skukum Group and associated with Eocene rhyolite porphyry dykes outside the volcanic complex.

2) Antimony-silver veins with silver in argentiferous galena and with or without sphalerite, jamesonite, gold, arsenopyrite and pyrite. The veins are in important east-west trending normal faults cutting Late Triassic and younger granitic rocks.

3) Gold-silver and telluride bearing quartz veins spatially related to the "Tally-Ho Shear Zone", sheared and chloritized mafic volcanic rocks and nearby sheared or unsheared granitic rocks and Jurassic Laberge Group arkosic sedimentary rocks.

The characteristics of the three types of vein systems are summarized in Table 3.

Mineralization on the AAV 1-9 claims occur as either Type 1 or Type 3 veins and siliceous stockworks.


PROPERTY GEOLOGY
The area covered by the AAV 1-9 claims primarily underlain by Cretaceous granodiorite of the Coast Plutonic Complex and a northwesterly trending belt of Triassic Lewes River Group metasedimentary and metavolcanic rocks. Dykes and plugs of Early Tertiary Skukum Group volcanic rocks intrude the Mesozoic and Paleozoic rocks.

Porphyry dykes and fracture systems associated with the volcanic center at Mt. Skukum pass through the claim area.

Geology of the property area is shown in Figure 5A and 5B.

The oldest rocks occurring on the AAV 1-9 claims are limestone, limestone breccia, quartzite, schist, greywacke and argillite, overlain and possibly interbedded with andesitic and basaltic flow rocks, breccias and tuff, collectively known as the Lewes River Group. The limestone unit is generally less than 100 meters wide and is locally deformed by cross-faulting and felsic dykes. Low grade regional metamorphism and deformation of the Lewes River Group has left a widespread schistosity and brittle fracture in the rock.

Mid-Cretaceous plutonic rocks of the Coast Range Complex intrude the older stratified units and consist of equigranular biotite-hornblende granodiorite, with occasional granitic, aplitic, gneissic and pegmatitic phases. Triassic sedimentary rocks were probably silicified and metamorphosed during the intrusive events.

Early Tertiary Skukum Group rhyolite, trachyte and andesite plugs and dykes have intruded the Lewes River Group and the granodiorite along a fracture system crossing the Gold Hill area in a north to northwesterly trend. These felsic volcanic rocks were accompanied by hydrothermal fluids which locally silicified and brecciated the limestone and in the last stages introduced silica-rich fluids into fractures and zones of weakness in Mesozoic and Paleozoic rocks.

DISCUSSION OF ROCK UNITS

Triassic Lewes River Group

Limestone, Limestone Breccia, Quartzite

Limestone, limestone breccia and quartzite with some interbedded pelitic horizons occur in a continuous belt of Triassic rocks passing through Gold Hill. Grey-weathering limestone outcrops at the north and south ends of Gold Hill and on the east flank of Gold Hill above Dail Creek. It is also exposed in the bulldozer trenches excavated on the North and 4500N grids.

The limestone is a fine to medium grained, white to blue grey rock occasionally brecciated by narrow quartz and calcite veins or silicified to "quartzite". Minor amounts of siderite, barite and sulphide minerals occasionally occur in the narrow quartz-calcite veins.

At the north end of Gold Hill and on the east face overlooking Dail Creek, the limestone unit is only 5-10 metres wide and is displaced and intruded by granitic and volcanic rocks. On the south end of Gold Hill, the limestone and limestone breccia unit widens to over 100 metres - containing interbedded schist, siltstone and argillite. At the south end of the property, crystalline limestone outcrops in a belt at least 50 metres wide and contains lenses of rusty quartz-carbonate breccia.

In numerous trenches, wide intersections of limestone, limestone breccia and quartzite are well exposed. Notably, in Trench 84-10 a block of limestone occurring between two rhyolite porphyry dykes is brecciated by numerous quartz veins and, in places, altered to a white or orange clay gouge containing fragments of quartz.

Schist, Argillite and Siltstone

Dark grey metasedimentary rocks of the Lewes River Group are interbedded with andesite, basalt and limestone in trenches excavated on the North and 4500N grids. Quartz-sericite schist and graphitic schist occur with brecciated limestone on the 4500N and North grids. Argillite and siltstone are foliated in a northwest direction and contain quartz veins and pods developed along remnant bedding planes and foliations. Local silicification occurs in these metasedimentary units at contacts with Tertiary felsic dykes. Pyritic graphite schist occurs at the south end of Gold Hill with limestone near rhyolite porphyry dykes.

On  the northeast face of Gold Hill, the Triassic metasedimentary
rocks  are  intruded by several Tertiary rhyolite  dykes.   There
they are pyritized and silicified, weathering a rusty red colour.
The Gold Reef quartz vein occurs in these rocks.

Metavolcanic Rocks

Triassic volcanic rocks ("greenstones") outcrop extensively at the north end of Gold Hill and on the east face of Gold Hill above Dail Creek. Typically, they are massive green to black, slightly foliated andesite and basalt flows, breccias and tuffs and may contain narrow quartz veins in more foliated sections. Phenocrysts of quartz and feldspar occur in porphyritic andesite at the north end of Gold Hill.

Coast Plutonic Complex

Granodiorite

Cretaceous granodiorite talus and outcrop is extensive on the east side of Gold Hill, in the steep walled valleys at the head of Thompson Creek and around Pugh Peak. Aplitic and microgranite phases are common west of Pugh Peak and on the ridge south of the Hodnett Lakes.

Typically, the intrusive rock is a homogeneous, medium grained, biotite-hornblende granodiorite or quartz diorite containing minor magnetite. Bulldozer trenching has exposed fresh granodiorite along the western side of Gold Hill where no outcrop is present.

White quartz veins bearing gold and silver mineralization occur in fractures in the granodiorite at the head of Dail Creek and on Gold Hill, Pugh Peak and the ridge south of the Hodnett Lakes.

skukum group

Felsic Volcanic Rocks

Skukum Group felsic volcanic rocks occur as rhyolite, trachyte and dacite porphyry dykes and plugs outcropping on the north face of Gold Hill, south of Pugh Peak and along the ridge top of Gold Hill. Megascopically they weather a light grey to orange colour and contain phenocrysts of quartz, feldspar and occasionally mafic minerals in a fine grained rhyolitic groundmass. Fresh surfaces are buff to brown in colour and contain minor pyrite as an accessory mineral.

On the Gold Hill ridge top, much of the float material is rhyolite and trachyte porphyry, probably derived from several dykes intruding granodiorite in the middle section of Gold Hill. These dykes trend north to northwesterly and are up to 15 metres wide. Minor silicification occurs at contacts with granodiorite.

On the north face of Gold Hill, the rhyolite porphyry dykes weather buff to rusty orange and intrude silicified metasedimentary rocks. Spatially the dykes lie close to the Gold Reef quartz vein; this does not necessarily imply a close genetic relationship.

South of Pugh Peak, a plug of rhyolitic and dacitic porphyritic rocks form extensive talus and outcrop around the head of Schnabel Creek (Folle Intrusion of Smith, 1981; and Pride and Clark, 1985). Quartz veins with cox-comb texture occur in the rhyolite.
In several of the bulldozer trenches, rhyolite porphyry dykes intrude limestone and metasedimentary rocks. Zones of narrow quartz veins and silicification are common in the older rocks near the contacts. An unusual andesitic breccia or pyroclastic rock containing chalcedony, quartz and fragments of limestone, quartzite and rhyolite intrudes limestone in the 4500N grid (Trench 84-10). It is closely associated with nearby rhyolite porphyry dykes and in places is of dacitic composition. The pyroclastic rock (dyke) is probably of Early Tertiary age. ECONOMIC GEOLOGY

Gold and silver occur on the AAV 1-9 claims in at least two distinct styles of mineralization. Precious metal values to date have occurred in two types of quartz veins: (1) quartz veins up to 2 metres wide in granite and metasedimentary / metavolcanic rocks, and (2) narrow quartz and/or quartz-calcite veins in limestones, quartzites and schists; and silver occurs disseminated in siliceous pyritic schist (Showing No. 10).

Quartz veins in the first group have a general northwest orientation and are continuous over long distances. The Gold Reef vein is considered a typical example, and has been traced by underground workings, and surface pits for over 300 metres where the average width has been 1.5 metres.

Quartz and quartz-calcite veins appear less continuous and have more random orientations; and are generally spatially related to Eocene intrusive rocks.

Occurrences are shown on the Geology Plan and are indicated by numbers summarized in Table 3. Veins No. 1, 2 and float trains ("FT") No. 3, 4, 5, 6 occur at the north end of Gold Hill and are generally similar to the Gold Reef vein. Veins No. 1 and 2 have been traced for approximately 25-30 metres in outcrop and/or hand trench.

Occurrence No. 9 is unique and consists of galena-bearing quartz-calcite veinlets in micro-fractured, hematized, propylitically altered granodiorite.
The occurrence is peripheral to the Dawson Charlie fracture, a major northeast trending fault zone.

Occurrence  No.  10  is  significant  because  it  represents  an
important   width   (over  5  metres)  of  "stratabound"   schist
replacement grading 341.0 grams/t silver.

Alteration and accessory minerals present around the vein systems include clays (kaolinite, alunite) black and green chalcedonic breccias, fluorite, barite, pyrite and hematite. Morin notes the presence of highly anomalous tellurium in his samples from Gold Reef and Dail Creek veins. Carbonatization is common in andesitic rocks near veins; and carbonatization and massive chloritization are present in the shear zones in andesitic rocks.


CONCLUSIONS

1)   Moderate   gold-silver  and  silver-lead  soil   geochemical
     anomalies occur on the North grid; intense "spot" highs are present.

2) A moderate to strong VLF-EM conductor traces the contact between silicified limestone and granodiorite on the North grid; between rusty schist, limestone and rhyolite porphyry on the 4500N grid, and between limestone breccia and silicified metavolcanic rocks on the south end of Gold Hill. Gold-silver bearing galena and tetrahedrite mineralization has been developed along these contacts.

3) Significant gold and silver values in quartz veins carrying galena and tetrahedrite occur in the gully at the north end of Gold Hill and in float trains on the ridgetop of Gold Hill. Bulldozer trenching has not yet succeeded in locating this material in bedrock, probably because solifluction transport has been more extensive and more effective than anticipated.

4) Important silver values occur in silicified limestone breccia and schist cut by numerous quartz veins. Galena and/or tetrahedrite in the narrow quartz veins produced silver values at 10.99 ounces per ton in Trench 84-1 on the North grid and several rock samples contained up to 36.5 ounces per ton silver elsewhere on Gold Hill.

5) Silica-rich fluids were introduced into fractures primarily in limestone and metasedimentary rocks presumably in the late stages of Skukum Group volcanism.

6) Base and precious metals accompanied the silica-rich fluids during emplacement into the Triassic rocks, possibly in a multi-phase process of fracturing and fluid injection.
7) Modern exploration methods applied to previous explored mineralized occurrences on the surface of both the Omni and Goodell properties led, subsequently to the discovery of larger mineralized zones at depth (see Appendix C - A Case Study of Goodell Property).


RECOMMENDATIONS

A program of exploration is recommended for Hudson Ventures Inc.'s property. Initially, detailed geophysical surveys utilizing new and more sensitive geophysical techniques to enhance the data base on the presently known mineralized areas at depth. A drilling program of 1200 metres to evaluate the data acquired during these geophysical surveys should follow.

RECOMMENDED BUDGET

                                                     US$
Phase I        Geological Review                  $ 2,000

Sampling and Assaying                             $ 1,000
Consulting and Report Writing                     $ 2,000
Geophysical Surveying                             $10,000
Phase I Total                                     $15,000

Phase II  Drilling 1400 Metres HQ  $100/metre    $140,000
             Geological Mapping                 $  10,000
             Geophysical  Surveying               $30,000
                                                  =======
                               Grand Total       $195,000

The Recommended Budget includes provision for mobilization and support costs.




REFERENCES


Cairnes, D.D., 1916
Wheaton District, Southern Yukon.  GSC Memoir 31.


Davidson, G. & Robertson, R., 1986
Report on 1985 Exploration Activities - Wheaton River Joint Venture.


Doherty, R.A. & Hart, C., 1988
Preliminary Geology of Map Sheets 105 D-3 and 105 D-6. Open File
1988-2.


Lambert, M.B., 1974
The Bennett Lake Cauldron Subsidence Complex, British Columbia and Yukon Territory. GSC Bulletin 227.


	                             TABLE 4

	                  SUMMARY OF MINERAL OCCURRENCES

							    Assays (g/t)
Name	    Coordinates      Occurrence 	 Au	 Ag	  Length
            (approx)	     Numbers                   (if any)
MM vein   6700N / 4625E 	 1	     10.20 	555.4    0.48 m
                                        203.99  3325.6   0.90 m
                                          4.50   233.1   0.60 m

RR vein   6800N / 4800E	       2    	2.60 	 12.4 	-
                                         11.47   394.9      -
FT A	    6325N-6525N/5020E	 3	      0.90    40.0	-
FT B	    6490N / 4935E	       4	     14.63   496.0	-
FT C	    6510N / 4930E  	 5	     26.6    908.3	-
FT D	    5550N-5700N / 5300E	 6	      3.5     51.4      -
                                          3.7     36.0	-
GD vein   5500N/5500E	       7     	2.2	   N/A    0.2 m
Gold Reef 5990N / 5460E        8	      3.5     51.4    2.0 m
vein      (portal)	                  3.7     36.0    2.0 m
GM vein   5300N / 4450E	       9    	2.3	  55.2    stwk
DI		                  10	      tr     341.0    5.0

           	Summarized from Davidson, Robertson 1986
















Exhibit 5.6




                               GEOLOGICAL REPORT

                                    on the

                           McCONNELL RIVER PROPERTY

                                  NTS 105 D-6
                     Latitude 61 35'N, Longitude 132 35' W
                          Watson Lake Mining District




for
Hudson
Ventures Inc.
444 E. Columbia Street
New Westminster, British Columbia
V3L 3W9



by
W. TIMMINS, P.Eng.

January 22, 2002

TABLE OF CONTENTS
                                                             Page

EXECUTIVE  SUMMARY............................................iii

INTRODUCTION                                                    1
LOCATION AND ACCESS                                             1
PHYSIOGRAPHY, VEGETATION AND CLIMATE                            2
PROPERTY                                                        3
HISTORY OF EXPLORATION                                          3
REGIONAL GEOLOGY                                                5
MINERALIZATION                                                  7
PROPERTY GEOLOGY                                                8
DISCUSSION OF ROCK UNITS                                       10
ECONOMIC GEOLOGY                                               14
CONCLUSIONS                                                    15
RECOMMENDATIONS                                                1

                                                        Following
                        LIST OF FIGURES                      Page

Figure 1    Location Map                                        1
Figure 2    Claim Plan                                          2
Figure 3    Regional Geology                                    4
Figure 4         Property Geology and Summary Geophysics        7

                              LIST OF TABLES

Table 1     Table of Claims                                page 2

                                APPENDICES

A           Certificate of Qualification
B           Rock Unit Description
C           References

EXECUTIVE SUMMARY

The Hudson Ventures Inc. Company has agreed to purchase the B1 - B4 property in the McConnell River district, located 260 kilometres northeast of Whitehorse, Yukon Territory, Canada. The four claim property covered by Grant No. YB 92568 - YB 92571 on Claim Plan 105F-10 Whitehorse Mining District consists of 208 acres. The property accessible by 4-wheel drive covers an area of known massive sulphide mineralization and gold and silver bearing float.

Located in the St. Cyr Range of the Pelly Mountains, the area was first explored in the late 19th Century. Exploration in the latter part of the 20th Century discovered significant mineralization in the region and a 2000 exploration program to follow up on that mineralization was completed. Prior exploration expenditures would have a replacement cost in excess of $1 million.

Located southeast of the Tintina Fault, the region is underlain by late Proterozoic to Triassic age clastic, volcanic and carbonate rocks. Structural up lift possibly related to buried Cretaceous intrusives or as a part of a cauldron is associated with the area's mineralized zones. Syenite dikes affiliated with the intrusives or the "cauldron facies" are spatially linked to the mineralization of the district.

Syenite on the property has intruded the Mississippian volcanic flows and tuffs but is in some cases undistinguishable from them. Carbonate rocks are widespread and where altered to skarn associated with mineralization. Massive sulphide mineralization intersected by core drilling was hosted in syenite dikes altered or coarse grained carbonate rocks.

The showing area was delineated by soil sampling and numerous areas of anomalous soil geochemistry were related to boulders of mineralized float that was found in place in the rocks above.

Geophysical surveys including I.P., magnetics and electromagnetics were conducted over the massive sulphide showing. Some of the anomalous trends in each survey were confirmed by the other survey methods as zones of weak response associate with disseminated mineralization.

Trenching completed in 2000 identified the presence of "manto" and vein type mineralization that require follow up work to further the property evaluation. An initial budget of US$ 25,000 is proposed.

INTRODUCTION

Hudson Ventures Inc.. has agreed to purchase the "B1-4" property, located in the McConnell River District of Southeastern Yukon. The claims, totaling 4, cover occurrences of gold-silver bearing float mineralization located earlier and known massive sulphide mineralization. Previous exploration by other groups at B1-4 includes soil geochemical and VLF-EM geophysical surveys, geological mapping and bulldozer trenching. The Hudson Ventures Inc.'s property is considered to represent a geological environment permissive to contain significant gold-silver occurrences. A program of exploration is hereby recommended. The author is familiar with the claims having consulted on exploration programs conducted there during the 1980's and visited the property in 1999.


LOCATION INFRASTRUCTURE AND ACCESS

The McConnell River property is located 260 km northeast of Whitehorse, Yukon and 40 km south of Ross River, Yukon at latitude 61 35' N and longitude 132 35W (Figure 1). The claims straddle the headwaters of Seagull Creek and McConnell River and are situated 30 km east of the South Canol Road (Hwy 8).

A 20 km four-wheel drive road originating from the South Canol Road provides access to south Seagull Lake in the claims area. The main showing is connected to the access road by a 10 km four-wheel drive road. Access during the 2000 exploration season was by all-terrain vehicle initially, and then by road using 4x4 pickup trucks.



PHYSIOGRAPHY, CLIMATE AND VEGETATION

The McConnell River property is located within the St. Cyr Range of the Pelly Mountains. Moderate to steep mountainous terrain is cut by broad, brush-filled valleys. Elevations on the property range from 1060 meters to 3050 metres above sea level. Vegetation consists of spruce and dwarf balsam fir, juniper, alder and willow. Wildlife seen on the property is adapted to the short, warm summers and long, cold winters. Precipitation year-round is moderate. The best months for exploration work are mid-June through September inclusive.


PROPERTY

The property consists of 4 claims as detailed in Table 1 of this report, and shown on Figure 2. The four claim property on Claim Plan 105F-10 Watson Lake Mining District Yukon Territory consists of 208 acres.



                            TABLE 1

                          CLAIM STATUS

                      Claim NameGrant Numbers         Current Expiry Date
                       B1-4YB 92568 - YB 92571        June 17, 2003



HISTORY OF EXPLORATION

The McConnell River district was first explored by placer gold miners travelling along the major lakes and rivers of southwestern Yukon in the early 1890's, prior to the discovery of gold in the Klondike (1896). The first major exploration of the district commenced following the construction of the Canol Pipeline road as part of the World War II effort.

The region has been subject of several exploration booms since 1945 led by major mining companies including Noranda, RioTinto, Anaconda, Utah Mines, Equity Silver, Hudson Bay Mining and others. As a result of these regional exploration programs, several major mineral deposits were defined and an effective data base developed for the area.

The area now covered by Hudson Ventures' McConnell River claims has been included in various projects at different times since massive sulphide material was first located in 1962. The property or portions thereof have been explored by:
- the Pelly Minerals Syndicate (Canex, KerrAddison, Noranda and Homestake), which conducted hand trenching, mapping and a magnetic survey in 1963;
- Mayo Silver Mines Limited and Canol Mines Limited which bulldozer trenched and drilled 1452 metres (7 holes) in 1969;
- Seagull Joint Venture (Great Western Petroleum Corp. and Lornex Mines Ltd.) which carried out mapping and geochemical sampling in 1981;
- Equity Silver Mines Ltd., and Fairfield Mines Ltd. performed mapping, geochem sampling, geophysical surveying (Magnetics, I.P. and VLF) in 1987 and constructed 6.4 kilometres of roads and diamond drilled 8 holes in 1988.

The claims were acquired by the present owners who conducted geophysical (EM and Magnetics) and geochemical surveys, constructed a new access road and conducted bulldozer trenching from 1996 to 2000.

During the 2000 season a four-man exploration crew, based from Ross River, conducted a soil geochemical survey and VLF-EM and magnetometer geophysical survey's over part of the B1-4 claims. The surveys were undertaken to try to locate the source of gold-silver bearing float mineralization located earlier and to extend known massive sulphide mineralization. A bulldozer was utilized to rebuild part of a 4x4 access trail, and to trench sulphide showings. Geological mapping to investigate new target areas was carried out.

Hudson Ventures Inc. acquired the property in 2002.


REGIONAL GEOLOGY

The  McConnell  River  property lies in the St.  Cyr  Range  of  the  Pelly
Mountains, southeast of -the Tintina Fault. The geology and mineral deposits of the area have been studied by Wheeler et al, 1960; Tempelman-Kluit et al, 1974, 1975, 1976; Tempelman-Kluit 1977, 1979; Morin, 1981; Cordilleran Engineering, 1985; and Abbott, 1986, as well as a host of mining companies

The Goldwin property is on the western side of the Ketza-Seagull District as defined by Abbott (1986). The district is underlain by a miogeoclinical succession of clastic, volcanic and carbonate rocks, late Proterozoic to Triassic in age, deposited during shallow marine conditions near the margin of a stable continental platform (Tempelman-Kluit et al, 1976). This package has been foreshortened by large northeast directed thrust faults. The majority of the deposits on the Ram property are associated with the Seagull Uplift, and occur between the Lower Seagull and Upper Ram Thrusts
(Figure 3). Abbott has postulated that the uplift was a result of doming, caused by buried Cretaceous intrusions, and has inferred that the mineralization in the district was derived from these intrusions.

Morin (1981) proposed a model that related "cauldron facies" geology to associated mineralization in the belt of rocks between Seagull Creek and McConnell River. The "cauldron facies" is represented by near surface syenite intrusions, commonly postulated to be coeval with the Mississippian volcanic rocks in this area. Veins, skarns, breccia pipes, sediments and carbonates are spatially associated with the syenite bodies.

PROPERTY GEOLOGY

The geology of the property is presented on Figure 4. During the year 2000, the geology of the property re-examined and locally remapped. In most cases the rock nomenclature was confirmed and the structural relationship of the various units was reinterpreted. Outcrop distribution is typical of mountainous terrain with 95% occurring on ridges and peaks above the 1600 metre elevation. Below tree line outcrops are very sporadic and difficult to find.

The lithologies found in the property area are presented in Appendix B and are the unit numbers used in Figure 4.

The syenite has been described as coeval with the Mississippian volcanic flows and tuffs, and associated derived sediments. Evidence was found this season that the sediments have been thermally metamorphosed where they are in contact with syenite beneath the Klippa on the grid. Also, Tempelman-Kluit (1977) published a K/Ar age for syenite of 185 m.y. From the above it is concluded that the syenite is younger than the Mississippian sediments, and is probably of Lower Jurassic age.

The find grained to aphanitic syenite/trachyte found as a border phase near intrusion contacts is very difficult to distinguish meagascopically from the Mississippian felsic flows of rhyodacite composition. Both are white to light grey on a fresh surface, fine grained to aphanitic, and contain minor to locally abundant pyrite. It is possible that much of what has been mapped as 7b near syenite intrusions may be trachyte. The intermediate flows and tuffs are usually easily distinguishable because of their greenish colour.

The carbonate units could usually be distinguished with little difficulty, with the exception of the limestone underlying the skarn showings on the South grid. It varied from light grey to black but was uniformly find grained and unfossiliferous. It was locally silty or had siltstone or quartzite interbeds. This limestone horizon has been tentatively placed in unit 3, and designated 3a. The Silurian quartzite and buff dolomite are very distinctive units, useful as marker horizons.

The skarn mineralization referred to above was developed in dolomitic to locally calcareous quartzite (unit 3). The contact between the quartzite and the overlying Mississippian volcanic/sedimentary rocks (unit 7) could be a thrust plane or mark a major uniformity.

Blocks of older rocks mapped previously as being bounded by normal faults are now believed to be klippen or the edges of thrust sheets. These thrusts correlate with the Ram Thrusts of Abbott (1986). To the west of the property, the Seagull Creek Fault juxtaposes Cambro-Ordovician meta-sediments and Devono-Mississippian shale.

Diamond drill core from five of the seven holes drilled in 1969 in the vicinity of the massive sulphide showings was re-logged and integrated with the revised surface geology (Figure 7). It was found that much of what had been logged as dolomite (Canol Mines, 1969) was in fact altered syenite, and that the sulphides were hosted by syenite, marble or coarse grained calcite/dolomite. Both holes 5 and 6 intersected quartzite in the first 6
m. The marble/calcite may be the re-crystallized equivalent of the limestone found in the Silurian quartzite hosting the Skarn showings to the south. The Loon massive sulphide between the Skarn showings and the main showing, is also associated (hosted?) by coarse grained calcite.


SOIL GEOCHEMISTRY

The massive sulphide area (Ag, Au, Pb) was delineated previously by soil sampling. It extended northwesterly from the main showing to the Pika showing. Intermediate lines were sampled in 1987, for Au and Ag, confirmed the presence and extend of this anomaly. Mapping in the area determined that the anomaly was underlain by talus and scree containing numerous pieces of ankerite-quartz vein material variably mineralized with pyrite and/or galena. Veins of similar composition were found cutting the syenite in the bluffs above the anomaly.

No distinctive geochemical pattern was noted but it appears that soil geochemistry would be an effective exploration tool.

GEOPHYSICAL SURVEYS

A wide variety of geophysical techniques have been employed in this area, including IP and apparent resistivity, mise a la masse, total field magnetic, VLF electromagnetic and horizontal loop electromagnetic surveys. Geophysical surveys conducted over the massive sulphide zones in 2000 included VLF EM and magnetometer systems.

Summary Results are presented on Figure 4.

Two zones of anomalous I.P. and resistivity results were interpreted to be present on the claims.

Zone A is interpreted to strike across all of the detail grid survey lines, in a roughly north-south direction. The most anomalous I.P. effects are recorded on Line 220ON, in the vicinity of the main Grayling massive sulphide showing (#1 Figure 4). This IP zone is highlighted on Figure 4.

Zone B appears to be quite different from Zone A. It is generally a very broad feature, especially on the southern half of the grid, and is typified by large magnitude I.P. effects in conjunction with low apparent resistivity values. The large lateral extent of the zone suggests that a change in rock type, rather than a discrete feature of possible economic interest, maybe responsible for the observed readings.

The VLF-EM data interpretation has identified one conductor axis near the eastern end of the grid. This axis is approximately coincident with the western side of I.P. Zone B. It is felt that the same cause is responsible for both the low apparent resistivity values in the I.P. and resistivity data as well as the interpreted conductor axis in the VLF-EM data. The HLEM data suggests the presence of a single, very poor conductor and/or thin conductor located in the southeast corner of the grid, appears to mark the western flank of IP Zone B.

IP Zone B and the related EM conductors are not delineated on Figure 4.

      A number of geophysical methods have been used on the more wide ranging set of lines which constitute the reconnaissance grid. These include induced polarization and apparent resistivity, total field magnetics and VLF electromagnetics.


The main showing, consisting of three exposed sulphide bodies, was chosen as the test site for the geophysical techniques. VLF results were flat over the known mineralization, but may indicate a change in rock type in the valley bottom to the east of the showings. This "contact" is approximately aligned with the western edge of a strong IP anomaly which may be due to graphite or disseminated sulphides in a buried clastic or volcanic unit (graphite shale or pyretic 7b).

Sulphides intersected in diamond drill holes in the vicinity of the main sulphide showings were all highly oxidized and thus poor electrical conductors. The geophysically indicated lack of continuity between sulphide bodies may THUS be more apparent than real.

Other areas on the property were surveyed by magnetometer and VLF. A broad magnetic "anomaly" was defined coincident with a soil geochemical anomaly on the ridge east of the main showing. This anomalous area is at a contact between syenite and volcanics; no cause could be found in outcrop.

Three I.P. anomalies appear to be roughly coincident with weak VLF-EM anomalies. This could indicate the presence of a band of relatively conductive sulphide mineralization.

Results of the mise a la masse survey to test for the possible subsurface continuation of the Grayling showing mineralization, which is observed in outcrop near Station 2925E on Line 2200N, indicate that the massive sulphides constituting the showing are restricted to the immediate vicinity of the exposed mineralization. This conclusion is consistent with the results of the I.P. and resistivity survey, which suggests the presence of a polarizable, but non-conducting zone of mineralization striking through the area of the Grayling showing.

      The total field magnetics data, apart from several isolated points, appear to indicate the absence of any significant amount of magnetic mineralization.


CONCLUSIONS

The year 2000 exploration program at the McConnell River claims owned by Consolidated Goldwin Ventures Inc. confirmed the presence of "'manto" and vein-style mineral occurrence with significant potential on the property. Work programs to date have significantly narrowed down target areas permissive to host gold mineralization found locally as float boulders, and defined anomalous regions which may reflect

Almanto style silver-lead-zinc occurrences. Further exploration work including diamond drilling, is warranted and recommended for the property.

RECOMMENDATIONS

A program of exploration is recommended for Hudson Ventures Inc.'s property. Initially, detailed geophysical surveys utilizing new and more sensitive geophysical techniques to enhance the data base on the presently known mineralized areas at depth. A drilling program of 1200 metres to evaluate the data acquired during these geophysical surveys should follow.

RECOMMENDED BUDGET

                                                     US$
Phase I        Geological Review                  $ 2,000
               Sampling and Assaying              $ 2,000
               Exploration Grid                   $ 4,000
               Geological Mapping                 $ 4,000
               Geophysical Surveys
               Induced Polarization
               Ground Magnetometer
               Min   -    Max         (EM)        $10,000
               Consulting and Report Writing      $ 3,000
                              Phase I Total       $25,000

Phase II    Drilling 1200 Metres HQ  $100/metre  $120,000
            Geological Mapping                   $  5,000
            Geophysical Surveying                $ 20,000
                                                  =======
                              Grand Total        $170,000
The Recommended Budget includes provision for mobilization and support costs.






EXHIBIT 6.1














INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of Hudson Ventures Inc. on Form SB-2 of our Auditors' Report, dated August 9, 2002, on the balance sheet of Hudson Ventures Inc. as at July 31, 2002, and the related statement of loss and deficit accumulated during the exploration stage, statement of cash flows and statement of stockholders' equity for the period from inception on November 30, 2001 to July 31, 2002.

In addition, we consent to the reference to us under the heading "Interests Of Named Experts And Counsel" in the
Registration Statement.




Vancouver, Canada
"Morgan & Company"

August 14, 2002
Chartered Accountants

















Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

      (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

                                Hudson Ventures Inc.
                                By: /s/ Dana Upton, President, Secretary
                                                    And Treasurer

                                   /s/ Nikolaos Bekropoulos, director

                                  /s/ Philip Taneda, Director